As filed with the Securities and Exchange Commission on October 3, 2023

Registration No. 333-267325

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 6)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MED-X, INC.
(Exact name of registrant as specified in its charter)

Nevada	2800	46-5473113
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8236 Remmet Avenue

Canoga Park, California 91304

(818) 349-2870

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Mills

Chief Executive Officer

Med-X, Inc.

8236 Remmet Avenue

Canoga Park, California 91304

(818) 349-2870

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur Marcus, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas New York, New York 10036 Tel: (212) 930-9700 Fax: (212) 930-9725	David E. Danovitch, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3060 Fax: (202) 660 3001

(Approximate date of commencement of proposed sale to the public)

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	OCTOBER 3, 2023

1,150,000 Shares of Common Stock

MED-X, INC.

This is a firm commitment initial public offering of 1,150,000 shares of our common stock, par value $0.001 per share, at an assumed initial public offering price of $5.00 per share, the midpoint of the range discussed in the following sentence. We currently estimate that the initial public offering price per share of our common stock will be between $4.00 and $6.00. No public market currently exists for our common stock. We are offering all of the shares of common stock offered by this prospectus.

We have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MXRX”. No assurance can be given that our application will be approved. We will not consummate this offering unless our application for listing of our common stock on Nasdaq is approved.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

On August 22, 2023, the board of directors of the Company (the “Board”) approved a 1-for-60 reverse stock split of our outstanding common stock effective immediately following the effective time of the registration statement of which this prospectus forms a part but prior to the listing of our common stock on Nasdaq and the closing of this offering. The number of shares of common stock offered by this prospectus and all other applicable information has been determined based on an assumed initial public offering price of $5.00 per share, which is the midpoint of the range discussed above. The actual initial public offering price of the shares will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed initial public offering price per share of common stock used throughout this prospectus may not be indicative of the actual initial public offering price per share of common stock. See “Determination of Offering Price” for additional information.

Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our historical financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock of the Company as of the date of this prospectus at an assumed 1-for-60 ratio to occur immediately following the time when the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission (the “SEC”) but prior to the listing of our common stock on Nasdaq and the closing of the offering.

As of the date of this prospectus, Mr. Matthew Mills, our Chairman and Chief Executive Officer, currently beneficially owns approximately 6.2% of the outstanding shares of common stock and 10,000 shares of the Company’s Series A preferred stock with super-voting rights, par value $0.001 per share (the “Series A Preferred Stock”). The aforementioned provides Mr. Mills with 54.3% of the voting power of our voting stock. Upon the closing of this offering, Mr. Mills will beneficially own approximately 54.1% of the total voting power of our voting stock (approximately 54.0% if the over-allotment is exercised in full) and our officers and directors will own collectively 56.1% of the voting power of our voting stock upon the closing of this offering (approximately 55.9% if the over-allotment is exercised in full). We currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a “controlled company” under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq. For additional information concerning our reporting obligations pursuant to Regulation A+ (Tier 2), see “Prospectus Summary -- Implications of Being a “Controlled Company” under Nasdaq Listing Rules,” on page 4 and –“Risk Factors – Risks Relating to Our Business -- Our business is subject to various government regulations.”

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of the Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	No Exercise	Full Exercise(2)
Public offering price	$	$	$
Underwriting discounts and commissions (8%)(1)	$	$	$
Proceeds, before expenses, to Med-X, Inc.	$	$	$

___________

(1)

In addition to the underwriting discounts and commissions, we have also agreed to (i) reimburse Maxim Group LLC, the representative of the underwriters (the “Representative”), for certain expenses, and (ii) issue warrants to purchase up to 5% of the shares of our common stock sold in the offering (except that, such warrants will be for 3% of the shares of common stock sold in the offering with respect to any investors identified and introduced by the Company), including any shares of common stock sold upon exercise of the Representative’s over-allotment option, exercisable at a price per share equal to 125% of the initial public offering price of the shares of our common stock offered hereby. See “Underwriting” for a description of the compensation payable to the underwriter.

(2)

We have granted a 45-day option to the Representative to purchase up to 172,500 additional shares of common stock based on an assumed initial public offering price of $5.00 per share, as set forth above (15% of the shares of common stock sold in this offering), at the initial public offering price per share less underwriting discounts and commissions.

The underwriters expect to deliver the securities to purchasers in the offering on or about        , 2023.

Maxim Group LLC

The date of this prospectus is                   , 2023

We use our registered trademark, Med-X, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us to which we have referred you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

Information contained in, and that can be accessed through our website, https://www.MEDX-RX.com/, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the shares offered hereunder.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read the following summary together with the more detailed information regarding us and our common stock being sold in the offering, including the risks of investing in our common stock discussed under “Risk Factors,” beginning on page 6 and our historical condensed combined financial statements and the related notes appearing elsewhere in this prospectus, before making an investment decision. For convenience, in this prospectus, unless the context suggests otherwise, the terms “we,” “our,” “our company,” “Company” and “us” and “Med-X” refer to Med-X, Inc., a Nevada corporation, and its consolidated subsidiaries as a whole. Med-X is currently subject to the reporting requirements of Regulation A+ (Tier 2) and has been subject to these requirements since November 3, 2015.

Overview

Med-X, Inc. was incorporated in Nevada in February 2014 in order to originally engage in the following businesses: (a) publishing content about the cannabis industry for industry participants and the general public through our online publication, The Marijuana Times, which has been publishing articles since 2015, (b) growing and selling cannabis on a wholesale basis, initially for the California medical cannabis market, which business the Company may engage in if the federal government declares it legal to do so, (c) supplying related agricultural products to growers of agricultural products, which the Company is already engaged in by supplying its Nature-Cide pest control products to growers of agricultural products, which may include cannabis and hemp cultivators through the Company’s distribution venues, and (d) developing and selling commercial medicinal supplements based on beneficial compounds extracted from cannabis if the federal government declares it legal to do so. Because the federal government has not descheduled marijuana and the U.S. Food and Drug Administration (“FDA”) has not clarified its position with respect to non-tetrahydrocannabinol Cannabidiol (“CBD”) products, the Company has not moved forward with engaging in the originally contemplated businesses relating to cannabis and CBD products.

On April 16, 2018, we completed a merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), our 99% owned subsidiary (the “Merger”). We plan to continue our efforts to acquire other companies that have similar business models to ours - developing natural products, as well as offering pest control services nationally. Our management believes it can create strong value for shareholders by acquiring companies that have growing revenue and assets in an attempt to bolster our revenue and assets. We have no current binding agreements to acquire any other entity.

We are currently primarily engaged in the business of supplying environmentally friendly health and wellness products to various industries, including but not limited to the professional pest control industry, over the counter pharmacies through distribution partnerships, as well as directly to consumers.

We strive to be perceived as a health and wellness company offering a series of all-natural and environmentally friendly “green” products and service protocols to other companies and consumers who are also looking to reduce exposure to chemicals and toxins in their personal lives and communities. Our primary source of revenue is derived from products offered through the following four separate divisions and trade names: Nature-Cide, Thermal-Aid, Malibu Brands and Advertising. In 2021, Nature-Cide sales accounted for approximately 56.6% of revenue, Thermal-Aid approximately 40.7% of revenue, Malibu Brands approximately 2.2% of revenue and Advertising approximately 0.5% of revenue. In 2022, Nature-Cide sales accounted for approximately 42.7% of revenue, Thermal-Aid approximately 47.8% of revenue, Malibu Brands approximately 9.4% of revenue and Advertising approximately 0.1% of revenue.

 Nature-Cide products are all-natural essential oil blends to be used for indoor and outdoor pesticide, insecticide and/or as a repellent. Nature-Cide® products are currently being deployed within multiple industries, including professional commercial and residential pest control, turf care, janitorial, hospitality, transportation, vector control, as well as school districts and agriculture, including the cannabis and hemp industries. Our Nature-Cide® division products have one licensed patent, which is a composition of matter and method patent, and some of these products are made according to our own unique formulations.

Second, our Thermal-Aid® division offers a line of all-natural products which are based on a clinically proven and patented therapeutic heating/cooling modality specifically designed for the medical field to reduce swelling, for therapy and to relieve various pain issues affecting adults, children and animals.  The Thermal-Aid® product lines consist of our basic heating and cooling packs, the Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System®. We have three licensed utility patents for our Thermal-Aid® products.

Our third product division is Malibu Brands which has developed an all-natural topical homeopathic cream product designed to treat aches and pains and stimulate overall personal health and well-being. This all-natural essential oil pain management cream is based upon the patented formulation in the Thermal-Aid Headache Relief System®.

1

Nature-Cide® and Thermal-Aid® products are currently available via third-party wholesale distribution outlets positioned around the United States.  We also make the Nature-Cide®, Thermal-Aid® and Malibu-Brands products available directly to consumers through various online marketplaces including Amazon.com, Walmart.com, Kroger.com and our own websites, www.medx-rx.com, www.nature-cide.com. www.thermal-aid.com, and www.malibu-brands.com.

We are currently conducting extensive research, development and testing of multiple newly formulated solutions derived from our Nature-Cide All Purpose Commercial Concentrate product and our Nature-Cide Pest Management X2. Our anti-mosquito solution formulation has been in field and laboratory testing since late 2020 and is currently undergoing efficacy and toxicity tests to qualify for state environmental protection agency registration for the domestic markets, as well international registration for export. This process is lengthy and could take until early 2024 to prepare what is needed to begin the regulatory approval process.

We also operate the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes media content regarding cannabis and hemp industries to generate revenue from advertisers and traffic optimizing venues. This platform has been publishing cannabis industry news and information since its launch in July 2015. The content is designed to cover a wide variety of topics relating to the cannabis and hemp industries on an ongoing basis, including news and current events, as well as the business, financial, legislative, legal, cultural, medical, scientific and technological aspects of the industry on a national and international scale. Stories, columns, advice and analysis come from a combination of regular consultants, contributors, freelance and staff writers, Company personnel and public news sources. The Company may eventually add online ecommerce to its website, offering branded industry products for sale from third party suppliers and from its own product lines, subject in all cases to compliance with applicable federal and state law. The network includes smart phone and tablet applications, and its original content is distributed across several digital platforms including web, Native iOS, Vimeo Video, YouTube, Apple Podcast Audio and Apple News.

Our Growth Strategy

We intend to position Malibu Brands as a homeopathic, botanical, topical, all-natural alternative to traditional everyday pain management methods for consumers of all ages who may suffer from various ailments, including, but not limited to, arthritis, joint pain, headaches and back pain who seek natural pain remedies. We initially launched the Malibu Brands topical product, “Pacific Pain Relief Cream”, which is now available via ecommerce. After the launch of the first product, we began development of other versions of the product that, when completed and provided that federal legality is clarified and the FDA’s position on CBD is resolved, could potentially contain full spectrum CBD extracted from industrial hemp and cannabis. Social media marketing, advertising and public relations is continuous and is being used to spread awareness and drive traffic to the product to drive product sales with the goal of continuing to build loyalty and social proof around for our products from our core, first early adapters, and take that feedback to pharmacy retailers and government and insurance-based providers that could cover the cost of the Malibu Brands “Pacific Pain Relief Cream” for the consumer patients. We plan to attend distribution and pharmacy tradeshows and educational programs, as well as provide support to the public movement to hold pharmaceutical companies accountable and to help curb the opioid epidemic by educating healthcare providers and communities on the availability of alternative everyday pain relief products like the “Pacific Pain Relief Cream.”

Besides supplying Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply products, including Nature-Cide insecticides, pesticides, granular and soil blends to distributors who may sell to legally operating hemp and cannabis agricultural operators. As these core businesses evolve, and provided it becomes legal to do so, we may seek to develop and monetize techniques for the recognition and extraction of hemp and cannabis compounds for the medical industry. The Company and its subsidiary, Pacific Shore, are currently generating revenue from the Nature-Cide, Thermal-Aid, Malibu-Brands and The MJT Network divisions, however we are not yet profitable.  We are actively positioning the Nature-Cide and Thermal-Aid brands with major distribution and marketing. If and when the federal government declares cannabis and hemp to be legally salable in the United States, we also plan to address the needs required to support the fast-paced emerging cannabis and hemp industries. Currently, the Malibu Brands and The MJT Network divisions account for an immaterial percentage of the Company’s revenue.

2

Other Funding Arrangements

On August 5, 2021 (the “Effective Date”), we entered into a Share Purchase Agreement (the “SPA”) with Gem Global Yield LLC SCS (“GEM” or the “Purchaser”) and Gem Yield Bahamas Limited (“GYBL”).  Pursuant to the SPA, we may sell to the Purchaser from time to time up to $100,000,000 (the “Aggregate Limit”) in shares of our common stock.  Pursuant to the SPA, the Company may issue a draw down notice pursuant to which the Company may sell the Purchaser an amount of shares that shall not exceed 400% of the average daily trading volume for the 30 days immediately preceding the Draw Down Exercise Date (as defined in the SPA). The per share price shall equal 90% of the average applicable Daily Closing Price (as defined in the SPA) of the Company’s common stock during the applicable draw down pricing period.  Following the listing of the Company’s common stock on Nasdaq, the Company may issue a Draw Down Pricing Period (as defined in the SPA) for up to $10,000,000 of the Aggregate Limit (as defined in the SPA). Unless earlier terminated as provided thereunder, the SPA terminates automatically on the earliest of (i) thirty-six (36) consecutive months from when we list on Nasdaq; (ii) five (5) years from the Effective Date (as may be extended as provided in the SPA), and (iii) the date the Purchaser shall have purchased the Aggregate Limit. We have agreed not to make any Draw Downs for 90 days after the date of this prospectus and not to Draw Down in excess of $20,000,000 during the first 12 months following the date of this prospectus.

Pursuant to the SPA, in consideration for these services, we agreed to pay GEM and GYBL the following consideration: a commitment fee equal to two (2) percent of the Aggregate Limit (the "Commitment Fee"), deliverable as described in the SPA. The Commitment Fee may be paid in cash from the proceeds of the Draw Downs (as defined in the SPA) or in freely tradeable shares of common stock of the Company valued at the Daily Closing Price at the time of such payment, at the option of Med-X. Med-X shall pay one percent (1%) of the Commitment Fee on or before the twelve (12) month anniversary of the Public Listing Date (as defined in the SPA), and Med-X shall pay the remaining amount of such Commitment Fee on or before the twenty (20) month anniversary of the date our shares of common stock are listed on Nasdaq. On the Effective Date, we issued GEM a warrant granting GYBL the right to purchase shares of our common stock having an expiration date that is the third anniversary of the date our shares are listed on Nasdaq , granting GYBL the right to purchase, at the exercise price and upon the terms set forth more fully in the SPA, up to the number of shares of common stock that is equal to 4% of the total number of common stock outstanding as of the date our shares of common stock are listed on Nasdaq.

Pursuant to a Registration Rights Agreement, dated August 5, 2021, between us, the Purchaser and GYBL (the “Registration Rights Agreement”), no later than three (3) months following the date on which our shares of common stock are first listed to trade on Nasdaq (the “Filing Deadline”), we are obligated to file a registration statement with the SEC to register the shares of common stock issuable pursuant to the SPA. Pursuant to the Registration Rights Agreement, we are obligated to have the registration statement declared effective by the SEC on the earlier of (A) the 60th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which the registration statement is filed with the SEC and (B) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be reviewed.

Recent Developments

On September 15, 2023, the Company entered into an Agreement for the Purchase and Sale of Capital Stock (the “Napco SPA”) with Joseph Winograde, pursuant to which, we purchased from Mr. Winograde 49% of the outstanding capital stock of Napco Painting Contractors, Inc. (“Napco”). Napco is wholly owned by Mr. Winograde. Pursuant to the Napco SPA, in exchange for the 49% interest in Napco, the Company agreed to pay Napco $500,000 in cash in January 2024 and issued to Napco a convertible promissory note (the “Napco Note”) in the principal amount of $2,500,000 (collectively, the “Napco Transaction”). The Napco Note will convert into shares of common stock of the Company at the closing of this offering based on the initial public offering price. Based on an assumed initial public offering price of $5.00 per share, the Napco Note will convert into 500,000 shares of common stock upon closing of this offering. The Napco Note bears a 4.0% annual interest rate. In connection with the Napco Transaction, the Company, Napco and Joseph Winograde entered into a Purchaser’s Rights Agreement on September 15, 2023 which provides the Company certain protections as a minority stockholder of Napco. The Purchaser’s Rights Agreement provides that Mr. Winograde will be required to enter into an agreement with the Company that provides that Mr. Winograde and the Company each will vote their shares in favor of a transaction in which 50% or more of the voting power of Napco is transferred or upon any other Deemed Liquidation Event (as defined in the Purchaser’s Rights Agreement) and which is approved by the holders of 60% of the outstanding shares of common stock of Napco. The Purchaser’s Rights Agreement also provides that if Napco proposes to offer or sell any New Securities (as defined in the Purchaser’s Rights Agreement), Napco will first offer such New Securities to the Company, and that Napco will deliver to the Company certain annual and quarterly financial statements.

In the event that the Company’s common stock is not trading on Nasdaq within 90 days of the issuance date of the Napco Note, or December 14, 2023, the Napco Note will be cancelled and the Napco SPA will be terminated and unwound unless otherwise agreed to by the parties. The Napco Transaction closed on September 15, 2023 and is deemed effective for accounting purposes on October 1, 2023.

3

Napco is an environmentally friendly commercial and residential painting company operating in the Napa Valley region of Northern California for over 20 years. Napco customers include many established wineries, resorts, commercial buildings, restaurants, housing projects and estate properties. In early 2022, the Company’s Nature-Cide division began development of a unique Nature-Cide insecticidal painting additive which can be blended into paint/stains which repels various wood destroying insects, pests and birds. The Company is in its second generation formulation and expects to begin efficacy testing to prepare for state environmental protection agency office registration with hopes of releasing for sale and commercial use in early- to mid-2024. The Company believes that the Napco painting platform will enable the Company to test and showcase the insecticidal paint additive product’s effectiveness within the painting industry, which includes the painting manufacturing sector as well as other painting contractors nationally through the existing clients of Napco. The Company also intends to operate a Nature-Cide pest control service business from within Napco, similar to the Nature-Cide services in Southern California. The Company will assist Joseph Winograde and Napco in obtaining all necessary pest control licenses for its personnel as well as in building a service truck to jump start this new service division utilizing the Company’s products in Northern California. Napco employees will also be taught to use the Company’s full line of Nature-Cide products, and the Company will utilize its California license to facilitate this new Nature-Cide service division within Napco. Joseph Winograde is the brother of Lester Winograde who is an outside attorney for the Company handling general legal and business affairs.

On September 25, 2023 the Company entered into an international distribution agreement, with the Australian arm of Ensystex, Inc., one of our current United States distribution partners located in Fayetteville North Carolina (“Ensystex”), effective October 1, 2023. Ensystex has been purchasing Nature-Cide products in bulk from the Company for over one year. From the beginning of the distribution relationship, Ensystex has been marketing the Nature-Cide products on a national basis through mainstream pest control media outlets such as PCT (Pest Control Technology) and PMP (Pest Management Professional) magazines, which along with Ensystex’s current customer base, continues to draw regular sales of the Nature-Cide products to pest control operators nationally. The Company has been testing the Nature-Cide products in various regions for several years with multiple pest control professionals that have a relationship with both Ensystex and the Nature-Cide division of Med-X, Inc. The new distribution relationship will cover the following countries: Australia and associated islands, United Arab Emirates, Qatar, French Polynesia, New Caledonia, New Zealand, Fiji, Singapore, Malaysia, Brunei Darussalam, Philippines, Thailand, Laos, Myanmar (Burma), Indonesia, Hong Kong, Macau, Vietnam, Cambodia, South Africa, Mauritius, Seychelles, Maldives, Botswana, Zimbabwe, Namibia, Iraq, Israel and the Democratic Republic of Congo. Ensystex will be responsible for obtaining and maintaining any and all regulatory registrations and or authorizations that are required to sell or use Nature-Cide products within any country or political subdivision within the geographical areas listed above. All expenses associated with the approval or authorization process will be borne by Ensystex. Ensystex will continue, at its expense, to engage and maintain a sales and service organization in all of the territories above, which are to be staffed with such experienced personnel as are necessary to enable Ensystex to perform its obligations under the agreement. Ensystex will ensure that its sales and service force have proper knowledge in the field of pest control and are adequately trained in the nature and use of the Nature-Cide products.

Regulatory Considerations

Pursuant to guidelines from the United States Environmental Protection Agency (the “EPA”), the Company believes that its Nature-Cide products are a minimum risk pesticide.  Because the EPA has determined that certain “minimum risk pesticides” pose little to no risk to human health or the environment, the EPA has exempted them from the requirement that they be registered under the Federal Insecticide, Fungicide, and Rodenticide Act. Generally, the FDA and USDA do not review products that claim to meet the criteria for determining whether a product is exempt from pesticide regulation. Rather, the producer of the product is responsible for evaluating whether the product meets the criteria.

Although the FDA and USDA do not require “minimum risk pesticides” to be registered, various states require product label registration. The Company’s Nature-Cide products are registered in the following states: Alabama, Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming.

Additionally, the Company believes that our Thermal-Aid product is exempt from FDA requirements. The product is basically treated as a heating and cooling pack which is exempt from FDA registration. The Company does not believe that our Malibu Brands product is subject to FDA registration as it is a homeopathic cream which does not require registration with the FDA. The MJT Network does not produce or sell any products. It is merely an industry publication that features stories focusing on companies who are involved in the cannabis industry. Accordingly, the Company does not believe that the activities of the MJT Network are subject to any government regulation.

4

Reverse Stock Split

Our Board has approved a 1-for-60 reverse stock split of our outstanding common stock. The Company will implement the reverse stock split immediately following the effective time of the registration statement of which this prospectus forms a part but prior to the listing of our common stock on Nasdaq and the closing of this offering. The ratio of the reverse split was arrived at in order to achieve a valuation that the Company and the underwriter believed would be acceptable to potential investors. We intend for our Board to effect such reverse stock split in connection with the consummation of this offering and our intended listing of our common stock on Nasdaq, however we cannot guarantee that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on Nasdaq, or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split.

Each occurrence of financial information outside of the financial statements applies on a post-split basis. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 300,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at a 1-for-60 ratio to occur immediately following the effective time of the registration statement of which this prospectus forms a part but prior to the closing of this offering.

Regulation A+ Offering

On November 3, 2015, we received qualification from the SEC to proceed with the Company’s public offering of its common stock pursuant to Regulation A (Regulation A+) of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. We have been subject to the reporting requirements of Regulation A+ (Tier 2) since we were declared qualified by the SEC on November 3, 2015. For additional information concerning our reporting obligations pursuant to Regulation A+ (Tier 2), see “Risk Factors – Risks Relating to Our Business -- Our business is subject to various government regulations.”

Implications of Being an Emerging Growth Company and Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

·	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2026. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and, as long as we continue to qualify as an emerging growth company, we may elect to take advantage of this and other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year.

Implications of Being a “Controlled Company” under Nasdaq Listing Rules

As of the date of this prospectus, Mr. Matthew Mills, our Chairman and Chief Executive Officer, currently beneficially owns approximately 6.2% of the shares of common stock and 10,000 shares of Series Preferred Stock. The aforementioned provides Mr. Mills with 54.3% of the voting power of our voting stock. Upon the closing of this offering, Mr. Mills will beneficially own approximately 54.1% of the total voting power of our voting stock (approximately 54.0% if the over-allotment is exercised in full) and our officer and directors will own collectively 56.1% of the voting power of our voting stock upon the closing of this offering (approximately 55.9% if the over-allotment is exercised in full). We currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a “controlled company” under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq, including the requirements (i) that a majority of the Board consist of independent directors, (ii) to have a governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (iii) to have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (iv) that the compensation committee consider certain independence factors when engaging legal counsel and other committee advisors and (v) for an annual performance evaluation of the governance and compensation committees

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of the Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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THE OFFERING

Issuer	Med-X, Inc., a Nevada corporation

Common Stock offered by us	1,150,000 shares, based on an assumed public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.(1)

Over-allotment option

We have granted the Representative a 45-day option to purchase up to an additional 172,500 shares of common stock (15% of the shares of common stock sold in this offering), based upon an assumed public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, from us at a price per share equal to the public offering price per share, less the underwriting discount and commissions payable by us, solely to cover over-allotments, if any.

Shares of common stock outstanding prior to the offering (2)	3,406,436 shares

Common stock to be outstanding immediately after this offering(2)(3)	5,180,436, or 5352,936 shares if the Representative exercises in full its option to purchase additional shares of common stock.

Use of proceeds

We estimate the net proceeds from this offering will be approximately $4.9 million or $5.7 million, if the Representative exercises its over-allotment option in full, after deducting the underwriting discount and commissions and estimated offering expenses, and assuming no exercise of any Representative’s Warrants. We currently intend to use the net proceeds received from this offering to enhance our marketing efforts, hire key personnel in sales and management, register our products internationally, conduct research and development and for working capital including any acquisitions that we may undertake.  See “Use of Proceeds” on page 17.

Representative warrants

We have agreed to issue to the Representative (or its designated affiliates) warrants (the “Representative Warrants”) to purchase up to 66,125 shares of common stock based upon an assumed public offering price of $5.00 per share (equal to 5% of the total number of shares of common stock sold in this offering, including any common stock sold pursuant to the over-allotment option; however such number of shares will be reduced to 3% with respect to any investors identified and introduced by the Company). The Representative Warrants are not redeemable, and will be exercisable during the period beginning on the date that is six months from the date of commencement of sales of common stock in connection with this offering and ending on the fifth anniversary date of such date at an exercise price of 125% of the public offering price per share. The registration statement of which this prospectus forms a part also registers the Representative Warrants and the common stock underlying the Representative Warrants. See “Underwriting— Representative Warrants” in this prospectus for more information regarding the Representative Warrants.

Risk factors

This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Lock-up agreements

We, along with our directors, officers, and any beneficial holders of 4% or more of our common stock or securities convertible into or exercisable for our common stock have agreed with the Representative to enter into agreements not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the closing date of this offering. See “Underwriting” beginning on page 51.

Trading symbol

We have applied to list our common stock on Nasdaq under the symbol “MXRX”. We believe that upon completion of this offering, we will meet the standards for listing on Nasdaq, however, we cannot guarantee that we will be successful in listing our common stock on Nasdaq. We will not consummate this offering unless our common stock is approved for listed on Nasdaq.

Reverse stock split

We expect to effect a 1-for-60 reverse stock split of our outstanding common stock effective following the effective time of the registration statement of which this prospectus forms a part but prior to the listing of our common stock on Nasdaq and the closing of this offering. The ratio of the reverse split was arrived at in order to achieve a valuation that the Company and the underwriter believed would be acceptable to potential investors.

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______________

(1)	The actual number of shares of common stock that will be outstanding after this offering will be determined based on the actual public offering price.
(2)

Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 3,406,436 shares of common stock outstanding as of October 3, 2023 after giving effect to our planned reverse stock split at a ratio of 1-for-60, but does not include, as of that date (i) 24,000 shares of common stock to be issued to a consultant at the closing of the offering at the public offering price based on an assumed public offering price of $5.00 per share, (ii) 66,083 shares issuable upon the exercise of outstanding options, (iii) 4,690 shares of common stock issuable upon the exercise of outstanding warrants, (iv) shares issuable pursuant to the SPA (as defined in “Other Funding Arrangements” on page 3 of this prospectus), and (v) 100,000 shares to be issued to our chief executive officer upon conversion of a note held by him that will convert to common stock at the public offering price based on an assumed public offering price of $5.00 per share (see “Line of Credit Agreement” on page 24).

(3)

The number of shares of common stock shown above to be outstanding after this offering gives effect to our planned reverse stock split at  a ratio of 1-for-60, and assumes the issuance of (i) 500,000 shares of common stock upon conversion of the Napco Note based on an assumed public offering price of $5.00 per share, (ii) 100,000 shares to be issued to our chief executive officer upon conversion of a note held by him that will convert to common stock at the public offering price based on as assumed public offering price of $5.00 per share, and (iii) 24,000 shares of common stock to be issued to a consultant at the closing of the offering at the public offering price based on an assumed public offering price of $5.00 per share. It does not include (i) 66,083 shares issuable upon the exercise of outstanding options, (ii) 4,690 shares of common stock issuable upon the exercise of outstanding warrants, and (iii) shares issuable pursuant to the SPA (as defined in “Other Funding Arrangements” on page 3 of this prospectus).

Unless otherwise indicated, all information in this prospectus assumes no exercise by the Representative of its option to purchase additional shares of common stock solely to cover over-allotments, if any, and no exercise of the Representative Warrants.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Med-X, Inc. has a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We were formed in February 2014 to originally engage in the business of (a) publishing content about the cannabis industry, primarily online, for industry participants and the general public, (b) growing and selling cannabis on a wholesale basis, initially for the California medical cannabis market, which the Company may engage in if the federal government declares it legal to do so, (c) supplying related agricultural products to other commercial cannabis growers which the Company may already be engaged in by supplying its Nature-Cide pest control products to cannabis and hemp cultivators through the Company’s national distribution venues, and (d) developing and selling commercial medicinal supplements based on beneficial compounds extracted from cannabis if the federal government declares it legal to do so. Because the federal government has not legalized marijuana and the FDA has not clarified its position with respect to CBD products, the Company has not moved forward with engaging in the CBD or marijuana businesses. We have also launched our cannabis news website, and commenced marketing Nature-Cide, but have not yet launched the other components of our original business plan.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has not generated revenues sufficient to cover operating expenses and has incurred losses. We had an accumulated deficit of $27,993,836 as of June 30, 2023 and $24,491,292 as of December 31, 2022. Further, we expect to incur a net loss for the fiscal year ending December 31, 2023 and thereafter, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenue adequate to generate sufficient cash flow from operations or obtain funding from this offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. The Company contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

We may not have adequate capital to fund our business.

If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business.

The COVID-19 pandemic has had and may continue to have a material adverse impact on our operating results, financial condition and business performance.

In December 2019, a strain of Coronavirus known as COVID-19 was reported in China, and in January 2020, the World Health Organization declared it a Public Health Emergency of International Concern. This contagious disease outbreak, which has continued to spread to other countries, and related adverse public health developments, has adversely affect the Company and its customers and suppliers as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak. The restrictions required us to furlough all but two employees. Our operations were deemed Essential, so these two employees handled our product fulfillment. Also, the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Marketing Officer and Executive Vice President supported business efforts remotely without drawing a salary for one month. After one month, the executive management team agreed as a group to take a significant salary reduction (approximately 48%). Our supply chain that supports our main product lines were impacted as well by COVID-19 which resulted in significant delays in delivery of materials for our product production causing delays in delivery to our customers. Our ability to raise capital was negatively impacted as potential investors, who were affected by COVID-19 themselves, became hesitant to invest or were not in a position to invest due to the state of the country’s economy. This resulted in the Company needing to delay payments to vendors which impacted our credit with some of our vendors.  Continued outbreaks of COVID-19 may further have a negative impact on our operations.

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We cannot assure that we will develop additional products in the future.

We have developed only three products lines, Nature-Cide, Thermal-Aid, and Malibu Brands. While we are currently developing a mosquito control product based on the formulation of our Nature-Cide All Purpose commercial concentrate product, we cannot assure that we will successfully develop, commercialize or sell a mosquito control product or any other products besides the existing Nature-Cide, Thermal-Aid, and Malibu Brands products, or that we will reach profitably or conduct any other business on a consistent basis. The lack of product diversity could adversely affect our financial condition and operating results and expose investors to a complete loss of their investment in us if our existing products fail to achieve sufficient sales to maintain us or enable us to earn a profit.

Our ability to protect our intellectual property is uncertain.

We have filed several applications with the United States Patent and Trademark Office for service marks and trademarks. While we have been granted several service marks and trademarks, we still have applications pending for other marks. We cannot assure you that we will be successful in obtaining the service marks or trademarks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business could be materially adversely affected. In addition to the two Thermal-Aid patents licensed to us by our Mr. Mills, and the three patents licensed to us by Dr. Morton Hyson, one of our directors, we currently have one patent that was issued in October 2021 by the United States Patent and Trademark Office related to our Nature-Cide infused soil. We cannot assure you that we will be successful in obtaining any further patents, that any applications will not be challenged, that others will not attempt to infringe upon our patents should they be awarded, or that these patents will afford us any protection or competitive advantages. The existing patents (held by Mr. Mills and Dr. Hyson covering Thermal-Aid products may not protect us from legal challenges by competitors or infringement by third parties. There is no royalty in place related to the two patents licensed to the Company by Mr. Mills. Dr. Hyson does receive a royalty of 5% of the product sales related to his three patents. Since inception through June 30, 2023, Dr. Hyson has received a cumulative total of $23,694 in royalties.

We may not be able to successfully compete against companies with substantially greater resources.

The health and medical therapy, essential oils, and insecticide industries are intensely competitive, and we expect competition to intensify further in the future. We are also subject to intense competition from chemical insecticides, as well as other all-natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure you that Nature-Cide will compete effectively and experience continuing and growing sales. As a supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of consumer goods to retailers. We cannot assure that we will continue to obtain supply contracts with Walmart.com, Ralphs, or from any other retailers. Barriers to entry are relatively low, and current and new competitors can launch new products that compete in the marketplace. We currently or potentially compete with a number of other companies, including a number of large health and medical therapy, essential oil, and insecticide brand name manufacturers that have greater financial and managerial resources, more experience in developing products, and greater name recognition than we have.

We will not stock inventory for third-party products and will rely on filling orders on a real-time basis.

We do not have the resources or facilities to stock a large amount of inventory. As a result, we do not expect to stock any material amount of inventory for the products we will sell, and we will instead rely on third-party vendors to fill orders on a real-time basis. As a result, we may experience delays in shipping products if our third-party vendors are not able to timely fulfill our orders, which could cause our revenue to suffer.

Disruptions in our relationships with any one of our key distributors could adversely affect our results of operations.

A substantial portion of our sales is derived from our top distributors. For the six months ended June 30, 2023 and the year ended December 31, 2022, our largest two distributors accounted for approximately 25% and 11% of our sales and our largest two distributors accounted for approximately 19% and 32% of our sales during such time, respectively. We cannot guarantee that we will be able to generate similar levels of sales from our largest distributors in the future. Should one or more of these distributors substantially reduce their purchases from us, our results of operations could be materially adversely affected. We anticipate this concentration to continue for the foreseeable future.

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We may be required to collect sales and other taxes from buyers outside of California.

We do not collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We file quarterly sales tax returns with the State of California. However, other states may seek to impose sales tax collection obligations on out-of-state companies such as us, which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results of operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations.

We are subject to various federal, state and local laws affecting therapeutic medical and insecticide products. The Federal Trade Commission, the Federal Food and Drug Administration and equivalent state agencies regulate advertising and representations made by businesses in the sale of products, which apply to us. We may be required to obtain permits from various states in order to ship certain of our products to those states. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of cannabis are prohibited under federal law.  Certain activities that comply with state law, such as medical cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the “Cole Memorandum” published by the U.S. Department of Justice (the “DOJ”).  We may be required to obtain permits from various states in order to produce, supply and sell cannabis and certain of our other products in those states. We currently have no government permits to grow or sell cannabis in any jurisdiction.  Even if cannabis is generally legalized at the federal and state government levels, commerce in cannabis is still expected to be heavily regulated and taxed, which we believe will have a material effect on our operating results, financial condition and business performance. We expect to be required to apply for licenses in California to sell cannabis and certain of our other products, even though cannabis is generally legalized in that state, and there is no assurance that those licenses will be granted to us. Furthermore, because cannabis remains illegal under federal law, banking, certain advertising, and trademark registration services, among other services, are generally not available to the cannabis industry.

We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. Due to the increasing popularity and use of the Internet and other online services, and recent controversial breaches of cyber security, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, we cannot assure you that similar laws will not be proposed and adopted in the future. In addition, applicability to the Internet of existing laws governing issues, such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition.

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Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are accessible worldwide, and we make sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in Nevada and California, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, resulting in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure you that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of Nature-Cide, Malibu Brands, Thermal-Aid, and our other branded and non-branded products by retail stores and consumers. Our operating performance is also heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute consumer goods, if any. We cannot assure you as to whether we will be successful or earn any revenue or profit, or that you will not lose your entire investment.

We may incur uninsured losses.

Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure you that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if Nature-Cide, Malibu Brands, Thermal-Aid, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, you could lose your entire investment.

We may acquire businesses, intellectual property or products, or form strategic alliances in the future, and we may not realize the benefits of such acquisitions or alliances.

We may acquire additional businesses, intellectual property or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising markets or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and Company culture. We may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance, joint venture or acquisition. Such difficulties may delay or prevent us from realizing the expected benefits or enhancements to our business from such transaction. We cannot assure you that, following any such acquisition, alliance or joint venture, we will achieve the expected synergies.

Like most manufacturers and sellers of consumer goods, and companies that raise capital, we are subject to potential litigation.

As a manufacturer and seller of consumer goods, and a company that raises capital, we are exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government investigations and enforcement actions, shareholder and investor lawsuits and other legal proceedings. We cannot assure you that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure you that we will have the resources to repay all of our liabilities in the future.

We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. For example, as of June 30, 2023 and December 31, 2022, we had $649,322 and $689,117 outstanding under accounts payable and accrued liabilities, respectively. We cannot assure you that we will not incur additional indebtedness in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure you that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

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We may incur cost overruns in the development, manufacture, and distribution of our various products.

We may incur substantial cost overruns in the development, manufacture, and distribution of Nature-Cide, Thermal-Aid, Malibu Brands, and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources or may cause you to lose your entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure you that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the shareholders’ investment in us is diminished.

If we are unable to pay for material and services timely, we could be subject to liens.

                If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability.

Our Articles of Incorporation provide that we will indemnify and hold harmless our and our subsidiaries’ officers and directors against claims arising from our and their activities, to the maximum extent permitted by applicable Nevada law. If we are called upon to perform under our indemnification obligations, (we have not yet signed individual separate indemnification agreements with each one of our directors and officers), then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers, who are also directors, would have a material adverse impact on us. We will generally be dependent upon Matthew Mills, our Chairman and Chief Executive Officer, for the direction, management and daily supervision of our operations. See “Management.”

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of use. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

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As a company that relies upon agricultural operations, we will be exposed to the risks inherent in farming.

Planting, growing, harvesting and selling crops and farming in general, is inherently risky. Adverse weather, natural pests, fungus, agricultural and environmental diseases, falling market prices, excess supply, poor soil, lack of fertilizer and other hazards can destroy crops and inflict severe economic losses on any farm, even with greenhouse facilities. Because we rely on others to provide these agricultural operations, there is no assurance that we will not incur uninsured losses or be subject to hazards beyond our control, or that these activities will be economically successful or sustainable.

There is no assurance that any of our research and development activities will result in any new technology or commercial products.

As discussed, we plan to develop new products and services for the cannabis or any other industry, including compound identification and extraction and mosquito eradication. Our development efforts for these products may fail to result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

Customer complaints regarding our products and services could hurt our business.

From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

We may be required to collect sales and other taxes.

New excise taxes may be imposed on the sale and production of cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We do not expect to collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We expect to file quarterly sales tax returns with the State of California. Other states may, however, seek to impose sales tax collection obligations on out-of-state companies such as us which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Internet commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

The Napco Transaction was not negotiated at arm’s length.

On September 15, 2023, we entered into the Napco Transaction (see “Recent Developments”). Joseph Winograde, the owner of Napco, is the brother of Lester Winograde who is an outside attorney for the Company handling general legal and business affairs. As such, the Napco Transaction was not negotiated at arm’s length and may not reflect terms that would be available in an arm’s length transaction.

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Risks Related to the Reverse Stock Split, this Offering and the Ownership of Our Securities

The price of our common stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a smaller-capitalization company with a small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than larger-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our shares of common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

The proposed reverse stock split may not help generate additional investor interest.

There can be no assurance that the proposed reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.

The market price of the shares of common stock is expected to fluctuate significantly.

We have applied to list our common stock on Nasdaq; however, there can be no assurance that our application will be approved or that an active trading market for our shares of common stock will develop or be sustained following this offering. The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

•	actual or anticipated fluctuations in our financial condition and operating results;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	competition from existing companies in the space or new competitors that may emerge;

•	issuance of new or updated research or reports by securities analysts;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares of common stock;

•	additions or departures of key management or technology personnel;

•	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

•	announcement or expectation of additional debt or equity financing efforts;

•	sales of our common stock by us, our insiders or our other stockholders; and

•	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies.

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We were previously subject to a temporary suspension from the SEC and cease and desist orders from two state agencies, which could make us more likely to face further scrutiny.

On November 3, 2015, our Regulation A+ was declared qualified by the SEC for our proposed crowdfunding offering of common stock under the revised SEC Regulation A+ rules.  As a result of the completion of the Regulation+ offering, we became subject to certain SEC reporting requirements. We miscalculated our initial requirements for filing an annual Form 1-K. On September 2, 2016, we received notice from the SEC that we had failed to meet the Form 1-K deadline of April 30, 2016.  On the next business day, we notified the SEC of the mistake and that we would get the report filed as fast as possible. We filed the Form 1-K report on September 19, 2016. Unfortunately, the SEC had issued a temporary suspension order on September 16, 2016 which we did not receive until after our 1-K filing.  As such, we then terminated the offering and requested that the SEC lift the temporary suspension.

Despite filing the report, the SEC decided not to lift the temporary suspension and instead pursued an administrative proceeding to make the suspension of our Regulation A+ offering permanent due to (i) the late filing and (ii) the fact that shares were sold pursuant to the qualified offering during the period when the filing was delinquent. We opposed the SEC’s request for a permanent suspension and sought to vacate the temporary order via an administrative proceeding before an SEC Administrative Law Judge Jason S. Patil. Hearings on the matter were held on January 10, 2017 and January 25, 2017 and post-hearing briefing was submitted thereafter. On May 8, 2017, Judge Patil found in favor of Med-X, granting Med-X’s request to vacate the temporary order and denying the SEC’s request for a permanent suspension. The SEC declined to appeal the decision and thereafter issued an order, dated August 24, 2017, declaring Judge Patil’s Decision final and effective.

Since we are still currently offering shares via the Regulation A+ crowdfunding exemption, we must still abide by the SEC Regulation A+ filing rules. This past inadvertent failure to timely file a Form 1-K may be taken into account in any potential future actions alleging violations of SEC rules or make us subject to further scrutiny.

In addition to SEC regulations, while selling our common stock we are also subject to the rules and regulations of state agencies which regulate sales of securities in their states. In the past, our company, officers and a subsidiary have been notified of alleged state securities violations as described in detail below. The existence of the above orders could result in increased scrutiny of the Company from government regulators and hinder our ability to raise capital from investors or could give rise to additional litigation or other claims related to our Regulation A+ offerings.

2011 Settlement with the Pennsylvania Securities Commission

In July 2011, the Pennsylvania Securities Commission issued a Summary Order to Cease and Desist (the “Summary Order”) against Pacific Shore and Mr. Mills. The Summary Order directed respondents to cease from making telephone solicitations to persons with whom they did not have a pre-existing business relationship. Mr. Mills denied making any such calls or knowing of or instructing such calls to be made. We achieved a monetary settlement of $5,000 with the Pennsylvania Securities Commission which resulted in the Summary Order being rescinded on November 22, 2011.

2013 Order from California Department of Business Oversight

On August 7, 2013, the California Department of Business Oversight (the “DBO”) issued a Desist and Refrain Order (the “DBO Order”) against Pacific Shore and Mr. Mills. The DBO Order asserted that in June 2011, the respondents had offered shares from the State of California by calling a person with whom they did not have a pre-existing relationship. Respondents believe that this DBO Order stems from the same call as the Pennsylvania Summary Order which was rescinded. The DBO Order stated that the respondents were to desist and refrain from further offer or sale of securities in the State of California until qualification is made or unless the offer and sale are exempt from qualification. In September 2013 Pacific Shore and Mills filed for a hearing to appeal the DBO Order. In October 2013 Pacific Shores filed a new 506(c) offering enabled through the Jobs Act, which now permits such offering participants to generally solicit without a pre-existing relationship. As such, Pacific Shore had come into compliance with the Order. Consequently, the DBO and respondents moved to drop the appeal hearing and removed the matter from the administrative court calendar as no further enforcement or defense was necessary.

2017 Settlement Agreement with the California Department of Business Oversight

In May 2017, the Company was verbally informed by the DBO that a former employee of the Company, Arthur Avanesov, had been the subject of a Desist and Refrain Order by the DBO in July 2010 (the “Order”). We had no knowledge of the Order when we hired him on April 1, 2015. Thus, the Company did not have knowledge of Mr. Avanesov’s past hearing decision or final order.

Initially, the DBO requested that we consent to an order covering the omission of Mr. Avanesov’s Order in our disclosure documents. We declined because we did not believe it was legally required (he was not an officer or director), we were unaware of the Order, and we could demonstrate reasonable care in conducting our due diligence of Mr. Avanesov. We also refused to consent to any adverse order by the DBO because we did not want to risk triggering SEC disqualification from the exemptions under Regulation A+ or Regulation D for being deemed a “bad actor” pursuant to Rules 262 and 506 under these regulations.

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The Company and the DBO continued to discuss the merits of the matter. The DBO eventually indicated it was not their intent to trigger any “bad actor” disqualification, and that litigating the matter would be time-consuming, costly and uncertain given the facts we had presented. No formal case or complaint was ever filed. Instead, on September 4, 2017, a voluntary settlement agreement (the “Settlement Agreement”) was entered into by the Company, its officers and directors and the DBO, avoiding any order being issued by the DBO. In the Settlement Agreement, the Company agreed not to violate Section 25401 of the California Corporations Code, which governs disclosures in selling securities within California. The Settlement Agreement became effective on September 6, 2017 when it was signed by the DBO Commissioner. Mr. Avanesov is no longer employed by, and does not otherwise provide any services to, the Company.

Our principal shareholders own voting control of Med-X.

Our current officers, directors, and principal shareholders currently beneficially own a total of 437,937 shares of our common stock and 100% of our Series A Preferred Stock, which represents approximately 55.2% of the total issued and outstanding voting power of the Company as of October 3, 2023. Following this offering, our principal shareholders will own approximately 55.2% of the outstanding voting power, based on the issuance of 1,150,000 shares of common stock, based on the assumed public offering price of $5.00 per share. Additionally, our Chairman and Chief Executive Officer, Matthew Mills, owns 10,000 shares of our Series A Preferred Stock, which entitles him to control over 51% of the voting power on all matters submitted to a vote of our shareholders, and together with his common stock ownership, Mr. Mills holds approximately 54.3% of the total shareholder voting power of the Company. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We are a “controlled company” within the meaning of the Nasdaq listing rules and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

As of the date of this prospectus, Mr. Matthew Mills, our Chairman and Chief Executive Officer, currently beneficially owns approximately 6.2% of the shares of common stock and 10,000 shares of Series Preferred Stock. The aforementioned provides Mr. Mills with 54.3% of the voting power of our voting stock. Upon the closing of this offering, Mr. Mills will beneficially own approximately 54.1% of the voting power of our voting stock (approximately 54.0% if the over-allotment is exercised in full) and our officers and directors will own collectively 56.1% of the voting power of our voting stock upon the closing of this offering (approximately 55.9% if the over-allotment is exercised in full). We currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a “controlled company” under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of Nasdaq, including the requirements (i) that a majority of the Board consist of independent directors, (ii) to have a governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (iii) to have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (iv) that the compensation committee consider certain independence factors when engaging legal counsel and other committee advisors and (v) for an annual performance evaluation of the governance and compensation committees. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of the Board might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly and could decline below the initial public offering price. Based on the shares outstanding as of the date of this prospectus, upon the completion of this offering, we will have 5,180,456 outstanding shares of common stock, based on the assumed public offering price of $5.00 per share. Of these shares, 3,486,135 shares of common stock, plus any shares sold pursuant to the underwriters’ option to purchase additional shares, will be immediately freely tradable, without restriction, in the public market.

After the lock-up agreements pertaining to this offering expire, as the case may be, and based on shares outstanding as of the date of the prospectus, an additional 1,640,301 shares will be eligible for sale in the public market. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

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We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We currently intend to use the net proceeds received from this offering to enhance our marketing efforts, hire key personnel in sales and management, register our products internationally, conduct research and development and for working capital including any acquisitions that we may undertake. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Management and the Representative will determine the price of the shares of common stock being sold in the offering.

The offering price of the shares of common stock will be determined by management and the Representative. The price should not be regarded as an indication of any future market price of the Company’s stock, and it will not be necessarily reflective of the value of the Company’s stock.  We cannot assure you that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

We have never paid dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

                We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing resources in order to increase our sales. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock in this offering. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with generally accepted accounting principles in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

We previously concluded that there were matters that constituted material weaknesses in our internal control over financial reporting that have since been remediated. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. The material weaknesses related to a lack of (i) controls designed to reconcile tests performed and recognized as revenue to billed tests and (ii) appropriately designed or effectively operating controls over the proper recording of accounts payable and accrued liabilities.

If additional material weaknesses in our internal control over financial reporting are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results. If we are unable to successfully remediate any material weaknesses in our internal controls or if we are unable to produce accurate and timely financial statements, our stock price may be adversely affected.

Investors in this offering will pay a higher price for the shares of common stock being sold in this offering than the book value of our common stock.

If you purchase our common stock in this offering, you will pay more for your shares than the amounts paid by our existing stockholders for their shares. You will incur immediate and substantial dilution of $3.36 per share, representing the difference between our as adjusted net tangible book value per share of common stock after giving effect to this offering and the assumed initial public offering price of $5.00 per share. In the past, we issued restricted stock at prices significantly below the initial public offering price.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may be affected by the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

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We have elected to take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act and to “smaller reporting companies”, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements;

•

exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting and delaying the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of the above-referenced exemptions and we may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this prospectus, although we may choose to do so in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies that comply with public company effective dates.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the end of the prior June 30th, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The requirements of being a public company may strain our resources and distract our management, which may make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

Following the completion of this offering, we will be required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements will be time consuming and will result in increased costs to us and could have a negative effect on our results of operations, financial condition or business.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our results of operations, financial condition or business.

Additional stock offerings in the future may dilute your percentage ownership of our company.

Given our plans and expectations that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain both historical and forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. To the extent that this prospectus contains forward-looking statements regarding our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to:

•	Our ability to continue as a going concern.
•	The factors referenced in this prospectus, including those set forth under “Risk Factors” in this prospectus.
•	Our limited operating history and ability to earn a profit.
•	Our ability to effectively execute our business plan.
•	Our potential inability to compete and succeed in highly competitive and evolving industries.
•	Our potential inability to manage our research, development, expansion, growth and operating expenses.
•	Our potential inability to raise capital and the unavailability of future financing.
•

The lack of market acceptance of our Nature-Cide®, Thermal-Aid®, and other products, including our newly formulated mosquito repellant and eradication solution derived from our current Nature-Cide® All Purpose Concentrate product.

•	Our unexpected costs and operating deficits.
•	Our inadequate capital and financing.
•	Our research and development of cannabis medical compounds, mosquito repellant solutions, and other potential new products may not result in commercial products available for sale by us in the future.
•	Our testing of proposed new products, such as our planned mosquito control solution, may indicate that the proposed products are not effective.
•

Our Chairman and Chief Executive Officer, Matthew Mills, owns 10,000 shares of our Series A Preferred Stock, which entitles him to control over 51% of the voting power on all matters submitted to a vote of our shareholders, and together with his common stock ownership, Mr. Mills holds approximately 55% of the total shareholder voting power of the Company.

•	Our potential inability to sell our Nature-Cide® Thermal-Aid®, Malibu Brands and other products.
•	Heavy development stage expenditures by us, resulting in substantial operating deficits, especially in the early years of operation.
•	Our intense competition, including entry of new competitors.
•	The decreased demand for our products or increased supply, causing prices for our products to decline.
•	Actual and potential adverse federal, state, and local government regulation and taxation, rendering it difficult for us to monetize our potential products and services.

•	Our proprietary rights, trade secrets and other intellectual property may not be adequately protected from legal challenge or third-party infringement.
•	Our potential lower sales and revenue than we forecast.
•	Our potential defaults on leases or other indebtedness.
•	Our potential loss of suppliers and supply.
•	Our potential price increases for capital, supplies and materials.
•	A potential decline of market prices for our products due to excess supply or for other reasons.
•	Our potential failure to obtain customers, loss of customers and failure to obtain new customers.
•	Our potential loss of or inability to obtain government licenses and permits.
•	Our potential receipt of adverse publicity and news coverage.
•	Our potential inability to carry out marketing and sales plans.
•	Our potential loss of key executives.
•	Our dilution of ownership due to issuance of more securities by the Company.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans described in this prospectus will be achieved.

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USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $4.9 million (or $5.7 million if the Representative exercises in full its over-allotment option) after deducting the underwriting discounts and commission and estimated offering expenses payable by us) based upon an assumed public offering price of $5.00 per share of common stock. The public offering price per share will be negotiated between us and the underwriter based on market conditions at the time of pricing.

A $1.00 increase or decrease in the assumed public offering price of $5.00 per share of common stock would increase or decrease the net proceeds from this offering by approximately $1,058,000, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 100,000 shares of common stock offered would increase or decrease our net proceeds by approximately $460,000, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, increase our visibility in the marketplace and create a public market for our common stock. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. However, we currently intend to use a portion of the net proceeds from this offering to enhance our marketing efforts, hire key personnel in sales and management, register our products internationally conduct research and development and for working capital including any acquisitions that we may undertake. We currently have no binding agreements to acquire any other entity.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering as described above. All amounts included in the table below are estimates.

Description	Percentage
Acquisitions: Expand our distribution footprint by acquiring companies which fit with our product lines along with like-minded companies in pest control service.	35%
Marketing expenses: Increase marketing spend across all divisions and into our e-commerce, selling partners online marketplaces, our own direct sales and trade shows.	25%
Working Capital: Increase spending to expand operational efficiencies and general corporate purposes.	25%
Hiring of key personnel, including sales and management professionals: Develop sales divisions and personnel and expand management professionals within all divisions.	5%
Registration of products: Continue registration of our Nature-Cide products both domestically and internationally.	5%
Research and development: Research and development related to products for the Nature-Cide, Thermal-Aid and Malibu Brands divisions and new product opportunities.	5%

Total	100%

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development efforts and the overall economic environment.  Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between $5.00, the assumed public offering price per share of our common stock, and the as adjusted net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of June 30, 2023 was $122,155, or $0.04 per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding shares of common stock.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after the completion of this offering. After giving effect to (i) our sale of 90,000 shares of our common stock for proceeds of $406,750 in private placements subsequent to June 30, 2023, (ii) the Napco Transaction, (iii) our issuance of 24,000 shares of common stock to be issued to a consultant upon closing of this offering based on an assumed public offering price of $5.00 per share, and (iv) our issuance of 100,000 shares of common stock to be issued to our chief executive officer upon conversion of a note held by him that will convert to common stock at the public offering price, based on assumed public offering price of $5.00 per share, our pro forma net tangible book value per share as of June 30, 2023 was $0.91. After giving effect to our sale of 1,150,000 shares in this offering at an assumed initial public offering price of $5.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been $8,518,905 or $1.64 per share. This represents an immediate dilution in net tangible book value of $2.45 per share to purchasers of common stock in this offering, as illustrated in the following table:

Assumed initial public offering price per share		$5.00
Net tangible book value per share as of June 30, 2023		$0.04

Pro forma net tangible book value per share as of June 30, 2023	$0.91
Increase in net tangible book value per share attributable to new investors	$0.73

Pro forma as adjusted net tangible book value per share at June 30, 2023 after giving effect to the offering		$1.64

Dilution per share to new investors		$3.36

The information above assumes that the Representative does not exercise its over-allotment option. If the Representative exercises its option to purchase additional shares in full, the as adjusted net tangible book value as of June 30, 2023 would increase to $9,312,405 or $1.74 per share, and dilution would be $3.26 per share based on an assumed public offering price of $5.00 per share.

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share of common stock would increase or decrease our as adjusted net tangible book value of common stock after this offering by $1,058,000 and the dilution per share of common stock to new investors by $0.21, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares of common stock we are offering. An increase or decrease of 100,000 in the number of shares of common stock offered by us would increase or decrease our as adjusted net tangible book value after this offering by approximately $460,000 and  increase or decrease as adjusted net tangible book value per share of common stock after this offering by $0.09 per share of common stock and would increase or decrease the dilution per share of common stock to new investors by $0.01, assuming the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and estimated offering expenses payable by us.

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The following table summarizes, on an as adjusted basis as of October 3, 2023, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, at an assumed initial public offering price of $5.00 per share.

	Shares Purchased		Total Consideration		Avg Price
	Number	Percent	Amount	Percent	Per Share

Existing Stockholders	3,406,436	66%	28,522,741	76%	$8.37
New Investors	1,150,000	22%	5,750,000	15%	$5.00
Loan Conversion, Consultant	124,000	2%	620,000	2%	$5.00
NAPCO Issued	500,000	10%	2,500,000	7%	$5.00
TOTAL	5,180,436	100%	37,392,741	100%

The table above assumes no exercise of the Representative’s over-allotment option but includes 500,000 shares to be issued upon conversion of the Napco Note based on an assumed public offering price of $5.00 per share, 100,000 shares to be issued to our chief executive officer upon conversion of a note held by him based on an assumed public offering price of $5.00 per share, and 24,000 shares to be issued to a consultant upon closing of this offering based on an assumed public offering price of $5.00 per share. If the Representative’s over-allotment option is exercised in full, the number of shares of common stock held by existing stockholders will be reduced to 64% of the total number of shares of common stock to be outstanding after this offering, and the number of shares of common stock held by investors participating in this offering will be further increased to 25% of the total number of shares of common stock to be outstanding after this offering.

The above discussion and tables are based on 3,406,436 shares of common stock issued and outstanding as of October 3, 2023 and includes (i) 100,000 shares to be issued to our chief executive officer upon conversion of a note held by him that will convert into common stock at the public offering price based on an assumed public offering price of $5.00 per share and (ii) 24,000 shares of common stock to be issued to a consultant at the closing of the offering based on an assumed public offering price of $5.00 per share. The issued and outstanding shares do not include (i) 66,083 shares issuable upon the exercise of outstanding options, (ii) 4,690 shares of common stock issuable upon the exercise of outstanding warrants or (iii) shares issuable pursuant to the SPA (as defined in “Other Funding Arrangements” on page 3 of this prospectus).

 To the extent that shares are issued upon the exercise of outstanding options and warrants or shares are issued under our equity incentive plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

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CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of June 30, 2023:

•	on an actual basis as of June 30, 2023;

•

on a pro forma basis to give effect our proposed 1-for-60 reverse stock split of our outstanding common stock and to the (i) sale of 90,000 shares of common stock for proceeds of $406,750 subsequent to June 30, 2023, (ii) the Napco Transaction, (iii) 24,000 shares of common stock to be issued to a consultant upon closing of this offering based on an assumed public offering price of $5.00 per share, and (iv) 100,000 shares of common stock to be issued to our chief executive officer upon conversion of a note held by him that will convert to common stock at the public offering price, based on assumed public offering price of $5.00 per share; and

•

on a pro forma as adjusted basis to give effect to our proposed 1-for-60 reverse stock split of our outstanding common stock and to our issuance and sale in this offering of 1,150,000 shares of common stock at an assumed initial public offering price of $5.00 per share.

The information below is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of the offering determined at the pricing of this offering. You should read this table together with the sections of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Use of Proceeds,” and our unaudited financial statements for the three months ended June 30, 2023 and related notes included elsewhere in this prospectus.

	Actual	Pro forma	Pro forma As Adjusted
Cash and Cash Equivalents	$277,663	$684,413	5,554,413
Total debt	$659,733	$659,733	659,733
Stockholders (deficit) equity:
Common Stock, $0.001 par value per share, 300,000,000 shares authorized, 204,386,175 shares issued and outstanding, actual, 3,376,436 shares issued and outstanding, pro forma, 5,150,436, shares issued and outstanding pro forma as adjusted	$198,996	$199,710	200,860
Additional Paid-in Capital	$27,916,995	$28,323,031	36,311,881
Accumulated deficit	$27,993,836	$27,993,836	27,993,836
Total Stockholders’ Equity (deficit)	$122,155	$528,905	8,518,905
Total Capitalization	$781,888	$1,188,638	9,178,638

The above table is based on 3,316,436 shares of common stock outstanding as of June 30, 2023, and includes (i) 100,000 shares to be issued to our chief executive officer upon conversion of a note held by him that will convert to common stock at the public offering price based on an assumed public offering price of $5.00 per share, (ii) 24,000 shares of common stock to be issued to a consultant at the closing of the offering based on an assumed public offering price of $5.00 per share, (iii) 500,000 shares to be issued upon conversion of the Napco Note based on an assumed public offering price of $5.00 per share and excludes (i) 66,083 shares issuable upon the exercise of outstanding options, (ii) 4,690 shares of common stock issuable upon the exercise of outstanding warrants or (iii) shares issuable pursuant to the SPA (as defined in “Other Funding Arrangements” on page 3 of this prospectus).

The information above is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing, assumes no exercise of the Representative’s over-allotment option. Actual numbers do not give effect to our planned reverse stock split.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $1,058,000, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 500,000 shares offered by us would increase (decrease) cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization on an as adjusted basis by approximately $2,300,000, assuming the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our consolidated operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

Overview

We are a Nevada corporation formed in February 2014 engaged in the business of product development, distribution, and marketing of our products, which currently consist of Nature-Cide®, Thermal-Aid®, and Malibu Brands. On April 16, 2018, we completed the Merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), pursuant to which PSH became our 99% owned subsidiary, on April 16, 2018. We have developed a series of natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Malibu Brands are all-natural essential oils, including Hemp and CBD oil products, designed for various ailments and are still in the development stage. We also operate the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms.

Besides supplying Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating Cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize techniques for the recognition and extraction of Cannabis compounds for the medical industry.

We plan to supply products to the agricultural and supply industries, including Nature-Cide® brands such as Nature-Cide’s® Pest Management and All-Purpose formulations, which were licensed to Med-X in perpetuity in 2014 and 2015. We also plan to do the same with our Nature-Cide special insecticidal soil, for which Med-X and Matthew Mills were recently issued a Patent. Nature-Cide® is an all-natural essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests, including insects that are commonly known to damage Cannabis crops. Nature-Cide® is owned, manufactured and distributed by PSH.

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Our primary sources of revenue are expected to be revenue from Nature-Cide, Thermal-Aid Malibu Brands products and The Marijuana Times advertising dollars generated from content published on our media outlet, www.marijuanatimes.org, as well as through the sale of industry related merchandise.  Currently the Company’s significant revenue is generated through Nature-Cide and Thermal-Aid. Malibu Brands has been growing steadily since its launch in the second half of 2021, while The MJT Network revenue is currently immaterial. During 2022, Nature-Cide accounted for approximately 42.7% of our revenue, Thermal-Aid accounted for approximately 47.8% of our revenue, Malibu Brands accounted for 9.4% of our revenue and The MJT Network accounted for the remaining 0.1%. Nature-Cide generates its revenue mostly through direct sales to distributors, both domestically and internationally, while Thermal-Aid generates revenue through distribution channels while continuing to increase its sales activity via ecommerce channels.

Revenues are earned from selling products to customers and distributors using (i) the Amazon eCommerce portal other online portals; (ii) our owned and operated eCommerce website; (iii) third party distributors; and, (iv) on occasion, direct to end user. Our earnings process is considered complete upon receipt of payment from the customer when the customer is the end user (sales generated on our eCommerce website, eCommerce reseller portals or direct to end user), and upon issuance of an invoice to our distribution partners, provided shipment and/or delivery of the purchased products has been made to the customer, with respect to sales processed online; or shipment of the product for sales made to distributors or direct to end user consumers. Revenue from our MJT Network and Malibu brands operations are immaterial to our earnings process and are recorded once the transaction is considered complete.

Management also believes that substantial revenue can be earned from the online sale of Nature-Cide® and other products and services to medicinal use patients who are engaged in legal Cannabis cultivation as well as the Cannabis agricultural business, including indoor greenhouse operations. We may also earn revenue from providing consulting services to other Cannabis industry participants. In the long run, revenue is anticipated from our ongoing product sales as well as planned Cannabis compound identification and extraction system and our planned Cannabis products, assuming it is legal to do so and our research and development of those planned products and services are successful. No revenue is expected from the sale of Cannabis or medicinal Cannabis compounds for medical or recreational use until such sale is legal. Management believes it will eventually see revenue from growing, harvesting and selling high quality, custom-bred Cannabis for the California medical and recreational Cannabis markets.  As a California grower, we will approach other markets that become legally available in the future, if any.

Our operational expenditures are primarily related to development of The Marijuana Times platform, marketing costs associated with getting users to join our network and engage with other users, and the costs related to being a fully reporting company with the SEC. Since its inception in 2015, The Marijuana Times has built a growing network of users. This growth has been aided by the growing use of mobile applications and the popularity of the Cannabis legalization movement among young adults.

Results of Operations

For the Three Months Ended June 30, 2023 and June 30, 2022

Revenue. Revenue for the three months ended June 30, 2023 was $470,132 compared to $491,213 for the three months ended June 30, 2022. The decrease in revenue of $21,081 is mainly attributable to an increase in sales of our Nature-Cide and Thermal-Aid offset by a decrease in our Malibu Brands product lines. Our primary revenue sources continue to be our Nature-Cide product line, 63.2%, our Thermal-Aid product line, 35.2%, and Malibu Brands 1.6%.

As of June 30, 2023, the Company’s trade accounts receivable was $231,006 from 76 customers. For the six months ended June 30, 2023, the Company received 36% of its revenue from two customers; specifically 25% from Target Specialty Products and 11% from Veseris.

As of June 30, 2022, the Company’s trade accounts receivable was $150,888 from 66 customers. For the six months ended June 30, 2022 the Company received 44% of its revenue from two customers; specifically, 26% from Veseris and 44% from Target Specialty Products.

Operating Expenses. Operating expenses for the three months ended June 30, 2023 were $2,445,493 compared to $3,125,624 for the three months ended June 30, 2022. The decrease in operating expenses is attributable mainly to a significant increase in selling and marketing expenses and a decrease in professional fees and personnel-related expenses.

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Other Income/(Expense). Other income for the three months ended June 30, 2023 comprised of interest expense of $14,938 as compared to income of $4 for the three months ended June 30, 2022.

Net Loss. Net loss for the three months ended June 30, 2023 was $2,370,899 compared to $2,986,302 for the three months ended June 30, 2022. This decrease in net loss is due to a decrease in operating expenses which is attributable mainly to a significant decrease in selling and marketing expenses and a decrease in professional fees and personnel related expenses.

For the Six Months Ended June 30, 2023 and June 30, 2022

Revenue. Revenue for the six months ended June 30, 2023 was $864,668 compared to $885,411 for the six months ended June 30, 2022. The slight decrease in revenue of $20,743 is mainly attributable to a decrease in sales of our Malibu Brands product lines. The Thermal-Aid product line sales grew due to a significant increase in its e-commerce sales activity through the Amazon seller portal, while Nature-Cide sales experienced a slight decrease period over period. Sales of the Malibu Brands products significantly decreased period over period. Our primary revenue sources continue to be our Nature-Cide, 51.3% and Thermal-Aid product lines 46.4% with minimal contributions in the current six-month period from our Malibu Brands or advertising revenues.

As of June 30, 2023, the Company’s trade accounts receivable was $231,006 from 76 customers. For the six months ended June 30, 2023, the Company received 36% of its revenue from two customers: specifically 25% from Target Specialty Products and 11% from Veseris.

As of June 30, 2022, the Company’s trade accounts receivable was $150,888 from 66 customers. For the six months ended June 30, 2022 the Company received 44% of its revenue from two customers: specifically, 26% from Veseris and 44% from Target Specialty Products.

Operating Expenses. Operating expenses for the six months ended June 30, 2023 were $3,638,579 compared to $4,654,081 for the six months ended June 30, 2022. The decrease in operating expenses is attributable mainly to a significant decrease in selling and marketing expenses from $967,269 in the six months ended June 30, 2022 to $530,484 in the six months ended June 30, 2023 and a decrease in personnel and professional services from $3,054,967 in the six months ended June 30, 2022 to only $2,417,540 in the six months ended June 30, 2023.

Other Income/(Expense). Other income for the six months ended June 30, 2023 was comprised of interest expense of $27,477 as compared to expense of $290 for the six months ended June 30, 2022.

Net Loss. Net loss for the six months ended June 30, 2023 was $3,502,544 compared to $4,440,120 for the six months ended June 30, 2022. This decrease to our net loss is due to a decrease in operating expenses which is attributable mainly to a significant decrease in selling and marketing expenses and a decrease in professional fees and personnel related expenses. We cannot assure when or if revenue will exceed operating costs.

For the Years Ended December 31, 2022 and December 31, 2021

Revenue. Revenue for the year ended December 31, 2022 was $1,852,537 compared to $1,010,493 for the year ended December 31, 2021. The substantial increase in revenue of $842,044 is attributable to an increase in sales across all of our key product lines, Nature-Cide, Thermal-Aid and Malibu Brands, predominantly as a result of a large increase in online sales. In particular, Malibu Brands revenue increased substantially from $22,041 in the year ended December 31, 2021 to $174,980 in the current year, as the product was being offered online commencing the third quarter of 2021. Costs of goods sold were $1,570,737 and $935,026, respectively in the years ended December 31, 2022 and 2021.

As of December 31, 2022, the Company’s trade accounts receivable was $65,374 from 79 customers. For the year ended December 31, 2022 the Company received 32% of its revenue from two customers; specifically 19% from Target Specialty Products 13% from Veseris.

As of December 31, 2021, the Company’s trade accounts receivable was $28,616 from 77 customers. For the year ended December 31, 2021 the Company received 45% of its revenue from two customers; specifically 25% from Veseris and 20% from Target Specialty Products.

Operating Expenses. Operating expenses for the year ended December 31, 2022 were $7,604,278 compared to $5,362,862 for the year ended December 31, 2021. The increase in operating expenses is attributable mainly to an increase in selling and marketing expense as the Company’s online/ecommerce sales increased, an increase in professional fees as the Company undertook an offering on Form S-1, personnel related expense as the Company’s requirement for staff increased with the increase in product sales and an increase related to the issuance of shares for consulting services.

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Other Income/(Expense). Other income in the year ended December 31, 2022 was limited to interest income of $16,687. Other income for the year ended December 31, 2021 was comprised of forgiveness of the Protection Payroll Plan Loan of $295,000, forgiveness of the Economic Injury Disaster Loan advance of $10,000, a gain on sale of an asset for $14,605 and interest income of $2,417.

Net Loss. Net loss for the year ended December 31, 2022 was $7,339,165 ($0.05 per share on a pre-reverse split basis or $30.00 per share on a post-reverse split basis) compared to $4,907,207 ($0.04 per share on a pre-reverse split basis or $2.40 per share on a post-reverse split basis) for the year ended December 31, 2021. This increase in net loss is due to an increase in operating expenses which is attributable mainly to an increase in professional fees, personnel related expenses, selling and marketing expense and an increase related to the issuance of shares for consulting services. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs.

   Liquidity and Capital Resources

We had cash and equivalents of $277,663 at June 30, 2023 and $209,470 at December 31, 2022, the decrease of which is primarily related to ongoing and timely settlement of operating expenses in the respective periods and an increase to trade receivables over the comparative periods from $65,374 at December 31, 2022 to $231,006 at June 30, 2023.

During the six months ended June 30, 2023, we used $2,384,202 of cash for operating activities as compared to $2,823,952 in the six months ended June 30, 2022. Cash used in operating activities in each of the comparative six month periods includes substantial fees paid for selling and marketing expenses and ongoing personnel and professional fees, offset by non-cash expenditures in the period of stock issued for consulting services of $1,418,333 in the six months ended June 30, 2023 compared to $1,877,334 in the six months ended June 30, 2022.

Cash provided by financing activities during the six months ended June 30, 2022 was $1,975,160. Of this amount, $1,886,864 was related to the issuance of shares of common stock, an increase of principal on debt of $97,340, the reduction of certain debts by $5,363 and the purchase of shares sold by an executive officer for $3,681. Cash provided by financing activities during the six months ended June 30, 2023 was $2,452,395. Of this amount, $2,343,194 was related to the issuance of shares of common stock and $112,279 was a result of an increase of principal on debt, offset by a repayment of principal on debt of $3,078. Since our inception, our capital needs have primarily been funded from net proceeds from private placements.

 During the year ended December 31, 2022, we used $4,878,981 of cash for operating activities. During the year ended December 31, 2021, we used $4,459,483 of cash for operating activities. A portion of the funds was used to pay general and administrative costs, professional fees and sales and marketing activities. Non-cash operating activities included $1,877,334 related to common stock issued for consulting services as compared to $1,006,875 in the year ended December 31, 2021.

 Cash provided by financing activities during the year ended December 31, 2022 was $3,769,875. Of this amount, $3,261,832 was related to the issuance of shares of common stock, repayment of principal on debt was $9,695, borrowings from third parties was $30,945, borrowings from related parties was $502,744, and the repurchase of shares sold by an executive officer was $15,951. Cash provided by financing activities during the year ended December 31, 2021 was $5,039,612. $5,223,855 was provided by the issuance of shares of common stock, and was partially offset by the repayment of principal on debt of $78,163, and the repurchase of shares sold by an executive officer of $106,080. Since our inception, our capital needs have primarily been funded from net proceeds from private placements.

Cash provided by investing activities was $48,710 in the year ended December 31, 2022 related to the purchase of property and equipment compared to cash provided by investing activities of $34,333 in the year ended December 31, 2021 as the Company sold certain property and equipment.

We will have additional capital requirements during the remainder of 2023 and 2024. We do not expect to be able to satisfy our cash requirements through sales of the Nature-Cide and Thermal-Aid product lines as well as digital media advertising, and therefore we will attempt to raise additional capital through the sale of our common stock. We believe that the proceeds of the proposed offering may be sufficient to fund our operations for at least the next 18 months.

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On November 27, 2012, PSH entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of June 30, 2023 and December 31, 2022 the outstanding balance was $160,067 and $45,587 respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

In connection with the Loan Agreement, an irrevocable personal guaranty (the “Guaranty”) was provided by Matthew Mills (the “Guarantor”) for the performance of the obligations under the Loan Agreement by PSH including the payment of the Loan and any accrued interest therein. Pursuant to the Guaranty and the Loan Agreement, on November 27, 2012 PSH entered into a security agreement with Crestmark (the “Security Agreement”), providing Crestmark with a continuing security interest over Guarantor’s personal property including, (a) accounts; (b) goods; (c) inventory; (d) equipment; (e) chattel paper; (f) instruments, including promissory notes; (g) investment property; (h) documents; (i) deposit accounts; (j) commercial tort claims specifically identified by Crestmark; (k) money (I) letter of credit rights; (m) general intangibles; (n) supporting obligations; and (o) to the extent not listed above as original collateral, all proceeds and products of the foregoing. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of March 31, 2023, December 31, 2022 and December 31, 2021 the outstanding balance was $43,806, $45,587 and $14,642 respectively.  The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing. The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

On August 6, 2022, the Company entered into a line of credit agreement with two of its executive officers (the “Line of Credit Agreement”). The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) an event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date.  Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days.  As of June 30, 2023 and December 31, 2022, the Company has drawn $500,000 and $500,000, respectively, against the Line of Credit Agreement and it is currently fully utilized. On September 28, 2023, the Company entered into an amendment to the promissory note issued in connection with the Line of Credit Agreement pursuant to which amounts owed under the agreement will automatically convert into 100,000 shares of common stock upon closing of this offering at the public offering price based on an assumed public offering price of $5.00 per share.

Critical Accounting Policies

Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Updated (“ASU”) ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

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During the six months ended June 30, 2023 and 2022 and the years ended December 31, 2022 and 2021, the Company generated revenues from selling its products to customers and distributors using (i) the Amazon, Walmart and Kroeger  eCommerce portals; (ii) its owned and operated eCommerce website; (iii) third party distributors; and, (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third-party fulfilment centers and, and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing product using its eCommerce site on a case-by-case basis and generally will issue replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Cost of Sales

Cost of sales includes actual product cost, shipping to distribution centers and reseller warehouses, labor, cost of warehousing and allocated overheard, which is applied on a per unit basis.

Stock Based Compensation Expense

We account for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period and reduced for actual forfeitures in the period they occur. stock-based compensation is included in general and administrative expenses in our consolidated statements of operations. Stock based compensation for years ended December 31, 2022 and 2021 was $7,533 and $2,845, respectively.

We have calculated the fair value of common stock using the income approach. Under the income approach, we have relied upon the Discounted Cash Flow (“DCF”) method using the exit multiple approach. Under DCF, we have calculated the present value of all expected future cash flows in the discrete projected period and exit multiple based terminal value. Med-X is an innovative growth stage product company having significant focus towards the revenue growth rather than the bottom-line growth by the end of the discrete period, and therefore is still far from a sustainable growth phase, therefore we have relied upon the exit multiple analysis based on guideline public comparable for the terminal period. Further, considering that the Company is still at a very early stage and does not have substantial revenues, we have not relied upon a market approach.

Further, the Company has issued 10,000 shares of its Series A Preferred Stock with super-voting rights and are non-convertible. Thus, we have employed the option pricing method to allocate the equity value among common units and the option units. The common unit thus arrived has been adjusted for the DLOM to arrive at concluded value per common unit, which will be further utilized as an input in the valuation of stock options.

As per AICPA guidance regarding cheap stock, we should consider a recent precedential transaction involving the company’s securities only if it is an orderly transaction on arms-length basis. We considered recent Regulation A transactions, noting that the price was fixed arbitrarily and without any negotiations or any institutional investors participation into the Regulation A transactions. Moreover, based on our independent valuation analysis, the implied equity value from Regulation A pricing was not aligned within the acceptable range of our fair value analyses. As a result, we have not relied upon Regulation A transactions as it lacks qualitative and quantitative support for pricing it lacks participation from professional investors.

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BUSINESS

Overview

We are a Nevada corporation formed in February 2014, originally engaged in the business of product development, distribution, and marketing of our products, which currently consist of Nature-Cide®, Thermal-Aid®, and Malibu Brands. We have developed a series of natural “green” branded products under division names Nature-Cide, Thermal-Aid and Malibu Brands. Nature-Cide products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, turf care, janitorial, hospitality, transportation and agriculture, as well as the hemp and cannabis cultivation industry. Thermal-Aid, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide and Thermal-Aid are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Malibu-Brands currently has only one product available, an all-natural essential oil pain management cream, through the Company’s Malibu-Brands website.

Besides supplying Nature-Cide products to pest control, hospitality, transportation, janitorial, turf care and agricultural industries, Med-X also plans to supply products, including Nature-Cide insecticides, pesticides, granular and soil blends, to distributors who may sell to legally operating hemp and cannabis agricultural operators.

We expect the demand for the Company’s products to increase significantly. We and Pacific Shore, our subsidiary, are currently generating revenue from the Nature-Cide, Thermal-Aid, Malibu Brands and The MJT Network divisions but they are yet to be profitable.

Acquisition of Pacific Shore.

In April 2018, Med-X closed an Agreement of Merger and Plan of Reorganization with its affiliate, Pacific Shore, pursuant to which Pacific Shore has become a wholly owned subsidiary of the Company. The Merger did not result in significant dilution to Med-X shareholders upon its closing on April 16, 2018. In order to prevent dilution to existing Med-X shareholders, our current Chairman and Chief Executive Officer, Mr. Mills, and PSH collectively tendered to Med-X for cancellation approximately 55 million outstanding shares of Med-X common stock on the closing. Upon closing of the Merger, we issued to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of the Company. See “Business-Merger with Pacific Shore.” We plan to continue similar efforts to acquire other companies that have similar business models of developing natural products, as well as offering pest control services nationally. Our management believes it can create strong value for shareholders by acquiring companies that have growing revenues and assets.

The primary sources of revenue for Med-X and Pacific Shore moving forward are expected to be the proceeds from continued sales of Nature-Cide and Thermal-Aid through our national distribution channels. We also expect to generate revenue from advertising and the online sale of products on the Company’s media platform, www.marijuanatimes.org.   We have launched various online sales venues for this purpose, such as www.nature-cide.com, www.thermalaidproducts.com, and www.malibu-brands.com. We plan to aggressively market our Nature-Cide and Thermal-Aid brands while positioning our media venue, www.marijuanatimes.org, to attract sponsorship and advertisers as well as companies that desire to utilize the crowdfunding initiatives under the Jobs Act. During this cycle, we plan to ramp up our Malibu Brands product and our ready-to-use consumer version of the Nature-Cide products scheduled to be on retail shelves by the end of 2023.

Nature-Cide.

Comprised of various essential oils such as cedar oil, cinnamon oil, clove oil, cottonseed oil and other natural ingredients, Nature-Cide is a pleasantly aromatic, chemical free insecticide/pesticide/miticide/nematicide and repellent that kills or deters a variety of different pests, including cockroaches, bed bugs, ants, spider mites, white flies, caterpillars, and other pests associated pest control operations, janitorial, turf care, hospitality, transportation and agriculture. Nature-Cide products are also proven in commercial and residential environments and kill or deter a wide variety of household insects including, flies, fleas, and mosquitoes, which sometimes can carry deadly diseases.

Nature-Cide contains no harmful poisonous chemicals to humans most commonly found in many other insecticides and insect repellents. In addition to cedar oil, cinnamon oil, clove oil and cottonseed oil, Nature-Cide may also contain citronella oil, garlic oil, mint oil, peppermint oil, geranium oil, lemon grass oil, and rosemary oil, all of which are recognized by the EPA as FIFRA 25b MINIMUM RISK PESTICIDE compounds. Cedar oil is a natural repellent found to be effective in the states with swamps for eradicating mosquitoes without harming the ecosystem. By the same token, cinnamon oil is known in Guam for warding off snakes from train cars and shipping containers. One of our Nature-Cide formulas is an insecticide that kills various insects on contact, including but not limited to ants, fleas, mites, slugs, snails, silverfish, mosquitoes, cockroaches and a variety of other insects. The Nature-Cide Pest Management X2 formula also acts as an effective repellent for other insects, reptiles and rodents.

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Nature-Cide is classified as a MINIMUM RISK PESTICIDE under FIFRA (25b) and is exempt from federal registration by the EPA. Unlike other repellents and insecticide products which contain toxic chemicals, Nature-Cide is safe for use in all environments. Pacific Shore has developed several formulations of Nature-Cide for use indoors, outdoors, on humans, and on pets. As of July 31, 2014, the Nature-Cide All-Purpose and Pest Management X2 insecticide formulations have been registered in states that require EPA registration if the Company sells in that state. In addition, the Colorado, Oregon, and Washington Departments of Agriculture have approved the Nature-Cide All-Purpose product for use on cannabis crops grown in those states.

Nature-Cide products have been field tested for over seven years on ranch homes in the Santa Monica Mountains, from Bel Air to Malibu as well as being third party tested in laboratory settings. Nature-Cide’s research and development and field testing has evolved into a Pest Management Service, a division of Pacific Shore, and is now recognized and licensed in the State of California as a state applicator with a Qualified Applicators License # 133658 for agricultural and landscape use in commercial and residential settings. This being said, the Nature-Cide products and services division has also begun supplying and servicing small cannabis cultivators in Southern California.

Nature-Cide products are currently offered nationally to commercial pest control, janitorial, hospitality, transportation, turf care and agricultural professionals nationally through various commercial distributors such as Rentokil Initial, TSP, VES/UNI, and American Hotel Registry. Collectively the pest management market encompasses a wide variety of sectors that encompass a substantial revenue stream worldwide. The demand for all-natural products like Nature-Cide is becoming continuous as regulatory bodies continue to ban traditional poisonous pest control applications around the world. Currently Nature-Cide products are being utilized by a gamut of professional applicators using the products in such places as school districts, hospitals, hotels/motels, zoos, food plants, livestock farms, greenhouses, passenger rail cars, passenger and cargo aircraft and agricultural settings including hemp and cannabis cultivation. In 2017 TSP’s parent company, “Rentokil Initial”, began testing Nature-Cide in Hong Kong, Macau, China and Mumbai, India. Results from testing warranted an immediate focus on registration in Hong Kong, Macau and Mumbai, where product orders have been received and usage has commenced. Rentokil Initial operates in multiple countries such as New Zealand, Australia, Singapore, Malaysia and the United Kingdom, where we are now focused on testing protocols for Nature-Cide products. In early 2018, Univar Solutions, who is revered as one of the largest chemical distributors in the world, has now begun ordering the full Nature-Cide line within the United States.

In January 2019, the Nature-Cide team was invited to participate in platinum marketing designation with TSP and VES/UNI. For the Company to participate in this high level of marketing within these distribution venues, the Company needed to have established a demand for its products nationally. Its products must already be positioned within most of the customers and multiple distribution centers throughout the country. The Company has been doing business with TSP and VES/UNI for more than three years and has established a solid customer base around the United States which has enabled the Company to position its products within the distributor’s platinum marketing programs. The Company participates in the highest-level marketing campaigns and has not made any payments to attain this status. We have attended annual sales meetings in Savannah, Georgia, Las Vegas, Nevada and Fort Worth, Texas with TSP and Chicago, Illinois with VES/UNI. During these meetings, both distributors announced that Nature-Cide will be represented as a top-level platinum sponsor, and our Nature-Cide product line will be presented to the entire customer base of both distributors, which consists of over 15,000 customers nationally. Going forward, due to the platinum sponsorship designation, Nature-Cide will be showcased as a go to 25b minimum risk green program. We are working closely with two of its distributors, TSP and VES/UNI, to distribute samples and information to both customer bases, and collectively monitor and record results from the applications of Nature-Cide in places around the country as well as in Asia, for social media to share with potential new customers who can understand the vast amount of applications that can be realized for the Nature-Cide brand. TSP and VES/UNI have solid footprints in the USA as suppliers of products for pest control, turf grass care, and for professional use in the hospitality, parks and recreation, transportation, sanitation, and golf care industries, as well as the recent addition of the cannabis cultivation industry. Management of the Company as well as distributor management agrees that the 25b minimum risk market has a solid future in the pest control sector. VES/UNI and TSP, along with TSP’s parent company, Rentokil, are constantly working with the Nature-Cide team to deploy and plan ways that the product can be utilized, and to build scalable programs for the various industries where Nature-Cide can receive the best positioning for long term sales growth.

Due to the continued planning and sponsorship coupled with the positive reception of Nature-Cide by the professional end user, the Nature-Cide product development team has entered into discussions with TSP product development personnel to create a unique product designed for turf grass applications in golf and other turf grass venues, including parks and recreation, by combining Nature-Cide with a blend of TSP Turf Fuel for the golf and turf care industries. The Turf Fuel and Nature-Cide product blend is currently in laboratory production. The Company is also in discussion with TSP management to register Nature-Cide in Canada. In 2017, Nature-Cide announced a new compressed air 16-ounce all-purpose insecticide prototype which was eventually produced for professional use. Due to the response and continued professional usage, along with social media promotion, we are in the process of finalizing development of a ready to use group of compressed air products to release to consumers. These products consist of the All-Purpose, Flea & Tick, Insect Repellent, and an outdoor formulation that was released in early 2020.

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 Nature-Cide License and Patent Application. Pacific Shore has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, one of the founders of the Company and Pacific Shore, to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by Pacific Shore or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between Pacific Shore, as sublicensor, and Med-X, as sublicensee, was merged and terminated. Accordingly, Pacific Shore can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2015, Med-X filed a patent application with the United States Office of Patents and Trademarks for its process of infusing Nature-Cide and other beneficial substances into growing soil for the agricultural and hemp and cannabis industries. Mr. Mills, our Chief Executive Officer, is named as the inventor. The patent was granted October 19, 2021 with Patent No. US 11,147,266 B2. Med-X plans to market and sell its Nature-Cide insecticidal soil to hemp, cannabis and other agricultural cultivators.

The license agreement with Matthew Mills has no termination date.  As of June 30, 2023 and December 31, 2022, no royalty payments are due under the license agreement.

Thermal-Aid

Thermal-Aid Headache Relief System. One of our directors, Dr. Hyson, is the inventor and grantee of three patents which have been provided to Pacific Shore in perpetuity to commercialize the Thermal-Aid Headache Relief System and Malibu Brands Pain Relief Cream. Patent details are as follow:

DEVICE AND METHOD FOR TREATMENT OF HEADACHE

Patent Number 5,700,238

Date Granted: December 23, 1997 – United Stated Patent Office

MEDICATED WRAP

Patent Number 6,313,370 B1

Date Granted: November 6, 2001 - United Stated Patent Office

MEDICATED WRAP

Patent Number: 7186260

Date Granted: March 6, 2007 - United Stated Patent Office

The license agreement with Dr. Hyson was executed in June 2012 for an initial five (5) year term with automatic annual 12-month renewal unless earlier terminated as provided for in the license agreement. As of June 30, 2023 and December 31, 2022, we have paid to Dr. Hyson aggregate royalties of $23,694 and $16,427, respectively, and had accrued royalties of $0 and $7,267 as of June 30, 2023 and December 31, 2022, respectively.

The MJT Network. We also operate the MJT Network® through our online media platform, www.marijuanatimes.org, which publishes media content regarding cannabis and hemp industries to generate revenue from advertisers and traffic optimizing venues. This platform has been publishing cannabis industry news and information since its launch in July 2015. The content is designed to cover a wide variety of topics relating to the cannabis and hemp industries on an ongoing basis, including news and current events, as well as the business, financial, legislative, legal, cultural, medical, scientific and technological aspects of the industry on a national and international level. Stories, columns, advice and analysis may come from a combination of regular consultants, contributors, freelance and staff writers, our personnel and public news sources. Once capitalized in late 2023, we plan to eventually add online ecommerce to the MJT Network website, offering branded industry products for sale from third party suppliers and from its own product lines, subject in all cases to compliance with applicable federal and state law. The network includes smart phone and tablet applications, and its original content is distributed across several digital platforms including web, native iOS, Vimeo Video, YouTube, Apple Podcast Audio and Apple News. At this time, it is uncertain if and when the Company will add e-commerce to the www.marijuanatimes.org website.

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Distributors

Most of the Company’s revenue is generated through a number of large distributors. Currently, Nature-Cide products are distributed by multiple pest control distributors such as VES/UNI, TSP and Forshaw and deployed to hundreds of pest control companies nationwide.  Nature-Cide products can also be found within the Amazon, Kroger and Walmart marketplaces. You can see some of these customers within our partner network using the following link: https://nature-cide.com/pages/store-locator. We also have begun supplying our products to Rentokil International in various countries such as India, Singapore and Hong Kong.

For the six months ended June 30, 2023, two distributors, Target Specialty Products and Veseris, accounted for 25% and 11% of our sales and for the year ended December 31, 2022, our two largest distributors, Veseris and Target Specialty Products, accounted for approximately 20% and 32% of our sales, respectively. Our relationship with our distributors is demand driven and the Company is set up within their distribution system as a supplier. There are no contracts in place at this time with domestic distributors as  domestic distributors do not require a written agreement. In September 2023, the Company entered into a distribution agreement with Ensystex for distribution in certain foreign countries (see “Recent Developments”). We cannot guarantee that we will be able to generate similar levels of sales from our largest customers in the future. Should one or more of these customers substantially reduce their purchases from us, our results of operations could be materially adversely affected. We anticipate this concentration to continue for the foreseeable future.

Vendors

The Company uses single supplier relationships for its raw materials purchases and filling capacity due to the unique formulation and components of each product line, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected.

The Company had two vendors that accounted for 75% of purchases during the six months ended June 30, 2023. Specific concentration for the two vendors were Actions & Company 21%, and Berje with approximately 54%.

The Company had two vendors that accounted for 77% of purchases during the year ended December 31, 2022. Specific concentration for the two vendors were Berje with approximately 57% and Actions & Company 20%.

The Company had  three  vendors that accounted for  77% of purchases during the year ended December 31, 2021. Specific concentration for the three vendors were Berje with approximately 40%, Actions & Company with approximately 23% and K-1 Packaging, Inc. at approximately 14%.

If significant suppliers become unable or unwilling to provide inventory in a timely manner, the Company believes that other suppliers are available to provide similar inventory at comparable prices.

Business of Pacific Shore

Pacific Shore is a Delaware corporation which, through its 99% owned subsidiary, Pacific Shore Holdings, Inc., a California corporation formed in January 2010(hereinafter, “PSH-CA”), is engaged in the business of product development, distribution, and marketing. On December 31, 2012, Pacific Shore, which prior to this date was an inactive public shell company without material assets or liabilities, consummated the acquisition of PSH-CA, a privately-held company, through a share exchange (the “Business Combination”). The closing of the Business Combination resulted in PSH-CA’s security holders becoming the controlling security holders of Pacific Shore, and PSH-CA becoming a 99% owned subsidiary of Pacific Shore. Pacific Shore had a trading symbol, “PSHR”, which we expect will remain inactive for the foreseeable future. Pacific Shore’s Chairman and Chief Executive Officer, Matthew Mills, is the President, a director, and a principal shareholder of Med-X, Inc.

Pacific Shore manufactures and distributes two 100% natural essential oil products owned by us, Nature-Cide and Malibu-Brands. Our Nature-Cide products have been tested in various regions across the United States and in Asia with positive results by multiple pest control companies, hotel and motel operators, agricultural personnel for various pests, and fire department personnel for snake control. Extensive testing by us and an independent third-party laboratory also indicates that our Nature-Cide products kill or deter a wide variety of pests, including but not limited to bed bugs, ants, fleas, ticks, cockroaches, crickets, and stink bugs, while repelling and or deterring various birds, rodents, and reptiles.

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After years of research and development, in February 2014, we became a certified and licensed pest control applicator in California for agricultural commercial pest control. In July 2015, we received our pest control business main license and officially launched as a California licensed pest control company in Los Angeles, California. In 2016, we became licensed to maintain landscaping in residential and commercial settings and we obtained our applicator license, which allows us to provide pest control services for exterior structures and landscape. Our pest management service is growing and is servicing numerous ranch style and upscale homes and properties in Los Angeles and Ventura Counties. Management’s intention is to franchise and or partner with other pest control service companies to offer the services and methods of our Nature-Cide service division as the Nature-Cide brand matures in the pest control, janitorial, transportation, and hospitality arenas. We also plan to increase its service footprint nationally by acquiring other established pest control service businesses that practice Integrated Pest Management protocols, if we have sufficient capital or financing to do so.

In 2014, as required for sale, we began registering our Nature-Cide products with multiple state EPA offices around the country. Our Ready to Use Nature-Cide All-Purpose Insecticide, Flea & Tick Insecticide, and Nature-Cide All-Purpose Commercial Concentrate in one and five-gallon containers for indoor and outdoor professional use were our first products to be registered with state EPA offices in 39 states. In 2016, we registered our Nature-Cide Ready to Use Outdoor insecticide as well as our Pest Management X2 Commercial Concentrate in sixty four ounce, one, two and a half, five, and 55 gallons for outdoor professional use. In 2018, Pacific Shore developed and released two new products, the Nature-Cide Insecticidal Dust for indoor and outside use, and Nature-Cide Pest Management Granular, for outdoor use. Both of the products are also in the process of being registered where applicable.

Currently the Nature-Cide products are positioned with national distributors including TSP, VES/UNI and Forshaw. Nature-Cide and its distributors have been able to promote Nature-Cide as a recognizable product line in the pest control industry in multiple states, as well as to promote the brand in social media (i.e. Facebook, Twitter, and LinkedIn). TSP, headquartered in Santa Fe Springs, California has approximately 35 distribution centers nationally, VES/UNI has approximately 30 distribution centers nationally, and Forshaw has 12 locations nationally.

We are currently selling Thermal-Aid and the Thermal-Aid Zoo online through various web sites including but not limited to FSAStore.com, Walmrt.com and Amazon.

Thermal-Aid

In addition to developing our own products, we also currently own an exclusive worldwide royalty-free license to sell a patented 100% natural therapeutic heating/cooling treatment pack called Thermal-Aid. Thermal-Aid is a clinically proven microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain. In a four-month, 96 patient clinical trial, the Thermal-Aid arthritis packs proved to reduce arthritis medications by 20% and it was perceived to have a 35% reduction in pain. During 2014, the entire Thermal-Aid product line, which includes 23 different configurations, became eligible for Flexible Spending Accounts for consumers nationally as well as being eligible for Worker Compensation reimbursement for patients nationally. Our full line of Thermal-Aid products is currently available through the Cardinal Health Distribution network, which includes FSAStore.com, AssuraMed, and Independence Medical. The entire Thermal-Aid line is also being carried by WBC Healthcare Distribution venues, which include Meyer Chiropractic Distribution, Meyer Physical Therapy, Meyer DC, Milliken Medical and Elivate Fitness. The Cardinal Health distribution network, of which AssuraMed and Independence Medical are a part, now also offers all Thermal-Aid products. Our Thermal-Aid Zoo Animals are also available at all California Kroger owned Ralphs Grocery Pharmacy locations as well as Colorado Kroger owned King Soopers locations, Utah Kroger owned City Market locations, and Kroger locations in Georgia, which encompass approximately 376 locations. We continue negotiating with Kroger to place our Thermal-Aid products in all Kroger chains nationally but there can be no assurance that we will reach such an agreement. Cardinal Health carries inventory of Thermal-Aid products in 22 distribution centers throughout the United States. This is in addition to various “As Seen on TV” stores located around the United States. Thermal-Aid has been seen on the Home Shopping Network and on NBC’s ShopHQ. In addition, we continue to run a Thermal-Aid Zoo infomercial in a national television campaign in the “As Seen on TV” category. The Kroger chain continues to invite the Thermal-Aid showcasing team to present the Thermal-Aid line to pharmacists that operate its pharmacy divisions.

Our chairman and founder, Mr. Mills, has licensed two trademarks to the Company on a perpetual royalty free basis that he recently acquired for “Thermal-Aid” and “Nature’s Therapeutic Source.” He also owns two patents related to Thermal-Aid. The first is a patent for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler. The second is for a thermal device and ornamental design for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler that may have the general appearance of a child’s toy or other configuration. Our chairman and founder Matthew Mills, has granted us an exclusive worldwide royalty-free license in perpetuity to utilize and sublicense these trademarks and patents to market, distribute, and sell Thermal-Aid, for which he was issued 4,605,337 shares of PSH-CA’s common stock which he subsequently exchanged for shares of our common stock (the “License Agreement”). Mr. Mills has not received any payments to date under this License Agreement. There are no milestones and no royalty rate associated with the License Agreement. The License Agreement was entered into as of January 15, 2010 (the “Effective Date”) and the initial term of the License Agreement was for a period of one year from the Effective Date. Thereafter, the License Agreement automatically renews each year for an additional year unless terminated in writing by either party to the License Agreement at least 30 days prior to the termination of the then current term. During the term, the license is exclusive to the Company. There have been no payments made to date and there are no milestones payments in the License Agreement.

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On June 22, 2012, we entered into an exclusive license agreement with Dr. Hyson, d.b.a. Hyson Medical Products, pursuant to which we were granted an exclusive license to utilize three patents currently owned by Dr. Hyson: (1) Device and Method for Treatment of Headache – 5,700,238 (December 23, 1997), (2) Medicated Wrap – 6,313,370 (November 6, 2001), and (3) Medicated Wrap – 7,186,260 (March 6, 2007). We are using the technology and case study covered by these patents to market additional private label consumer products under our brand to address headache pain relief, both migraine and tension. Dr. Hyson already sells his own line of headache pain relief and medicated wrap products for consumers. We have a license to utilize these patents for any branded products developed by us during the term of the license agreement. For such branded products, Dr. Hyson receives a license fee equal to 5% of net sales made by us of those products. There are no milestone payments associated with this license agreement. We will own the intellectual property to all of our branded products developed under this license agreement. The initial term of the license agreement is five (5) years with options exercisable for one-year extensions, subject to termination after two (2) years if by then we have not brought a branded product to market. We commercialized this technology within two (2) years by the launch of our Thermal-Aid Headache Relief System.

Agreement with the Dalmore Group

In March 2021, we entered into an engagement agreement with the Dalmore Group, LLC (“Dalmore”). Pursuant to the agreement, Dalmore is to provide certain services in connection with our Regulation A+ offerings. Prior to this offering we commenced a Regulation A+ offering which we paused on April 22, 2022 and will terminate immediately before effective time of the registration statement of which this prospectus forms a part. Also pursuant to the agreement, we paid Dalmore a fee equal to 100 basis points on the aggregate amount raised by the Company in the Regulation A+ offering and 7% commission on investors that were specifically introduced by Dalmore to the Company. We also paid Dalmore a one-time consulting fee of $20,000 and $5,000 for out-of-pocket expenses. To date we have paid Dalmore no commissions.

Patents and Trademarks

Below is a list of the Company’s patents and trademarks as of October 3, 2023:

Med-X Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
USA	88/218348	THE MARIJUANA TIMES IC 41	Pending	Trademark
USA	88/218390	M. THE MARIJUANA TIMES (stylized) IC 41	Pending	Trademark
USA	88/243436	MALIBU BRANDS (logo) IC 5	Pending	Trademark
USA	88/243444	MALIBU BRANDS (logo) IC 25	Pending	Trademark
Canada	2931915	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF	Published	Patent application; Anticipated expiration date May 31, 2036; Composition of matter and method patent
USA	11,147,266	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Issued	Patent; Expiration date May 31, 2036; Composition of matter and method patent
USA	62/170320	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (provisional)	Expired	Provisional Patent Application
USA	17/502228	SOIL BLENDS CONTAINING AN INSECTICIDE AND METHODS FOR PRODUCTION AND USE THEREOF (non-provisional)	Published	Pending patent application; Anticipated expiration date May 31, 2036; Composition of matter and method patent

Below is a list of Pacific Shore Holdings’ patents and trademarks as of October 3, 2023:

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Pacific Shore Holdings Patent and Trademark Summary

Country	Official No.	Title	Case Status	Property Type
Australia	1366146	ENERGY-X IC 3	Registered	Trademark
Australia	1366144	BURNER BALM IC 3	Registered	Trademark
Canada	1788556	NATURE-CIDE IC5 (owner: Matthew Mills)	Allowed	Trademark
China	21017818	NATURE-CIDE IC5 (owner: Matthew Mills)	Registered	Trademark
China	7911478	BURNER BALM IC 3	Registered	Trademark
China	1559469	THERMAL AID ZOO (stylized) IC 10	Registered	Trademark
China	15519468	THERMAL AID logo IC 5 & 10	Registered	Trademark
EU	0085884203	PERFORMANCE-X IC 3, 5 & 35	Registered	Trademark
EU	008583932	BURNER BALM IC 3, 5 & 35	Registered	Trademark
EU	008584088	ENERY-X IC 3, 5 &35	Registered	Trademark
Japan	5318604	ENERY-X IC 3	Registered	Trademark
Japan	5329859	BURNER BALM IC 3	Registered	Trademark
Korea	40-855739	ENERY-X IC 3	Registered	Trademark
Korea	40-0855633	BURNER BALM IC 3	Registered	Trademark
New Zealand	825514	BURNER BALM IC 3	Registered	Trademark
New Zealand	825515	ENERGY-X IC 3	Registered	Trademark
Thailand	756974	BURNER BALM IC 3	Registered	Trademark
USA	3753893	BURNER BALM IC 3 & 5	Registered	Trademark
USA	3777982	ENERGY-X IC 3	Registered	Trademark
USA	3628026	NATURE-CIDE IC 5 (owner: Matthew Mills)	Registered	Trademark
USA	3777984	ENERGY-X IC 5 (lip balm)	Registered	Trademark
USA	4444076	ENERGY-X IC 30	Registered	Trademark
USA	3064560	THERMAL AID IC 10 (suppl. Reg.)	Registered	Trademark
USA	4190596	ENERGY X IC 5 (gum)	Registered	Trademark
USA	6074312	THERMAL-AID	Registered	Trademark
USA	7182777	THERMAL DEVICE AND METHOD	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent
USA	7179280	THERMAL DEVICE	Issued	Patent; Expiration date Feb. 9, 2024; Composition of matter patent

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Competition

The sale of insecticides and other products for business and consumer customers are intensely competitive. We expect competition to intensify further in the future. Barriers to entry are relatively low. Current and new competitors can launch new products and can compete in the marketplace. We currently compete or potentially will compete with a number of other companies such as Bayer, Ecolabs, Envincio and Essentra, whose numbers will increase in the future, many of which are larger and possess greater human and capital resources than us, and already have well-established brand recognition. We face competition for readers and advertisers for our online news service. Nature-Cide will encounter intense competition from other all-natural and chemical-based pesticides that have been on the market for years, including those designed for the agricultural markets such as cannabis cultivators. Management believes we can compete effectively, but we cannot assure that competition will not impair the maintenance and growth of our planned businesses.

Government Regulation

We are  subject to government regulations in the conduct of its business which tend to increase costs and potentially have a material adverse impact on our operating results, financial condition and business performance, including but not limited to (1) employment laws generally applicable to all businesses, including laws covering wages, working conditions, health, safety, working hours and similar matters, (2) laws designed to protect the environment, including those applicable to farming operations, (3) laws enforced by the Federal Trade Commission (“FTC”) and equivalent state agencies governing advertising and representations made by businesses, and (4) laws enforced by the FDA which govern safety and claims made with respect to food and other products consumed by the public. See “Risk Factors – Risks Relating to Our Business -- Our business is subject to various government regulations.”

Below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where we may become involved, through our subsidiaries, in the cannabis industry.

The United States federal government regulates drugs in large part through the CSA. Marijuana, which is a form of cannabis, is classified as a Schedule I controlled substance. As a Schedule I controlled substance, the U.S. Drug Enforcement Agency (the “DEA”) considers marijuana to have a high potential for abuse. Three is no currently accepted medical use in treatment in the United States nor an accepted safety for use of the drug under medical supervision. The federal government classifies cannabis having a THC concentration of greater than 0.3% as marijuana. Cannabis with a THC concentration below 0.3% is classified as hemp.

The scheduling of marijuana as a Schedule I controlled substance is inconsistent with what we believe to be widely accepted medical and recreational uses for marijuana by physicians, researchers, patients, and consumers. Moreover, as of February 4, 2021 and despite the clear conflict with federal law, at least 36 states and the District of Columbia have legalized marijuana for medical use, although Mississippi’s medical cannabis legalization measure is under challenge. Fifteen of those states and the District of Columbia have legalized the adult-use of cannabis for recreational purposes, although South Dakota’s adult-use measure is also subject to potential challenge. In November 2020, voters in Arizona, Montana, New Jersey, and South Dakota voted by referendum to legalize marijuana for adult use, and voters in Mississippi and South Dakota voted to legalized marijuana for medical use.

Unlike in Canada, which uniformly regulates the cultivation, distribution, sale, and possession of marijuana at the federal level under its Cannabis Act, marijuana is largely regulated at the state level in the United States. Although certain states and territories of the United States authorize medical or adult-use marijuana production and distribution by licensed or registered entities, under the CSA, the possession, use, cultivation, and transfer of marijuana and any related drug paraphernalia is illegal. Although our activities are compliant with the applicable state and local laws in the states in which we plan to operate, strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under United States federal law nor provide a defense to any federal criminal action that may be brought against us.

In 2013, as more and more states began to legalize medical and/or adult-use marijuana, the federal government attempted to provide clarity on the incongruity between federal law and these state-legal regulatory frameworks. Until 2018, the federal government provided guidance to federal agencies and banking institutions through a series of DOJ memoranda. The most notable of this guidance came in the form of a memorandum issued by former U.S. Deputy Attorney General James Cole on August 29, 2013 (the “Cole Memorandum”). The Cole Memorandum offered guidance to federal agencies on how to prioritize civil enforcement, criminal investigations and prosecutions regarding marijuana in all states and quickly set a standard for marijuana-related businesses to comply with. The Cole Memorandum put forth eight prosecution priorities:

1.	Preventing the distribution of marijuana to minors;

2.	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs and cartels;

3.	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

4.	Preventing the state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

5.	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

6.	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

7.	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

8.	Preventing marijuana possession or use on federal property.

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On January 4, 2018, former U.S. Attorney General Sessions rescinded the Cole Memorandum by issuing a new memorandum to all United States Attorneys (the “Sessions Memo”). Rather than establishing national enforcement priorities particular to marijuana-related crimes in jurisdictions where certain marijuana activity was legal under state law, the Sessions Memo simply rescinded the Cole Memorandum and instructed that “[i]n deciding which marijuana activities to prosecute... with the [DOJ’s] finite resources, prosecutors should follow the well-established principles that govern all federal prosecutions.” Namely, these include the seriousness of the offense, history of criminal activity, deterrent effect of prosecution, the interests of victims, and other principles.”

President Biden’s Attorney General, Merrick Garland, was confirmed by the United States Senate on March 10, 2021. It is not yet known whether the DOJ under President Biden and Attorney General Garland will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy. Attorney General Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a useful use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.

Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of marijuana will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to marijuana (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole Memorandum, enforcement priorities are determined by respective United States Attorneys.

In order to participate in either the medical or recreational sides of the marijuana industry in California and elsewhere, all businesses and employees must obtain badges and licenses from the state and, for businesses, local jurisdictions. California became the first state to allow medicinal cannabis use when voters passed the Compassionate Use Act in 1996. Today, cannabis is legal in California for both medicinal and adult (recreational) use.

Relevant California Statutes

The main statute for cannabis businesses in California is in the Business and Professions Code. It is called the Medicinal and Adult Use Cannabis Regulation and Safety Act (“MAUCRSA”). MAUCRSA sets up a basic framework for licensing, oversight and enforcement related to cannabis businesses.

Relevant California Regulations

The California Department of Cannabis Control makes regulations for cannabis businesses. These regulations specify:

•	License application procedures;
•	Rules for running a cannabis business;
•	What can and cannot be made into a cannabis product, and what ingredients can and cannot be used;
•	Packaging requirements to prevent contamination and to inform consumers about what’s inside;
•	The testing that each product must pass before it can be sold; and
•	Enforcement actions that may be taken if a business is not following the rules.

Equity Ordinances in California

Some cities and counties in California have ordinances for equity programs to help people negatively affected by the federal ”war on drugs” policies from the 1970s and create a more inclusive marketplace. Each ordinance supports equity applicants in different ways, such as:

•	Faster application processes;
•	Assistance during the licensing process;
•	Help with operating your business; and
•	Direct financial support

Laws and regulations affecting the adult-use marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state, and federal adult-use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

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In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Blumenauer Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds DOJ. The Rohrabacher-Blumenauer Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Rohrabacher-Blumenauer Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical issues. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA. These developments previously were met with a certain amount of optimism in the cannabis industry, but, as of the date of the filing of this registration statement of which this prospectus is a part, (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, and (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations Bill that must be renewed annually, has not currently been renewed beyond February 18, 2022.

Regulatory Considerations

Pursuant to EPA guidelines, the Company’s currently sold Nature-Cide products are a minimum risk pesticide. Because the EPA has determined that certain “minimum risk pesticides” pose little to no risk to human health or the environment, the EPA has exempted them from the requirement that they be registered under the Federal Insecticide, Fungicide, and Rodenticide Act. Generally, the FDA does not review products that claim to meet the criteria for determining whether a product is exempt from pesticide regulation. Rather, the producer of the product is responsible for evaluating whether the product meets the criteria.

Although the FDA does not require “minimum risk pesticides” to be registered, various states require product label registration. The Company’s Nature-Cite products are registered in the following states: Alabama, Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Florida, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming.

The Company’s newest formulation of Nature-Cide is not yet registered with any states and it is not yet being sold.

The Company believes that its Thermal-Aid product is exempt from FDA requirements. The product is basically used and treated as a heating and cooling pack which is exempt from FDA registration. The Company does not believe that its Malibu Brands product is subject to FDA registration as it is a homeopathic cream which does not require registration with the FDA. The MJT Network does not produce or sell any products. It is merely an industry publication that features stories focusing on companies who are involved in the cannabis industry. Accordingly, the Company does not believe that the activities of the MJT Network are subject to any government regulation.

Employees

As of October 3, 2023, we had fifteen (15) full-time employees, five of whom are executive officers of Med-X. We plan to actively hire employees at such time as we have sufficient capital or financing to fund the expanded launch of its business plan.

Property

Effective October 15, 2020, Pacific Shore along with Med-X entered into the 1st Amendment to the Lease of 8236 Remmet Avenue Canoga Park, CA 91304 in order to extend the term of the lease for an additional five years, or until October 14, 2025. The facility is approximately 30,000 square feet of which Med-X currently occupies approximately 2,500 square feet of office space. Pacific Shore leases that space from an unaffiliated landlord pursuant to a five-year commercial lease that was renewed for an additional five years in October 2020 in an arms-length transaction (See Note 7 to the financial statements). The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area. We currently pay $26,944.20 a month for rent for this facility.

Seasonality

Our operations may be materially affected by seasonality for outdoor cultivation operations. Nature-Cide is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. Lower sales volumes may be experienced at other times during the year.

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Credit Facilities

Crestmark Bank

On November 27, 2012 the Company entered into the Loan Agreement and the Note with Crestmark Bank for a $1,500,000 bank loan. The Note has an annual interest of 2% in excess of the prime reported by the Wall Street Journal, provided at any given time the interest rate shall not be less than 5.25% per annum. Pursuant to the Loan Agreement, PSH granted Crestmark a security interest in all of its assets, including goods, inventory, equipment, and deposit accounts. In connection with the Loan Agreement the Guaranty was provided by the Guarantor for the performance of the obligations under the Loan Agreement by PSH including the payment of the Loan and any accrued interest therein. Pursuant to the Guaranty and the Loan Agreement, on November 27, 2012 PSH and Crestmark entered into the Security Agreement, providing Crestmark with a continuing security interest over Guarantor’s personal property including, (a) accounts; (b) goods; (c) inventory; (d) equipment; (e) chattel paper; (f) instruments, including promissory notes; (g) investment property; (h) documents; (i) deposit accounts; (j) commercial tort claims specifically identified by Crestmark; (k) money (I) letter of credit rights; (m) general intangibles; (n) supporting obligations; and (o) to the extent not listed above as original collateral, all proceeds and products of the foregoing. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of June 30, 2023, December 31, 2022 and December 31, 2021, the outstanding balance was $160,067, $47,789 and $14,642, respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

Line of Credit Agreement

On August 6, 2022, the Company entered into the Line of Credit Agreement. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) an event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days. As of June 30, 2023 and December 31, 2022, the Company has drawn $499,666 and $500,000 against the Line of Credit Agreement, respectively, and had interest payable of $3,608 and $2,744, respectively. Currently the line is fully utilized. On September 28, 2023, the Company entered into an amendment to the promissory note issued in connection with the Line of Credit Agreement pursuant to which amounts owed under the agreement will automatically convert into 100,000 shares of common stock upon closing of this offering at the public offering price based on an assumed public offering price of $5.00 per share.

Corporate Information

We were formed in February 2014 in Nevada. Our subsidiaries consist of Pacific Shore Holdings, Inc., a Delaware corporation, and Pacific Shore Holdings, Inc., a California corporation. Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 349-2870. Our website address is www.MEDX-RX.com. Information contained on, or accessible through, our website is not a part of this prospectus or the registration statement of which it forms a part.

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MANAGEMENT

The following table sets forth the names and ages of all of our directors and executive officers as of the date of this prospectus. Our Board is currently comprised of eight members, who are elected annually to serve for one year or until their successor is duly elected and qualified, or until their earlier resignation or removal. Executive officers serve at the discretion of the Board and are appointed by the Board.

Name	Position	Age	Term of Office

Dr. David E. Toomey	Chief Science Officer	58	Inception to Present (1)

Matthew A. Mills	Chairman of the Board and Chief Executive Officer	58	Inception to Present (1)

Ronald J. Tchorzewski	Director and Chief Financial Officer	73	Inception to Present (1)

Jennifer J. Mills	Director, President and Corporate Secretary	52	Inception to Present (1)

Nick Phillips	Chief Media Officer	40	September 19, 2019 to Present

Dr. Morton I. Hyson(2)	Director	74	April 15, 2015 to Present(1)

Dr. Allan Kurtz(2)	Director	67	April 15, 2015 to Present(1)

Fred Dashiell, Jr. (2)	Director	82	July 1, 2018 to Present(1)

Michael Kuntz(2)	Director	60	October 29, 2021 to Present(1)

__________

(1)

This person serves in the indicated position until the person resigns or is removed or replaced by a duly authorized action of the Board or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in February 2014, or since the date indicated, if not since inception.

(2)	This person is an independent director of the Company.

David E. Toomey, D.O., A.C.O.F.P., has served as our Chief Science Officer since our inception. Dr. Toomey was a member of our board of directors from our inception until October 21, 2021.  From our inception in February 2014 until October 2021, Dr. Toomey was the Company’s Chief Executive Officer. In October 2021, Dr. Toomey resigned as our Chief Executive Officer and became the Company’s Chief Science Officer. He has been the Executive Vice President and a Director of Pacific Shore Holdings, Inc. since its inception in December 2007. Dr. Toomey is a board-certified family physician specializing in family medicine, geriatric care, and hospice and palliative care for more than twenty years. He has served on the Physician Consultant Board of several Fortune 500 insurance companies, where he was responsible for developing physician practice guidelines. He has participated in numerous phase 3 and 4 study protocols for several multi-national pharmaceutical companies. Dr. Toomey is currently the President of TDP Enterprises, LLC. Medical Group, a position he has held for the last 15 years. Dr. Toomey is a Medical Director for several hospice and palliative care organizations, a position he has held for the last 8 years. He continues to actively practice clinical medicine. Dr. Toomey attended Saint Joseph’s University in Philadelphia, Pennsylvania and graduated in 1991 from the Philadelphia College of Osteopathic Medicine. We believe that Dr. Toomey is qualified to serve as a member of the Board because of his background in science and medicine.

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Matthew A. Mills has been our Chairman of the Board, President and Chief Operating Officer since our inception in February 2014 through October 2021.  In October 2021, he resigned as president and Chief Operating Officer and became our Chief Executive Officer. He is also the Chairman, Chief Executive Officer, and President of Pacific Shore, positions he has held since January 2008. From July 2001 to June 2003, Mr. Mills was the Chief Operating Officer of Bidz.com Inc., an online auction company (“Bidz”). He began working for Bidz in 1998 where his responsibilities included operations, banking, marketing, investor relations, public relations, and business development. In January 2002, Mr. Mills was promoted to the position of Investor Relations Director of Bidz. From March 2001 to January 2002, Mr. Mills was the Vice President of Marketing for Bidz and was responsible for managing all areas of marketing for Bidz. From December 1995 to August 1998, Mr. Mills was a regional manager for Ford Motor Company in Los Angeles, California, where he was responsible for financing documentation, customer service and returned vehicle processing. From November 1993 to November 1995, he owned and operated Imports Plus, a private company that imported floral products from Mexico to Los Angeles, California. From June 1987 to September 1993, Mr. Mills was a wholesale auction manager for Sports Cars West Ltd. located in Reseda and Oceanside, California. Mr. Mills attended the University of Arizona from January 1983 until June 1986, where he concentrated in Psychology and Economics. We believe that Mr. Mills is qualified to serve as a member of the Board because of his extensive business background.

Ronald J. Tchorzewski has been one of our Director and our Chief Financial Officer since our inception in February 2014. He is also the Chief Financial Officer of Pacific Shore, a position he has held since June 2010. Mr. Tchorzewski has over 35 years of experience in financial accounting and reporting. He is currently the owner of CFO Consultancy in Escondido, California. Founded by Mr. Tchorzewski in 2009, CFO Consultancy is an independent consulting service providing chief financial officer level support, including business plan development, capital raising advice, and day-to-day accounting services to start-up and developmental stage companies. From 2008 to 2009, Mr. Tchorzewski was the chief financial officer and corporate controller of TV Magic, Inc., a full service technology company encompassing all aspects of systems design, engineering, procurement of equipment and materials, installation, testing, and maintenance of broadcast quality television, and audio visual installations located in San Diego, California. From 2005 to 2008, he was the chief financial officer and corporate controller of Framemax, Inc., a light gauge steel prefabricated panelized wall systems manufacturer and installer located in Poway, California. From 2003 to 2005, he was the chief financial officer and corporate controller of Skyriver Communications, Inc., a high-speed wireless broadband internet access and Wi-Fi solution provider located in San Diego, California. From 1999 to 2001 he was chief financial officer for Internet Appliance and iPolicy Networks which were startups in the Internet space. From 1996 to 1999 he was chief financial officer for SoloPoint, a consumer telephonic device company which was a publicly traded company. From 1993 to 1996 he was chief financial officer for ULTRADATA Corporation, a financial services software company which he managed through an IPO. From 1987 to 1993 he was Vice President and Corporate Controller for Cadence Design Systems, a public company which is a world leader in Electronic Design Automation software. Mr. Tchorzewski holds a master’s degree in business administration (finance) and a Bachelor of Science degree in business administration (accounting) from Seton Hall University. We believe that Mr. Tchorzewski is qualified to serve as a member of our Board because of his background in finance and accounting.

Jennifer J. Mills has been one of our Directors and our Executive Vice President and Corporate Secretary since our inception in February 2014 and a director and Corporate Secretary of Pacific Shore since January 2011. In October 2021, she was appointed President of the Company. From September 1993 to November 2000, Mrs. Mills worked for McNutt & Taylor, CPAs as a bookkeeper. Her duties included handling accounts payable, accounts receivable, and payroll, reconciling financial and bank statements, preparing month-to-date, quarter-to-date, and year-to-date financial reports, and corresponding with clientele. From June 1992 to September 1993, Mrs. Mills was a member of the accounting department for South Pacific Rehab Services (“SPRS”) in Encino, California. Her responsibilities at SPRS included assisting the Vice President, handling accounts payable, accounts receivable, and payroll and corresponding with therapists and rehab facilities. From March 1990 to June 1992, Mrs. Mills was the office manager of Park Place Management, where she was in charge of all rental agreements, accounts payable, accounts receivable, and payroll. Mrs. Mills received her bachelor’s degree in liberal studies with an emphasis in mathematics from California State University, Northridge in 1994. We believe that Ms. Mills is qualified to serve as a member of our Board because of her accounting background and knowledge of the Company.

Nick Phillips has been our Chief Media Officer since September 19, 2019. In 2010, Mr. Phillips became the Digital Marketing Director of Pacific Shore, and in 2015, our Vice President of Business Development. Before working for Pacific Shore, Mr. Phillips started a boutique digital marketing agency called Bloczone that managed local and corporate business digital marketing efforts. From 2005 to 2009, Mr. Phillips worked in Hollywood at GMT Studios and Raleigh Studios. It was there that he worked on numerous film, television, and commercial productions. Nick holds a bachelor's degree in English from Michigan State University.

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Dr. Allan Kurtz has been one of our directors since April 15, 2015 and a director of Pacific Shore since January 2011. Dr. Kurtz is board certified in internal medicine and has owned and operated Allan Kurtz, a Professional Medical Corporation, since 1986. Dr. Kurtz received his medicine doctor degree from the College of Health Sciences in Des Moines, Iowa in 1980 and completed a rotating internship and an internal residency at Botsford General Hospital in Farmington Hills, Michigan in 1984. Since 1986, Dr. Kurtz has been the Medical Director of Warner Medical Center and the California Center of Longevity Medicine. He is also a long time member of the American Osteopathic College of Internal Medicine.  We believe that Dr. Kurtz is qualified to serve as a member of our Board of because of his background in medicine.

Dr. Morton I. Hyson has been one of our directors since April 15, 2015. Since November 1990, Dr. Hyson has been in private practice as a Board Certified Neurologist in Las Vegas, Nevada. He is also a Clinical Assistant Professor at Touro University in San Francisco, California, where he has been teaching since September 2000. He also serves as a Clinical Associate Professor at the University of Nevada, School of Medicine, where he has been teaching since October 1993. He was a Neurologist in private practice in Arlington, Texas from 1983 until 1990, where he also served as a Clinical Associate Professor at the University of Texas, Southwestern Medical School in Dallas, Texas from October 1983 until October 1990. Dr. Hyson also served as the Medical Director of the Muscular Dystrophy Association in Las Vegas, Nevada from September 1991 until June 1993. Dr. Hyson earned a Bachelor of Arts in Music in 1992 from the Cleveland Institute of Music, Case Western Reserve University, after attending the University of Michigan from 1967 to 1969 in pre-medical studies. From 1972 until 1974, Dr. Hyson attended Cincinnati Conservatory of Music, where he studied Opera. Dr. Hyson returned to his medical studies in 1974 when he attended Columbia University from September 1974 until May 1975. He earned his M.D. from Wayne State University School of Medicine in 1979, and was an Intern in Internal Medicine at Sinai Hospital of Detroit from 1979 until 1980. Dr. Hyson did his Neurology Residency at McGill University, Montreal Neurological Hospital from 1980 to 1983. He is certified by the American Board of Psychiatry and Neurology and the National Board of Medicine Examiners. His professional affiliations include the American Medical Association, the American Academy of Neurology, the American Academy of Neurological and Orthopedic Surgeons, the American Headache Society, the Clark County Medical Society, the Nevada State Medical Association and the Conroe Regional Medical Center. Dr. Hyson is the inventor and grantee of three patents in the medical field issued by the United States Office of Patents and Trademarks, which he has licensed to Pacific Shore. We believe that Dr. Hyson is qualified to serve as a member of our Board of because of his background in medicine.

Fred Dashiell, Jr. has been a director of Pacific Shore since June 2011. Mr. Dashiell has been an adjunct professor at Chapman University in Orange, California since 2010 and a visiting scholar at the University of California at Los Angeles in Los Angeles, California since 2007. From 2000 to 2009, he was a senior computer scientist at MindBox, Inc., a software technology company located in Greenbrae, California. From 1995 to 2000, Mr. Dashiell was a computer scientist at Brightware, Inc., an artificial intelligence company located in Novato, California. From 1984 to 1995, Mr. Dashiell worked and consulted for Inference Corporation, a software technology company. From 1981 to 1984, he was a principal member of the technical staff of Citicorp, Transaction Technology, Inc. From 1977 to 1981, Mr. Dashiell was a senior research scientist with R and D Associates. From 1975 to 1977, Mr. Dashiell was a Bateman Research Instructor in mathematics at the California Institute of Technology. From 1973 to 1975, he was an adjunct assistant professor in mathematics at the University of California at Los Angeles in Los Angeles, California. Mr. Dashiell received a Bachelor of Science degree in physics from the University of North Carolina at Chapel Hill in 1963 and a Ph.D. in mathematics from the University of California at Berkeley in 1973.

Michael J Kuntz. has been one of our directors since October 29, 2021.  Mr. Kuntz is currently Managing Director of Young America Capital, a boutique investment bank focused exclusively on middle- market growth companies, a position that he has held since 2016.   For the last 32 years, he has worked exclusively with middle market and start-up growth companies, both as an investment banker and as Chief Financial Officer/Chief Operating Officer. From 1989-1999, he worked at Pacific Growth Equities,  Ferris, Baker Watts and Pennsylvania Merchant Group where he raised over $1.2 billion for companies in the technology, healthcare, medical devices and consumer products industries. From 1999-2005,  he worked on the operational side as CFO/COO for 2 start-up technology companies, CyberAction, a developer of digital collectable cards and Wet Electrics/Cyberaction a developer of video integration software targeted at the theatrical community. In 2000, he founded Cirrus Digital, a broadband deliver company focused on providing internet protocol based cable television services over legacy copper wire infrastructure.  In 2006, he joined ROGO Capital, as Head of Investment Banking.  He received his MBA from the Fuqua School of Business at Duke University and is B.S. in finance. We believe that Mr. Kuntz is qualified to serve as a member of our Board because of his executive and management experience.

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 Family Relationships and Other Arrangements

Jennifer Mills, our President and Corporate Secretary, is the spouse of Matthew Mills, our Chairman and Chief Executive Officer.

Other than as set forth above, there are no familial relationships or arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, except as set forth below, none of our directors, executive officers (including those of our subsidiaries), promoters or control persons have:

•	had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•

been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•

been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Settlement Agreement with the California Department of Business Oversight

In May 2017, the Company was verbally informed DBO that a former employee of the Company, Arthur Avanesov, had been the subject of the Order. We had no knowledge of Mr. Avanesov’s Order when we hired him on April 1, 2015. Thus, the Company did not have knowledge of Mr. Avanesov’s past hearing decision or Final Order.

                Initially, the DBO requested that we consent to an order covering the omission of Mr. Avanesov’s Order in our disclosure documents. We declined because we did not believe it was legally required (he was not an officer or director), we were unaware of the Order, and we could demonstrate reasonable care in conducting our due diligence of Mr. Avanesov.  We also refused to consent to any adverse order by the DBO because we did not want to risk triggering SEC disqualification from the exemptions under Regulation A+ or Regulation D for being deemed a “bad actor” pursuant to Rules 262 and 506 under these Regulations.

                The Company and the DBO continued to discuss the merits of the matter. The DBO eventually indicated it was not their intent to trigger any “bad actor” disqualification, and that litigating the matter would be time-consuming, costly and uncertain given the facts we had presented. No formal case or complaint was ever filed. Instead, on September 4, 2017, a voluntary Settlement Agreement was entered into by the Company, its officers and directors and the DBO, avoiding any order being issued by the DBO.  In the Settlement Agreement, the Company agreed not to violate Section 25401 of the California Corporations Code, which governs disclosures in selling securities within California. This Settlement Agreement became effective on September 6, 2017 when it was signed by the DBO Commissioner.  Mr. Avanesov is no longer employed by, and does not otherwise provide any services to, the Company.

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Administrative Order and Settlement with State Securities Commissions

In July 2011, the Pennsylvania Securities Commission issued a Summary Order to Cease and Desist against Pacific Shore and our President, Mr. Mills. The Summary Order directed respondents to cease from making telephone solicitations to persons with whom they did not have a pre-existing business relationship. We achieved a settlement with the Pennsylvania Securities Commission which resulted in the Summary Order being rescinded on November 22, 2011.

On August 7, 2013, the California Department of Business Oversight issued the “DBO Order against Pacific Shore and Mr. Mills. The DBO Order asserted that in June 2011, the respondents had offered shares from the State of California by calling a person with whom they did not have a pre-existing relationship. Respondents believe that this DBO Order stems from the same facts as the Pennsylvania Summary Order that was rescinded. The DBO Order stated that the respondents were to desist and refrain from further offer or sale of securities in the State of California until qualification is made or unless the offer and sale are exempt from qualification. In October 2013, Pacific Shore commenced a private placement of common stock in compliance with Rule 506(c) of Regulation D of the Securities Act, which is exempt from qualification in California and permits general solicitation.

 Board Leadership Structure and Role in Risk Oversight

The Board, as a unified body and through its committee participation, will organize the execution of its monitoring and oversight roles and does not expect the Chairman to organize those functions. Our primary rationale for separating the positions of Chairman and CEO is the recognition of the time commitments and activities required to function effectively as the Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has permitted the Board to recruit senior executives into the CEO position with skills and experience that meet the Board’s planning for the position, some of which such individuals may not have extensive public company board experience.

The Board has three standing committees: Audit, Compensation and Corporate Governance/Nominating. The membership of each of the committees of the Board is comprised of independent directors, with each of the committees having a chairman, each of whom is an independent director. The charter of each committee to be adopted effective as of the effective date of the registration statement of which this prospectus forms a part will be posted on our investor website as of such date.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for ensuring that the risk management processes designed and implemented by management will be effective.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing our company. Each quarter, the Board will receive presentations from senior management on matters involving our key areas of operations.

Director Independence

Our Board currently consists of seven directors. Dr. Hyson, Dr. Kurtz and Fred Dashiell, Jr. and Michael Kuntz are “independent” as defined in Rule 5605(a)(2) of Nasdaq’s listing standards. We may appoint additional independent directors to our Board in the future, to serve on our planned committees.

Audit Committee

We have a separately-designated standing audit committee (the “Audit Committee”) established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee’s responsibilities include, among other things: (i) selecting and retaining an independent registered public accounting firm to act as our independent auditors, setting the compensation for our independent auditors, overseeing the work done by our independent auditors and terminating our independent auditors, if necessary, (ii) periodically evaluating the qualifications, performance and independence of our independent auditors, (iii) pre-approving all auditing and permitted non-audit services to be provided by our independent auditors, (iv) reviewing with management and our independent auditors our annual audited financial statements and our quarterly reports prior to filing such reports with the SEC including the results of our independent auditors’ review of our quarterly financial statements, and (v) reviewing with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements. We have adopted an Audit Committee Charter which is posted on our website at https://ir.medx-rx.com/corporate-governance/governance-documents-2/.

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The Audit Committee consists of Dr. Allan Kurtz, Fred Dashiell, Jr. and Michael Kuntz who is the chairman of the Audit Committee. Michael Kuntz is our audit committee financial expert. Under the applicable rules and regulations of Nasdaq, each member of the audit committee must be considered independent in accordance with Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of the members is “independent” as that term is defined under applicable Nasdaq and SEC rules.

Compensation Committee

We have a separately-designated compensation committee (the “Compensation Committee”). The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has responsibility for, among other things, (i) recommending to the Board for approval the overall compensation philosophy for our company and periodically reviewing the overall compensation philosophy for all employees to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking, (ii) reviewing annually and making recommendations to the Board for approval, as necessary or appropriate, with respect to our compensation plans, (iii) based on an annual review, determining and approving, or at the discretion of the Compensation Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each of our officers, (iv) reviewing and making recommendations to the Board with respect to the compensation of directors, (v) overseeing our regulatory compliance with respect to compensation matters, (vi) reviewing and discussing with management, prior to the filing of our annual proxy statement or annual report on Form 10-K, our disclosure relating to executive compensation. The Compensation Committee has the power to form one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee.

The charter of the Compensation Committee will grant the Compensation Committee authority to select, retain, compensate, oversee and terminate any compensation consultant to be used to assist in the evaluation of director, chief executive officer, officer and our other compensation and benefit plans and to approve the compensation consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may also select or retain advice and assistance from an internal or external legal, accounting or other advisor as the Compensation Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities and will have the direct responsibility to appoint, compensate and oversee any such advisor. The Compensation Committee has adopted a Compensation Committee Charter, which is posted on our website https://ir.medx-rx.com/corporate-governance/governance-documents-2/.

The Compensation Committee consists of Michael Kuntz, who is the chairman of the Compensation Committee, and Fred Dashiell. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5602(a)(2) and applicable SEC rules.

Corporate Governance/Nominating Committee

We have a corporate governance/nominating committee (the “Governance/Nominating Committee”), which has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, (v) developing and recommending to the Board Corporate Governance Guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the our Corporate Governance Guidelines, and (vi) reviewing potential conflicts of interest involving directors and determining whether such directors may vote on issues as to which there may be a conflict. The Governance/Nominating Committee is responsible for identifying and evaluating candidates for director. Potential nominees are identified by the Board based on the criteria, skills and qualifications that are deemed appropriate by the Governance/Nominating Committee. The Governance/Nominating Committee believes that candidates for director should have certain minimum qualifications, including high character and integrity, an inquiring mind and vision, willingness to ask hard questions, ability to work well with others, freedom from conflicts of interest, willingness to devote sufficient time to the Company’s affairs, diligence in fulfilling his or her responsibilities and the capacity and desire to represent the best interests of the Company and our stockholders as a whole and not primarily a special interest group or constituency. While our nominating criteria does not prescribe specific diversity standards, the Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board. The Governance/Nominating Committee has  adopted a Governance/Nominating Committee Charter which is available on our website at https://ir.medx-rx.com/corporate-governance/governance-documents-2/.

The Governance/Nominating Committee consists of two members: Michael Kuntz  (chairperson of the committee) and Fred Dashiell. The Board has determined that all of the members are “independent” under Nasdaq Listing Rule 5605(a)(2) and applicable SEC rules.

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Code of Business Conduct and Ethics

We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, officers and employees, which can be found on our website at https://ir.medx-rx.com/corporate-governance/governance-documents-2/. We intend to disclose any future amendments to our Code of Business Conduct and Ethics, or any waivers of such code, on our website or in public filings.

EXECUTIVE COMPENSATION

Summary Compensation Table

During the Company’s fiscal years ended December 31, 2022 and 2021, we paid the following aggregate salaries to our current executive officers:

Name and Principal Position	Year	Salary(1) ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)	Stock Awards ($)	Total ($)

Dr. David Toomey,	2022	-				0
Chief Science Officer	2021	120,000	-	-	-	120,000

Matthew A. Mills,	2022	359,375				359,375
Chief Executive Officer	2021	383,281	-	-	-	383,281

Ronald J. Tchorzewski	2022	215,625				215,625
Chief Financial Officer	2021	166,223	-	-	-	166,233

Jennifer J. Mills,	2022	182,083				182,083
President and Corporate Security	2021	185,933	-	-	-	185,933

Nick Phillips	2022	190,000				190,000
Chief Media Officer	2021	165,724	-	-	-	165,724

(1) The figures in the above table include compensation paid in 2022 and 2021 and therefore reflect the salary reductions made in 2022 and 2021 due to COVID-19. The Company anticipates returning to pre-COVID-19 salary levels in the future.

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Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date. We do not plan to enter into any employment agreements with our executive officers or other employees prior to the effectiveness of the registration statement of which this prospectus is a part; however, we may enter into employment agreements with them in the future.

Stock Option Plan

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The Plan allows the Company to offer an option or a share purchase right to an employee, director, consultant or a member of the Board. Under the Plan, the maximum number of shares that may be issued will not exceed 10,000,000. The term of the option will not exceed 10 years from the date of grant. As of December 31, 2021, there are a total of 66,083 stock options outstanding. The exercise post-split price of the stock options is $36.00 per share for  44,667 of them, $39.60 per share for post-split 16,667 and $48.00 per share for post-split 4,750 of them. During 2018 the Company granted 833 stock options to Fred Dashiell, Jr., a recently appointed member of the Board. These options vested post-split 208 options during each of 2019, 2020 and 2021.

The fair market value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period:

(1) Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2) Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3) Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4) Fair value of the common stock - When estimating the fair value of the common stock on the grant dates, management used the pricing in the most recent financing activities.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the total outstanding equity awards as of December 31, 2022, for each Named Executive Officer:

Option awards
Named Executive Officers	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date
Dr. David Toomey	8,333	$36.00	5/1/2026

Ronald Tchorzewski	8,333	$36.00	5/1/2026

Matthew Mills	8,333	$36.00	5/1/2026

Jennifer Mills	8,333	$36.00	5/1/2026

Nick Phillips	8,333	$36.00	5/1/2026

The following is a summary of the Company’s stock option activity for the years ended December 31, 2022 and 2021:

		Weighted
		Average
	Options	Exercise
	Outstanding	Price

Outstanding at December 31, 2020	61,333	$36.60
Granted	4,750	$48.00
Canceled	-	-
Exercised	-	-
Outstanding at December 31, 2021	66,083	$37.20
Exercisable at December 31, 2021	61,125	$36.60
Granted	-	-
Canceled	-	-
Exercised	-	-
Outstanding at December 31, 2022	66,083	$36.60
Exercisable at December 31, 2022	62,520	$36.60

Unamortized compensation expense associated with unvested options is $20,532 as of December 31, 2022. The weighted average period over which these costs are expected to be recognized is approximately 3 years.

Director Compensation

We currently do not pay our directors any compensation for their services as Board members. Upon completion of this offering, we plan to pay our non-employee directors $100 per Board meeting attended in person or telephonically. In addition, we plan to compensate members of the Board committees as follows:  (i) each member of the audit committee will receive $100 per meeting, (ii) each member of the compensation committee will receive $100 per meeting and (iii) each member of the compensation and governance committee will receive $100 per meeting.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies for Approval of Related Party Transactions

Our Board reviews and approves transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party. Prior to this offering, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our Board prior to their consideration of such transaction, and the transaction is not considered approved by our Board unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

As of the date of this prospectus, we do not have a formal policy regarding approval of transactions with related parties. Upon effectiveness of this offering, we expect to adopt a related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. The policy will become effective immediately upon the consummation of this offering. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion, provided that such transaction will only be approved if such transaction is on terms that are no less favorable then could be obtained from an unrelated third party.

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Related Party Transactions

Exchange with Matthew Mills

On April 18, 2018, Mr. Mills, in connection with the Merger of PSH and Med-X, exchanged 802,736 of his shares of the Company’s common stock for shares of our Series A Preferred Stock.

Mr. Mills received an advance from the Company in the amount of $57,711 which, as of December 31, 2021, was repaid from the proceeds of additional sales of shares of the Company’s common stock back to the Company by Mr. Mills.

 During the years ended December 31, 2022 and 2021, the Company purchased and resold 1,758 and 2,720 shares of its common stock from its CEO, Matthew Mills, respectively for cash of $84,398 and $130,560, or $48.00 per share. During the year ended December 31, 2022, the fair market value of 409 shares was $9.00, as determined by an independent valuation report; the fair market value of 1,349 shares was $48.00 per share. During the year ended December 31, 2021, the fair market value of 2,720 shares was $9.00, as determined by an independent valuation report. The Company recorded share based compensation in consideration of the purchase price of the shares in excess of fair market value of $15,952 and $106,080 in the years ended December 31, 2022 and 2021, respectively.

The Company leases and shares office space with Pacific Shore on a five-year lease basis for our executive offices. The Company also has a five-year lease at no cost, except payment of utility costs, for 600 square feet of land. The building is owned by our Chief Executive Officer, and the cultivation center and related equipment are owned by the Company. During the six months ended June 30, 2023 and each of the years ended December 31, 2022 and 2021 the Company imputed annual rental costs of $368, $736, and $736 respectively, in respect to the related party lease which was reflected as additional paid in capital.

The Company has been granted a license in perpetuity for the existing patents and trademarks held by Mr. Mills, our chairman. Additionally, one of our directors, Dr. Hyson, has granted us an exclusive license for his patents for Thermal-Aid and Malibu Brands Pain Relief Cream. Dr. Hyson receives a 5% royalty for product sales related to his patented and related products. Since inception through June 30, 2023 and December 31, 2022, Dr. Hyson has received a cumulative total of $23,694 and $16,427, respectively, and have accrued royalties of $7,267 as of December 31, 2022.

Mark Richardson of the law firm Richardson & Associates, a shareholder of the Company, provides legal services for the Company’s SEC reporting and compliance activities. During the years ended December 31, 2022 and 2021, Mr. Richardson invoiced the Company $11,000 and $60,705, respectively. There were no additional invoices incurred during the six months ended June 30, 2023.

On August 6, 2022, the Company entered into the Line of Credit Agreement. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date.  Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days. As of June 30, 2023 and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $3,608 and $2,744, respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of October 3, 2023 and as adjusted to reflect the sale of shares of our common stock offered in this offering, by:

•	each of our directors and the named executive officers;

•	all of our directors and executive officers as a group; and

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 3,406,436 shares of common stock outstanding as of October 3, 2023, plus the voting power of the outstanding Series A Preferred Stock owned by our Chairman, and Chief Executive Officer as of October 3, 2023. Unless otherwise noted below, the address of each person listed on the table is c/o Med-X, Inc., 8236 Remmet Avenue, Canoga Park, California 91304.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Series A Preferred Stock		Total Voting Power Percentage Prior to the Offering(2)		Total Voting Power Percentage After the Offering
Matthew Mills, Chairman, and Chief Executive Officer	227,500	(2)(4)	10,000	(2)	54.3%		54.1%
Ronald Tchorzewski, Chief Financial Officer and Director	91,677	(5)	-		1.3%		*
Jennifer Mills, President, Corporate Secretary and Director	(3	)(4)	-		(3	)(4)	(3	)(4)
Dr. David Toomey, Chief Science Officer (6)	75,270		-		1.1%		*
Nick Phillips, Chief Media Officer (10)	*		-		*		*
Dr. Allan Kurtz, Director (7)	*		-		*		*
Dr. Morton I. Hyson, Director (8)	*		-		*		*
Fred Dashiell, Jr., Director (9)	*		-		*		*
Michael Kuntz, Director (11)	*		-		*		*

All directors and executive officers as a group (ten persons)	437,937		10,000		57.3%		56.1%

________

*	Indicates beneficial ownership of less than 1%.

(1)

Assumes the issuance of (i) 1,150,000 shares of our common stock pursuant to this offering at an assumed public offering price of $5.00 per share, (ii) 500,000 shares of common stock upon conversion of the Napco Note, based on assumed public offering price of $5.00 per share, (iii) 100,000 shares to be issued to our chief executive officer upon conversion of a note held by him that will convert to common stock at the public offering price, based on an assumed public offering price of $5.00 per share, and (iv) 24,000 shares of common stock to be issued to a consultant at the closing of the offering based on an assumed public offering price of $5.00 per share. Does not include (i) 66,083 shares issuable upon the exercise of outstanding options, (ii) 4,690 shares of common stock issuable upon the exercise of outstanding warrants, or (iii) shares issuable pursuant to the SPA (as defined in “Other Funding Arrangements” on page 3 of this prospectus).

(2)

Reflects 10,000 shares of Series A Preferred Stock owned by Matthew Mills conferring on him the right to vote 51% of the total outstanding shareholder voting power of the Company’s outstanding voting stock, plus 219,167 shares of outstanding voting common stock owned by him before this offering. These shares are owned jointly with Jennifer Mills, the wife of Matthew Mills, under applicable community property laws.

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(3)	Jennifer Mills is the wife of Matthew Mills and may be deemed to be a beneficial owner of the post-split shares of our common stock owned by him.

(4)

Includes vested stock options to purchase up to 8,333 shares of the Company’s common stock at an exercise price of $39.60 per share, exercisable until May 2, 2026. Shares owned prior to offering do not include 100,000 shares that will be issued upon conversion of note held by him at closing of offering, based on assumed public offering price of $5.00. Percentage of shares owned after the offering includes such shares.

(5)	Includes vested stock options to purchase up to 8,333 shares of the Company’s common stock at an exercise price of $36.00 per share, exercisable until May 2, 2026.

(6)	Includes vested stock options to purchase up to 8,333 of the Company’s common stock at an exercise price of $36.00 per share, exercisable until May 2, 2026.

(7)	Includes vested stock options to purchase up to 833 shares of the Company’s common stock at an exercise price of $36.00 per share, exercisable until May 2, 2026.

(8)

Includes vested stock options to purchase up to 583 shares of the Company’s common stock at an exercise price of $36.00 per share, exercisable until May 2, 2026. Does not include an additional 2,500 options that were granted to purchase the Company’s common stock at an exercise price of $48.00 per share in October 2021, which have not yet vested. These options vest 25% on the first anniversary of his Board appointment and 25% annually on his anniversary date over the remaining three years of the term of the options, exercisable until October 30, 2031.

(9)

Mr. Dashiell was granted 833 options to purchase the Company’s common stock at an exercise price of $36.00 per share in July 2018 when he accepted a position on the Board. These options vest 25% on the first anniversary of his Board appointment and 25% annually on his anniversary date over the remaining three years of the term of the options, exercisable until June 30, 2028. Does include vested stock options to purchase up to 4,688 shares of the Company’s common stock at an exercise price of $36.00 per share, exercisable until May 2, 2026.

(10)	Includes vested stock options to purchase up to 6,667 shares of the Company’s common stock at an exercise price of $36.00 per share, exercisable until May 2, 2026.

(11)

Mr. Kuntz was granted 833 options to purchase the Company’s common stock at an exercise price of $48.00 per share in October 2021 when they accepted a position on the Board. These options vest 25% on the first anniversary of his Board appointment and 25% annually on his anniversary date over the remaining three years of the term of the options, exercisable until October 30, 2031.

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DESCRIPTION OF OUR SECURITIES

The following descriptions are summaries of the material terms of our articles of incorporation and bylaws.

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, of which approximately 3,406,436 shares are issued and outstanding as of October 3, 2023. Our authorized capital stock also includes 10,000,000 shares of Series A Preferred Stock, par value $0.001, 10,000 of which are issued and outstanding as Series A Preferred Stock, effective April 16, 2018, issued to Matthew Mills, our Chairman and President, in connection with the closing of the Merger. See “Capitalization.” Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of voting capital stock entitled to vote in any election of directors may elect all of the directors standing for election. Currently, Matthew Mills, our Chairman and Chief Executive Officer, has 51% voting power over all matters subject to a vote of the shareholders of the Company, including without limitation the election of directors, by virtue of his ownership of 10,000 shares of Series A (super voting) Preferred Stock of Med-X, Inc. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the Board on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board. We currently have 10,000 shares of Series A Preferred Stock outstanding, held by our Chairman and President, effectively conferring on Mr. Mills 51% voting control over all matters subject to a shareholder vote, including the election of directors, but de minimus economic rights (i.e., no conversion rights, no dividend rights and virtually no liquidation preferences).

The rights, preferences and privileges that could be associated with such undesignated and unissued Preferred Stock could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, any or all of which may be greater than the rights of common stock. Accordingly, the issuance of such Series A Preferred Stock could adversely affect the voting power of holders of common stock and reduce the likelihood that such holders will receive dividend payments and payments upon our liquidation. In that regard, the presence of such rights, preferences and privileges in the Series A Preferred Stock could tend to make it less likely that dividends would be declared and paid on common stock. The issuance of Series A Preferred Stock could also have the effect of delaying, deferring or preventing a change of control of the company or other corporate actions.

Series A Preferred Stock

On January 8, 2019, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada designating the rights of the Series A Preferred Stock.  The Series A Preferred Stock does not entitle the holders to receive any dividends paid on the Company’s common stock and the holders of the Series A Preferred stock do not have any liquidation preferences.  The holders of the Series A Preferred Stock voting separately as a class have the right to vote at an amount equal to 51% of the total vote with respect to any matter submitted for a vote of the shareholders of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series A Preferred Stock. While Series A Preferred Stock is outstanding, the Company cannot amend the Articles to diminish the Series A holder’s rights, reclassify such stock, or designate another series of preferred stock that would diminish the Series A holder’s position without the approval of at least 66 2/3% of such Series A holders. The Company cannot amend the Certificate of Designations (beyond administrative/technical changes having no effect on the Series A holders’ rights) without approval of at least 66 2/3% of Series A holders.

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Amendment of Certificate of Incorporation and Bylaws

Under the Nevada law, a corporation’s certificate of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. Our Certificate of Incorporation, as amended, does not require a larger percentage affirmative vote. As is permitted by Nevada law, our bylaws give our Board the power to adopt, amend or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend or repeal our bylaws.

Stock Options

As of October 3, 2023, there were stock options outstanding to purchase 66,083 shares of common stock pursuant to the Company’s 2016 Stock Incentive Plan.

Representative Warrants

                The Company has agreed to issue to the Representative (or its designees) warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering (except that, such warrants will be for 3% of the shares of common stock sold in the offering with respect to any investors identified and introduced by the Company). See “Underwriting— Representative Warrants” in this prospectus for more information regarding the Representative Warrants.

Registration Rights

Pursuant to the Registration Rights Agreement between us, GEM and GYBL, no later than the Filing Deadline, we are obligated to file a registration statement with the SEC to register the shares of common stock issuable pursuant to the SPA. Pursuant to the Registration Rights Agreement, we are obligated to have the registration statement declared effective by the SEC on the earlier of (A) the 60th calendar day after the earlier of (1) the Filing Deadline and (2) the date on which the registration statement is filed with the SEC and (B) the fifth business day after the date the Company is notified by the SEC that the registration statement will not be reviewed.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

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Our Articles of Incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by law. We believe that indemnification under our Articles of Incorporation covers at least negligence and gross negligence on the part of indemnified parties. Our Articles of Incorporation also permit us to secure insurance on behalf of any officer, director, employee for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We intend to enter into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our Articles of Incorporation. These agreements, among other things, will provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is currently no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

Reverse Stock Split

On August 22, 2023, the Board approved a 1-for-60 reverse stock split of our outstanding common stock.  The Company will implement the reverse stock split immediately following the effective time of the registration statement of which this prospectus forms a part, but prior to the listing of our common stock on Nasdaq and the closing of this offering. The ratio of the reverse split was arrived at in order to achieve a valuation that the Company and the underwriter believed would be acceptable to potential investors. We intend to effect such reverse stock split in connection with the consummation of this offering and our intended listing of our common stock on Nasdaq, however we cannot guarantee that such reverse stock split will occur within the range stated above, that such reverse stock split will be necessary or will occur in connection with the listing of our common stock on Nasdaq, or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split.

The reverse stock split will not impact the number of authorized shares of common stock which will remain at 300,000,000 shares. Unless otherwise noted, the share and per share information in this prospectus reflects, other than in our financial statements and the notes thereto, a proposed reverse stock split of the outstanding common stock at a 1-for-60 ratio to occur immediately following the effective time of the registration statement of which this prospectus forms a part but prior to the closing of this offering.

Exchange Listing

We have applied to list our common stock on Nasdaq under the symbol “MXRX”. We believe that upon completion of the offering contemplated by this prospectus, we will meet the standards for listing on Nasdaq, however, we cannot guarantee that we will be successful in listing our common Nasdaq. We will not consummate this offering unless our common stock will be listed on Nasdaq.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our shares. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the completion of this offering, 5,180,456 shares of our common stock will be outstanding, assuming no exercise of the Representative’s over-allotment option to purchase additional shares, no further conversions of preferred stock, and no exercise of outstanding options or warrants. Of the outstanding shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, a person who has beneficially owned restricted stock for at least six months would be entitled to sell his securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Exchange Act, periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•

1% of the number of shares then outstanding, which will equal approximately 51,265 shares immediately after this offering assuming no exercise of the underwriters’ option to purchase additional shares, based on the number of shares outstanding as of the date of this prospectus; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares. However, substantially all Rule 701 shares are subject to lock-up agreements as described below and under “Underwriting” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-up Agreements

In connection with this offering, we, our officers and directors and beneficial holders of 4% or more of our common stock or securities convertible into or exercisable for our common stock as of the date of this prospectus  have agreed to enter into lock-up agreements which prevent them from selling any of our common stock or any securities convertible into or exercisable or exchangeable for common stock for a period of 180 days, after the closing date of this offering without the prior written consent of the Representative. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to the lock-up agreements prior to the expiration of the 180-day period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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UNDERWRITING

We are offering the shares described in this prospectus through Maxim Group LLC, who is acting as the representative of the underwriters of this offering. The underwriting agreement that we intend to enter into with the Representative (the “Underwriting Agreement”) will provide that the obligations of the underwriters are subject to representations, warranties and conditions contained therein. The underwriters will agree to buy, subject to the terms of the Underwriting Agreement, the number of shares of common stock listed opposite their names below. Pursuant to the Underwriting Agreement, the underwriters will be committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriters	Number of Shares
Maxim Group LLC

Total

The underwriters are committed to purchase all the shares of common stock offered by the Company, other than those covered by the over-allotment option to purchase additional shares described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, the Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the Underwriting Agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in certain marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have been advised by the Representative that the underwriters intend to make a market in our shares, but that they are not obligated to do so and may discontinue making a market at any time without notice.

Over-Allotment Option

We have granted to the Representative an over-allotment option. This option, which is exercisable for up to 45 days from the date of this prospectus, permits the Representative to purchase up to an additional shares of common stock (fifteen percent (15%) of the shares of common stock sold in this offering) at the public offering price listed on the cover page of this prospectus, less the underwriting discounts and commissions. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus.

Discount, Commissions and Expenses

The Representative has advised us that the underwriters propose to offer the shares to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $ per share of which up to $ per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

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The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the Representative of its overallotment option.

	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions (8%)	$	$	$
Proceeds, before expenses, to Med-X, Inc.	$	$	$

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: all filing fees and communication expenses relating to the registration of the securities to be sold in this offering (including securities sold pursuant to the over-allotment option) with the SEC and the filing of the offering materials with F1NRA; all fees and expenses relating to the listing of such securities on such stock exchange as the Company and the Representative together determine; all fees, expenses and disbursements relating to background checks of the Company's officers and directors; all fees, expenses and disbursements relating to the registration or qualification of the securities under the "blue sky" securities laws of such states and other jurisdictions as the Representative may reasonably designate (including all filing and registration fees, and the fees and disbursements of the Representative’s counsel at closing)); all fees and expenses associated with the "road show"; the costs of all mailing and printing of the underwriting documents, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto; the costs and expenses of the public relations firm contemplated by our engagement agreement with the Representative; the costs of preparing, printing and delivering certificates representing the securities sold in this offering; fees and expenses of the transfer agent for such securities; stock transfer taxes, if any, payable upon the transfer of securities from the Company to the Representative; the fees and expenses of the Company's accountants and the fees and expenses of the Representative’s and the Company's legal counsel and other agents and representatives (not to exceed $150,000).

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $ .

Pricing of the Offering

Prior to this offering, there has been no established public market for our securities. The initial public offering price will be determined by negotiations among us and the Representative. In addition to prevailing market conditions, among the factors considered in determining the initial public offering price of our common stock will be:

•	the information included in this prospectus and otherwise available to the Representative;

•	our historical performance;

•	estimates of our business potential and our earnings prospect;

•	an assessment of our management; and

•	the consideration of the above factors in relation to market valuation of companies in related businesses.

An active trading market for the shares of our common stock may not develop. It is also possible that the securities will not trade in the public market at or above the initial public offering price following the closing of this offering.

We have applied to list our shares of common stock on Nasdaq under the symbol “MXRX”. We will not proceed with this offering in the event our common stock is not approved for listing. In order to meet one of the requirements for listing the common stock, the underwriters will undertake to sell to a minimum of 300 round lot stockholders.

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Representative Warrants

The Company has agreed to issue to the Representative (or its designees) Representative Warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering (except that, such warrants will be for 3% of the shares of common stock sold in the offering with respect to any investors identified and introduced by the Company). The Representative Warrants and underlying shares of common stock are included in this prospectus. The Representative Warrants are exercisable at $ per share (125% of the public offering price per share) commencing on a date which is six (6) months from the effective date of the offering under this prospectus supplement and expiring on a date which is five (5) years from the commencement of sales of the offering in compliance with FINRA Rule 5110. The Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 6-month lock-up pursuant to Rule 5110 of FINRA. The Representative (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The Representative Warrants may be exercised as to all, or a lesser number of shares of common stock and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares. Such warrants will provide for registration rights upon request, in certain cases. The demand registration rights provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110. The piggyback registration rights provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110. The warrants will have anti-dilution terms that are consistent with FINRA Rule 5110. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Right of First Refusal

Until (twenty-four (24) months after the closing date of this offering), the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity debt offering, including all equity linked financings, on terms customary to the Representative. The Representative will have the sole right to determine whether or not any other broker dealer will have the right to participate in such offering and the economic terms of such participation. The Company will not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in connection with such transactions without the written consent of the Representative. The right of first refusal may be terminated by the Company for “cause” as defined in the Underwriting Agreement.

Lock-Up Agreements

Other than with respect to certain issuances, without the prior consent of the underwriter, we, our officers and directors and beneficial holders of 4% or more of our common stock or securities convertible into or exercisable for our common stock, will not, for a period of 180 days after the closing date of this offering, other than with respect to the offering:

(i)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

(ii)

file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

(iii)	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

(iv)

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares, without the prior written consent of the Representative.

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Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that they purchase in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our shares. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriter and selling group members may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may, in the future, provide, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they may receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

63

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

64

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

65

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

66

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The underwriter is represented by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2022 and 2021 included in this prospectus have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as stated in their report appearing herein (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

On February 10, 2023, the Audit Committee dismissed Prager Metis CPAs LLP (“PM”) as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the Board effective February 10, 2023. PM’s dismissal was not the result of any disagreement between the Company and PM on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The audit report of PM regarding the Company’s financial statements for fiscal years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2021 and December 31, 2020, and during the period from January 1, 2022 through the date of PM’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with PM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PM would have caused PM to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2020 and December 31, 2021, and through June 30, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Concurrently on February 10, 2023, the Audit Committee approved the appointment of BF Borgers CPA PC (“BFB”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2022. During the fiscal years ended December 31, 2021 and December 31, 2020 and through February 10, 2023, neither the Company, nor anyone on its behalf, consulted BFB regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by BFB that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PM with a copy of the disclosure set forth above (as previously filed by the Company in a Form 1-U with the SEC on February 14, 2023) and requested that PM furnish a letter addressed to the SEC stating whether or not it agrees with the above statements, a  copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION

You may retrieve any of our filings with the SEC by visiting the website maintained by the SEC at www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 8236 Remmet Avenue, Canoga Park, California 91304, (818) 349-2870.

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

67

MED-X, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

JUNE 30, 2023 AND 2022

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

F-1

MED-X, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
ASSETS	(Unaudited)	(Audited)
Current Assets
Cash and equivalents	$277,663	$209,470
Trade receivables	231,006	65,374
Inventory	736,987	771,289
Prepaid expenses and other current assets	260,802	200,501
Total Current Assets	1,506,458	1,246,634

Property and Equipment, Net	36,264	44,881
Right of use asset, net	668,050	804,142
Trademark, net	7,304	7,304
TOTAL ASSETS	$2,218,076	$2,102,961

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$649,322	$689,117
Accounts payable and accrued liabilities, related party	-	84,398
Debt, related parties	499,666	502,744
Debt, current portion	160,067	47,789
Lease liability, current portion	306,311	278,563
Total Current Liabilities	1,615,366	1,602,611

Lease liability, net of current portion	480,555	640,802
Total Liabilities	2,095,921	2,243,413

Commitments and contingencies (Note 16)

Stockholders’ Equity (Deficit)
Preferred stock: 10,000,000 authorized, $0.001 par value; Series A Preferred stock: 10,000 shares authorized, issued and outstanding,	10	10
Common stock: $0.001 par value; 300,000,000 shares authorized. 198,986,175 and 154,972,842 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	198,986	154,973
Additional paid in capital	27,916,995	24,195,857
Accumulated deficit	(27,993,836)	(24,491,292)
Total Stockholders’ Equity (Deficit)	122,155	(140,452)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,218,076	$2,102,961

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

MED-X, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales	$470,132	491,213	$864,668	$885,411
Cost of Goods Sold	380,600	351,895	701,156	671,160
Gross Profit	89,532	139,318	163,512	214,251

Operating Expenses

Selling & Marketing	227,088	381,713	530,484	967,269
Personnel & Professional Services	1,851,583	2,419,052	2,417,540	3,054,967
General and Administrative	366,822	324,859	690,555	631,845
Total Operating Expenses	2,445,493	3,125,624	3,638,579	4,654,081

(Loss) from Operations	(2,355,961)	(2,986,306)	(3,475,067)	(4,439,830)

Other Income/(Expense)
Interest income (expense)	(14,938)	4	(27,477)	(290)
Total Other Income (Expense)	(14,938)	4	(27,477)	(290)

(Loss) Before Income Taxes	(2,370,899)	(2,986,302)	(3,502,544)	(4,440,120)

Net (Loss)	$(2,370,899)	$(2,986,302)	$(3,502,544)	$(4,440,120)

Net (Loss) per Share - basic and diluted	$(0.01)	$(0.02)	$(0.02)	$(0.03)

Weighted Average Shares Outstanding – basic and diluted	188,185,373	141,218,450	175,178,065	139,809,362

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

MED-X, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(UNAUDITED)

	Preferred	Preferred	Common	Common	Additional Paid	Accumulated	Total
	Shares	Stock	Shares	Stock	in Capital	(Deficit)	Equity

Balance at December 31, 2022	10,000,000	$10	154,972,842	$154,973	$24,195,857	$(24,491,292)	$(140,452)

Shares issued for cash (net of offering costs $315,646)			15,900,000	15,900	1,258,454	-	1,274,354
Stock Option Non-Cash Compensation			-	-	1,812	-	1,812
Net Loss			-	-	-	(1,131,645)	(1,131,645)
Balance at March 31, 2023	10,000,000	10	170,872,842	170,873	25,456,123	(25,622,937)	4,069
Shares issued for cash (net of offering costs $324,160)			13,930,000	13,930	1,054,910		1,068,840
Stock Option Non-Cash Compensation					1,812		1,812
Stock based compensation, consulting services			14,183,333	14,183	1,404,150		1,418,333
Net Loss						(2,370,899)	(2,370,899)
Balance at June 30, 2023	10,000,000	$10	198,986,175	$198,986	$27,916,995	$(27,993,836)	$122,155

	Preferred	Preferred	Common	Common	Additional Paid	Accumulated	Total
	Shares	Stock	Shares	Stock	in Capital	(Deficit)	Equity

Balance at December 31, 2021	10,000,000	$10	137,224,433	$137,224	$19,082,122	$(17,152,127)	$2,067,229

Shares issued for cash (net of offering costs $337,403)			2,198,879	2,199	1,036,167	-	1,038,366
Shares repurchased			(24,541)	(24)	(3,657)	-	(3,681)
Resale of purchased shares			24,541	24	19,609	-	19,633
Stock Option Non-Cash Compensation			-	-	1,955	-	1,955
Net Loss			-	-	-	(1,453,818)	(1,453,818)
Balance at March 31, 2022	10,000,000	10	139,423,312	139,423	20,136,196	(18,605,945)	1,669,684
Stock based compensation, consulting services			2,346,667	2,347	1,874,987		1,877,334
Shares issued for cash (net of offering costs $259,932)			1,504,530	1,504	827,361		828,865
Shares repurchased			(80,956)	(81)	(64,684)		(64,765)
Resale of purchased shares			80,956	81	64,684		64,765
Stock Option Non-Cash Compensation					1,955		1,955
Net Loss						(2,986,302)	(2,986,302)
Balance at June 30, 2022	10,000,000	$10	143,274,509	$143,274	$23,840,499	$(21,592,247)	$1,391,536

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

MED-X, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2023	2022

Cash flows (used in) operating activities:
Net (loss)	$(3,502,544)	$(4,440,120)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Stock option expense	3,624	3,910
Stock issued for consulting services	1,418,333	1,877,334
Depreciation and amortization	8,617	16,098
Non cash operating lease	3,592	21,556
Changes in operating assets and liabilities:
Trade receivables	(165,632)	(122,192)
Prepaid expenses and other current assets	(60,301)	(227,617)
Inventory	34,302	(30,949)
Accrued interest	2,660	-
Accounts payable and accrued liabilities	(42,455)	(6,370)
Accounts payable and accrued liabilities, related party	(84,398)	84,398
Net cash (used in) operating activities	(2,384,202)	(2,823,952)

Cash flows from investing activities:
Cash payments for the purchase of property		(48,710)
Net cash (used in) investing activities	-	(48,710)

Cash flows from financing activities:
Common stock issued for cash net of offering costs	2,343,194	1,886,864
Payments for repurchased shares		(3,681)
Principal payments on debt	(3,078)	(5,363)
Borrowing (repayment) of promissory note	112,279	97,340
Net cash provided by financing activities	2,452,395	1,975,160

Net (decrease) increase in cash and equivalents	68,193	(897,502)
Cash and equivalents at beginning of year	209,470	1,367,286
Cash and equivalents at end of year	$277,663	$469,784

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$-	$-
Income Tax	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

MED-X, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 - Nature of Operations

Organization and Description of Business

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014 and is engaged in product development, distribution, and marketing. In April 2018, the Company through a merger acquired Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”).

The Company and PSH developed a series of natural “green” branded products under our product names: Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, Turf, janitorial, hospitality, transportation and agriculture, and the Cannabis and Hemp cultivation and products industries. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national and international distribution outlets positioned around the United States (US) and Asia.

Malibu Brands are all-natural essential oils, including Hemp and CBD oil products, designed to treat a variety of ailments and while we are marketing certain formats of these products, other formulations are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes Cannabis media content to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and publishes a daily news video through social and news applications. As these core businesses evolve, we will seek to develop and monetize techniques for the recognition and extraction of Cannabis compounds for the medical industry, and a cost-effective pharmacy automation system for the pharmaceutical and cannabis industries.

On October 21, 2022, the Company’s Board of Directors (“Board”) approved a 1-for-60 reverse stock split of our outstanding common stock. The Company will implement the reverse stock split immediately following the effective time of the registration statement on Form S-1 that has been filed with the Securities and Exchange Commission but has not yet been declared effective and prior to the listing of our common stock on the Nasdaq Stock Market LLC. Share and per share information included in these financial statements does not reflect the impact of the aforementioned reverse-split and are reported on a pre-split basis. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 300,000,000 shares.

Going Concern

The company’s condensed consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the unaudited condensed consolidated financial statements, the Company has an accumulated deficit as of $28 million, and a working capital deficit of $108,908 at June 30, 2023.  While the Company has recurring revenues, gross profits are not presently sufficient to support the Company’s daily operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

During the six months ended June 30, 2023, the Company received gross proceeds of approximately $2.9 million from the issuance and sale of shares of our common stock. During the year ended December 31, 2022, the Company received gross proceeds of approximately $3.8 million from the issuance and sale of sales shares of common stock and loans.  Management plans to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy and its ability to generate sufficient revenue and to raise additional funds, there can be no assurances to that effect. Should the Company fail to raise additional capital, it may be compelled to reduce the scope of its planned future business activities.

F-6

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, to generate sufficient revenue and to raise additional capital.

The condensed consolidated audited financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

COVID-19 Pandemic and other factors

While it appears the COVID-19 pandemic has subsided and the global economy is focused on recovery, the impact of COVID-19 could continue to have an adverse impact on the Company going forward. COVID-19 caused significant disruptions to the global financial markets and supply chain, which may continue to impact the Company’s ability to raise additional capital. Additional factors which may impact the Company’s ongoing operations include inflation, ongoing supply chain issues as a result of the aforementioned recovery from the COVID-19 pandemic, the recent war in the Ukraine, climate change and others. These events may have serious adverse impact on domestic and foreign economies which may impact the Company’s operations as a result of a variety of factors including the potential for reduced consumer spending. The Company is unable to predict the ongoing impact of these factors on the Company’s consolidated financial operations. There are no assurances that the Company will be able to meet its obligations or raise additional capital as required.

NOTE 2 - Summary of Significant Accounting Policies

This summary of significant accounting policies of Med-X, Inc. is presented to assist in understanding the consolidated financial statements. The financial statements and notes are representations of the Company’s management which is responsible for the integrity and objectivity of the financial statements.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The information furnished in the consolidated financial statements includes normal recurring adjustments and reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of such financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to the SEC’s rules and regulations. The results of operations for the three and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the years ended December 31, 2023 and 2022.

Principles of Consolidation

These unaudited condensed consolidated financial statements include the accounts of Med-X Inc., and its 100% controlled subsidiary, Pacific Shore. All significant intercompany balances and transactions have been eliminated.

Year End

The Company has selected December 31 as its year end.

F-7

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The Company’s actual results may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Updated (“ASU”) ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

Through the three and six months ended June 30, 2023 and 2022, the Company generated revenues from selling its products to customers and distributors using (i) the Amazon eCommerce portal; (ii) its owned and operated eCommerce website; (iii) third party distributors; and (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third party fulfilment centers and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing product using its eCommerce site on a case-by-case basis and generally will issue replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Disaggregated Revenues

Total revenues, consisting of disaggregated net sales across each of our product lines for the three and six months ended June 30, 2023 and 2022 is set out below:

Three Months

Revenue by Product
	June 30
	2023 $	2023%	2022 $	2022%

Nature-Cide	$297,145	63.2%	$292,352	59.5%
Thermal-Aid	165,690	35.2%	136,158	27.4%
Malibu Brands	7,297	1.6%	62,544	12.7%
Advertising	0	0.0%	159	0.1%
TOTAL	$470,132	100.0%	$491,213	100.0%

F-8

The following table reflects disaggregated revenue by sales channel at June 30:

Revenue by Channel
	June 30,
	2023 $	2022 $

Ecommerce/Online	$200,710	$225,711
Distributors	269,422	264,942
Digital Advertising	0	560
TOTAL	$470,132	$491,213

Six Months

Revenue by Product
	June 30
	2023 $	2022%	2022 $	2022%

Nature-Cide	$443,770	51.3%	$475,954	53.7%
Thermal-Aid	401,159	46.4%	303,419	34.3%
Malibu Brands	19,739	2.3%	105,319	11.9%
Advertising	0	0.0%	719	0.1%
TOTAL	$864,668	100.0%	$885,411	100.0%

The following table reflects disaggregated revenue by sales channel at June 30:

Revenue by Channel
	June 30,
	2023 $	2022 $

Ecommerce/Online	$460,120	$452,870
Distributors	404,548	431,822
Digital Advertising	0	719
TOTAL	$864,668	$885,411

Cost of Sales

Cost of sales includes actual product cost, shipping to distribution centers and reseller warehouses, labor, cost of warehousing and allocated overheard, which is applied on a per unit basis.

Segment Reporting

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The Company is organized primarily by product line and has determined it has a single operating segment which includes online sales via our managed ecommerce site, distributor sales and reseller sales via Amazon, of a like line of products, which have an intertwined production and distribution model and are distributed from one operating location. The Company derives immaterial revenue from advertising sales from our online media platform “MJT Network®”.

Cash and Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be considered cash equivalents. The carrying value of any such investments approximate fair value. The Company had $208,205 and $277,663 in cash only on June 30, 2023 and December 31, 2022, respectively.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of June 30, 2023 and December 31, 2022, the Company had $0 in excess of the FDIC insured limit.

F-9

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value. Inventories are periodically evaluated to identify obsolete or otherwise impaired products and are written off when management determines usage is not probable. The Company estimates the balance of excess and obsolete inventory by analyzing inventory by age using last used and original purchase date and existing sales pipeline for which the inventory could be used. Inventory consists of both raw materials and finished goods. As of June 30, 2023, inventory consisted of $393,844 in raw materials and $343,143 in finished goods which are valued at using the weighted average cost method compared to $425,529 in raw materials and $344,760 in finished goods as of December 31, 2022.

Property and Equipment

On June 30, 2023 and December 31, 2022, property and equipment consists of software, laboratory building improvements on leased land and related furniture and equipment and are stated at cost. The Company depreciates the cost of property and equipment using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Software and Website	5
Furniture and Equipment	3
Building Improvements	Lease term
Capital Leases – Vehicle	Lease term

Expenditures for maintenance and repairs are expensed as incurred.

Accounts Receivable

All accounts receivable is trade related. The Company’s management has established an allowance for bad debt based upon accounts receivable that are more than one (1) year past due. There was no allowance for doubtful accounts on June 30, 2023 and December 31, 2022, as any adjustments were considered immaterial.

Stock Based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period and reduced for actual forfeitures in the period they occur. stock-based compensation is included in general and administrative expenses in our consolidated statements of operations. Stock based compensation for the six months ended June 30 2023 and 2022 was $3,624 and $3,910, respectively.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock under our Regulation A+ offering and Rule 506(c) private placements have been recorded as contra equity and deducted from the capital raised. Costs associated with the proceeds from an Initial Public Offering (IPO) on Form S-1 are capitalized under prepaid expenses and other current assets until such time as the success or failure of the IPO can be determined, at which time the costs will be recorded as contra equity or expensed. Offering costs include legal, accounting, investment banking, underwriting, printing, and regulatory and filing fees.

Impairment of Long-Lived Assets

FASB ASC Topic 360, “Property, Plant, and Equipment,” requires long-lived assets be reviewed annually or for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value (“FV”). The Company did not record any impairment to long-lived assets as of June 30, 2023, or 2022.

F-10

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which establishes a Right of Use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. Effective January 1, 2019, the Company adopted the provisions of Topic 842 using the alternative modified transition method, with a cumulative effect adjustment to the opening balance of accumulated deficit on the date of adoption, and prior periods not restated, as allowed under the provisions of Topic 842. The Company also elected to use the practical expedients permitted under the transition guidance of Topic 842, which provides for the following: the carryforward of the Company’s historical lease classification, no requirement for reassessment of whether an expired or existing contract contains an embedded lease, no reassessment of initial direct costs for any leases that exist prior to the adoption of the new standard, and the election to consolidate lease and non-lease components. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

Basic and Diluted Net Loss Per Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance ASC 260- 10 “earnings per share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Potentially dilutive securities were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive. During the six months ended June 30, 2023 and the year ended December 31, 2022 there were 4,032,638 potentially dilutive shares as a result of certain outstanding, exercisable stock options and share purchase warrants.

Income Taxes

The Company follows ASC 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. the company is currently evaluating the impact this standard will have on its consolidated financial statements.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) — “Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”)”, to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024, and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is does not believe this standard will have a material impact on its consolidated financial statements.

F-11

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following.

	June 30, 2023	December 31, 2022
Short term advances to suppliers	$153,649	$87,782
Prepaid expenses for vehicles	39,057	44,623
Prepaid rent	13,472	13,472
Lease deposit	54,624	54,624
Total	$260,802	$200,501

NOTE 4 – Property and Equipment

Property and equipment are summarized by major classifications as follows:

	June 30, 2023	December 31, 2022
Buildings & improvements	$337,806	$337,806
Furniture & equipment	320,218	320,218
Software	166,513	166,513
Vehicles	164,485	164,485
Total Assets	989,022	989,022
Less: Accumulated depreciation	(952,758)	(944,141)
	$36,264	$44,881

The Company recognized depreciation and amortization expense of $8,617, and $16,098 for the six months ended June 30, 2023 and 2022, respectively, as a component of general and administrative expenses on the consolidated statements of operations, all of which represented depreciation of furniture, equipment, and leasehold improvements.

NOTE 5 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following.

	June 30, 2023	December 31, 2022
Accounts payable	$444,953	$478,550
Accrued employee compensation	130,444	143,641
Payroll liabilities	73,925	66,926
Total	$649,322	$689,117

F-12

NOTE 6 – Lease

The Company conducts its operations from facilities in Canoga Park, California that initially leased under a five-year lease which expired September 14, 2020. The Company renewed its lease for an additional five-year term which expires October 14, 2025. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area.

The table below presents the Company’s right-of-use assets and lease liabilities:

	June 30, 2023	December 31, 2022
Operating leases
Right-of-use assets:	$668,050	$804,142

Lease liabilities:
Lease liabilities	$786,866	$919,365

The aggregate future lease payments for the Company’s operating leases as of June 30, 2023, are as follows:

Year	Amount

2023	$170,646
2024	372,728
2025	309,858
Total lease payment	853,232
Less: imputed interest	(66,366)
Present value of lease liabilities	786,866
Current option of lease liabilities	306,311
Lease liabilities, long term	$480,555

The weighted average remaining lease term for the Company’s operating leases was 2.30 years as of June 30, 2023, and the discount rate for those leases was 6.75%, which is the Company’s incremental borrowing rate. The Company’s operating lease expenses are recorded within general and administrative expenses.

The Company also entered into a five-year lease for approximately 600 square feet of land from one of its Executives on which the Company constructed its test facility. The Company is currently leasing 600 square feet of land on a month-to-month basis under the same terms as the original lease. The Company’s cost for the use of the land is that it pays the utilities for the property.

Cash paid for rent for the six months ended June 30, 2023 and 2022 was $161,665 and $143,702.

NOTE 7 – Related Party Transactions

The Company’s subsidiary, PSH, has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, our CEO and one of the founders of the Company to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by PSH or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between PSH, as sub licensor, and the Company, as sublicensee, was merged and terminated. Accordingly, PSH can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2012 the Company’s subsidiary, PSH, entered into a licensing agreement with Dr, Morton I Hyson, MD, PC, a director of the Company, dba Hyson Medical Products whereunder PSH was granted an exclusive license to utilize patents for certain branded products in consideration of a fee of 5% of the net sales of associated PSH branded products thirty days after each calendar quarter for five (5) years from commencement of sales, or the term of the agreement, whichever is longer. The agreement carried an initial term of five (5) years and is automatically extended thereafter for additional 12-month terms unless either party notifies the other party of the termination of the agreement, with at least six (6) months prior written notice.

F-13

The Company, as disclosed in Note 6 – Leases above, leases approximately 600 square feet of land from one of its Executives and imputes rental fees of $736 per year which is reflected as additional paid in capital.

Mark Richardson of the law firm Richardson & Associates, a shareholder of the Company, provides legal services for the Company’s SEC reporting and compliance activities. During the years ended December 31, 2022 and 2021, Mr. Richardson invoiced the Company $11,000 and $60,705, respectively. There were no additional invoices incurred during the three or six months ended June 30, 2023.

During the years ended December 31, 2022 and 2021, the Company purchased and resold 105,497 and 163,200 shares of its common stock from its CEO, Matthew Mills, respectively for cash of $84,398 and $130,560, or $0.80 per share. In year 2022, the fair market value of 24,541 shares was $0.15, as determined by an independent valuation report; the fair market value of 80,956 shares was $0.80 per share.

In year 2021, the fair market value of 163,200 shares was $0.15, as determined by an independent valuation report. The Company recorded share-based compensation in consideration of the purchase price of the shares in excess of fair market value of $15,952 and $106,080 in the years ended December 31, 2022 and 2021. There were no shares purchased from Mr. Mills for resale in the three or six months ended June 30, 2023.

On August 6, 2022, the Company entered into a Line of Credit Agreement (the “Line of Credit Agreement”) with two of its executive officers. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date. Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days.

As of June 30, 2023 and December 31, 2022, the Company has drawn $499,666 and $500,000, respectively against the Line of Credit Agreement and had interest payable of $2,660 and $2,744, respectively.

NOTE 8 – Concentration of Credit Risks

Concentration of Major Customers

As of June 30, 2023, the Company’s trade accounts receivable was $231,006 from 76 customers. For the six months ended June 30, 2023, the Company received 36% of its revenue from two customers; specifically 25% from Target Specialty Products and 11% from Veseris.

As of June 30, 2022, the Company’s trade accounts receivable was $150,888 from 66 customers. For the six months ended June 30, 2022 the Company received 44% of its revenue from two customers; specifically, 26% from Veseris and 44% from Target Specialty Products.

Concentration of Supplier Risk

The Company uses single supplier relationships for its raw materials purchases and filling capacity due to the unique formulation and components of each product line, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected.

F-14

The Company had two vendors that accounted for 75% of purchases during the six months ended June 30, 2023. Specific concentration for the two vendors were Berje with approximately 54% and Actions & Company with approximately 21%.

The Company had two vendors that accounted for 77% of purchases during the six months ended June 30, 2022. Specific concentration for the two vendors were Berje with approximately 65% and Actions & Company with approximately 12%.

If significant suppliers become unable or unwilling to provide inventory in a timely manner, the Company believes that other suppliers are available to provide similar inventory at comparable prices.

NOTE 9 – Debt

	June 30, 2023	December 31, 2022	Interest Rate Terms	Interest Rate	Maturity
Description
Crestmark Bank – Promissory note	160,067	45,587	Variable	2% + Prime Rate	N/A
Financing Agreement 1	-	2,202	Fixed	5.49% compound monthly	Monthly payment $743.51, due on April 13, 2023

Total	$160,067	$47,789
Current portion	160,067	47,789
Long term debt	$-	$-

The Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of June 30, 2023 and December 31, 2022, the outstanding balance was $160,067 and $45,587 respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

NOTE 10 – Common Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, of which 198,986,175 and 154,972,842 shares were issued and outstanding as of June 30, 2023 and December 31, 2022, respectively. Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of voting capital stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the Board on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

F-15

On October 26, 2022, the Company filed a Private Placement Memorandum for accredited investors only. This offering was for 30,000,000 shares of common stock at $0.10 per share for a total of $3,000,000 or $3,450,000 if the over-allotment option was exercised. This offering was completed, including the exercise of an over-allotment option, on May 5, 2023. On May 6, 2023, the Company filed a new Private Placement Memorandum for accredited investors only. This offering was for 30,000,000 shares of common stock at $0.10 per share for a total of $3,000,000 or $3,450,000 if the over-allotment option was exercised.

During the six months ended June 30, 2023, the Company sold 29,830,000 shares of common stock at $0.10 per share in its private placement. The Company received net proceeds of $2,343,194 from this offering.

During the six months ended June 30, 2023, the Company issued 14,183,333 shares of common stock for consulting services which were valued at $1,418,333.

During the year ended December 31, 2022, the Company issued 1,213,209 shares of common stock at $0.80 per share under its second Regulation A+ Offering and resold 105,497 shares of common stock at $0.80 per share which had been previously issued to one of its Executive Officers.

The Company also sold 3,473,533 shares of common stock at $0.60 per share under a private placement.

The Company also sold 10,715,000 shares of common stock at $0.10 per share under a private placement.

The Company received net proceeds of $3,229,930 from these offerings.

During the year ended December 31, 2022, the Company issued 2,346,667 shares of common stock for consulting services which were valued at $1,877,334.

NOTE 11 – Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock of which 10,000 shares have been designated Series A Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board. We currently have 10,000 shares of Series A Preferred Stock issued and outstanding held by Matthew Mills, our Chairman and President, issued as part of a merger transaction in fiscal 2018, which allows our President to maintain 51% voting control. Effectively conferring on Mr. Mills control over all matters subject to a shareholder vote, including the election of directors.

Holders of Series A Preferred Stock have no conversion rights and are not entitled to dividends and have no liquidation preferences. Holders of the Series A Preferred Stock shall vote separately as a class and have the right to votes equal to 51% of the total vote with respect to any matter submitted for a vote to shareholders of the Company. In addition, the shares of Series A Preferred stock shall be automatically redeemed without any required action by the Company at their par value upon certain triggering events, which include, among other terms and conditions (i) listing on a national securities exchange provided the rules of such exchange prohibit preferential voting rights of a class of securities of the Company or such listing is conditioned upon elimination of the preferential voting rights of the Series A Preferred stock; (ii) cessation of Mr. Mills, the holder of the shares, as an officer and director.

NOTE 12 – Stock Options and Warrants

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The plan allows the Company to offer an option or a share purchase right to employees, consultants or members of the Board of Directors. Under the Plan, the maximum number of shares that may be issued shall not exceeded 10,000,000. The term of the option shall not exceed 10 years from the date of grant.

F-16

During the year ended December 31, 2021, cumulative grants of 285,000 stock options at an exercise price of $0.80 per share were made to 6 employees and three directors under the Plan.  The options vest ratably over a 4 year term as to 25% each year.

The following is a summary of the Company’s stock option activity for the periods ended June 30, 2023 and December 31, 2022:

		Weighted
		Average
	Options	Exercise
	Outstanding	Price

Outstanding at December 31, 2021	3,965,000	$0.62
Granted	-	-
Canceled	-	-
Exercised	-	-
Outstanding at December 31, 2022	3,965,000	$0.62
Exercisable at December 31, 2022	3,751,250	$0.62
Granted	-	-
Canceled	-	-
Exercised	-	-
Outstanding at June 30, 2023	3,965,000	$0.37
Exercisable at June 30, 2023	3,751,250	$0.37

The number and weighted average exercise prices of all options outstanding as of June 30, 2023 are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	June 30, 2023	Price	(Years)
$0.80	285,000	$0.80	8.16
$0.66	1,000,000	$0.66	2.84
$0.60	2,680,000	$0.60	2.88
	3,965,000	$0.62	3.25

Unamortized compensation expense associated with unvested options is $16,908 as of June 30, 2023. The weighted average period over which these costs are expected to be recognized is approximately 2.50 years.

The aggregate intrinsic value of the options as of June 30, 2023 and December 31, 2022 is $0.

F-17

Common Stock Purchase Warrants

As of June 30, 2023 and December 31, 2022, the following common stock purchase warrants were outstanding:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding –December 31, 2022	281,388	$0.60	3.70
Outstanding –June 30, 2023	281,388	$0.60	3.20

The aggregate intrinsic value of the warrants as of June 30, 2023 and December 31, 2022 is $0.

NOTE 13 – Subsequent Events

On August 11, 2023, the Company entered into an Engagement with Maxim Group LLC to act as the Lead Underwriter and sole book running manager in connection with the Company’s proposed public offering. This is after R.F. Lafferty withdrew as Lead underwriter.

On September 25, 2023, Med-X executed a Distribution Agreement (the “Distribution Agreement”) with Ensystex Australasia PTY LTD (Ensystex). Pursuant to the terms and conditions of the Agreement, Med-X granted Ensystex the exclusive right to purchase, use, distribute, sell, market and promote certain products of Med-X in certain foreign countries.  The products shall be sold to Ensystex on prices agreed to on a case-by-case basis.  The Distribution Agreement has an initial term of five years, provided, that either party may terminate the Distribution Agreement upon ninety (90) days written notice.

On September 28, 2023 Med-X agreed to an Addendum to the Promissory Note dated August 6, 2022 with two of its executive officers to have the Note automatically be converted in full to Med-X common stock at the IPO price. In the event Med-X does not consummate an IPO, the original terms of the Note shall apply.

Between July 1, 2023 and September 25, 2023, the Company sold 5,400,000 shares of common stock at $0.10 per share in its private placement. The Company received net proceeds of $406,750.

The Company has evaluated events for the period from July 1, 2023 through September 28, 2023, the date of the issuance of these financial statements and determined that there are no additional events requiring disclosure.

F-18

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Med-X, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Med-X, Inc. as of December 31, 2022 and 2021, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Restatement of December 31, 2021 Financial Statements

As discussed in Note 13 to the financial statements, the financial statements have been restated to correct certain misstatements.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC (PCAOB ID 5041)

We have served as the Company's auditor since 2023

Lakewood, CO

April 28, 2023

F-19

MED-X, INC.
CONSOLIDATED BALANCE SHEETS (AUDITED)

	December 31, 2022	Restated December 31, 2021
ASSETS
Current Assets
Cash and equivalents	$209,470	$1,367,286
Trade receivables	65,374	28,696
Inventory	771,289	933,405
Prepaid expenses and other current assets	200,501	270,037
Total Current Assets	1,246,634	2,599,424

Property and Equipment, Net	44,881	23,784
Right of use asset, net	804,142	1,064,042
Trademark, net	7,304	8,732
TOTAL ASSETS	$2,102,961	$3,695,982

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$689,117	$457,080
Accounts payable and accrued liabilities, related party	84,398	-
Debt, related parties	502,744	-
Debt, current portion	47,789	23,564
Lease liability, current portion	278,563	225,763
Total Current Liabilities	1,602,611	706,407

Lease liability, net of current portion	640,802	919,372
Debt, net of current portion	-	2,974
Total Liabilities	2,243,413	1,628,753

Commitments and contingencies (Note 16)

Stockholders’ Equity (Deficit)
Preferred stock: 10,000,000 authorized, $0.001 par value; Series A Preferred stock: 10,000 shares authorized, issued and outstanding,	10	10
Common stock: $0.001 par value; 300,000,000 shares authorized. 154,972,842 and 137,224,433 shares issued and outstanding as of December 31, 2022 and 2021, respectively	154,973	137,224
Additional paid in capital	24,195,867	19,082,122
Accumulated deficit	(24,491,292)	(17,152,127)
Total Stockholders’ Equity (Deficit)	(140,452)	2,067,229

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$2,102,961	$3,695,982

The accompanying notes are an integral part of these consolidated financial statements.

F-20

MED-X, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(AUDITED)

	Year Ended December 31,
	2022	Restated 2021
Sales	$1,852,537	$1,010,493
Cost of Goods Sold	1,570,737	935,026
Gross Profit	281,800	75,467

Operating Expenses

Selling & Marketing	1,813,349	1,185,571
Personnel & Professional Services	4,528,502	3,262,241
General and Administrative	1,262,427	915,050
Total Operating Expenses	7,604,278	5,362,862

(Loss) from Operations	(7,322,478)	(5,287,395)

Other Income/(Expense)
PPP loan forgiveness	-	305,000
Gain on sale of assets	-	14,605
Interest income (expense)	(16,687)	(2,417)
Total Other Income (Expense)	(16,687)	317,188

(Loss) Before Income Taxes	(7,339,165)	(4,970,207)

Net (Loss)	$(7,339,165)	$(4,970,207)

Net (Loss) per Share - basic and diluted	$(0.05)	$(0.04)

Weighted Average Shares Outstanding – basic and diluted	141,058,050	128,572,717

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MED-X, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(AUDITED)

	Preferred	Preferred	Common	Common	Additional Paid	Accumulated	Total
	Shares	Stock	Shares	Stock	in Capital	(Deficit)	Equity

Balance at December 31, 2020	10,000,000	10	120,280,140	$120,280	$12,970,845	$(12,181,920)	$990,205

Shares issued for cash (net of offering costs $1,636,970)			10,231,791	10,232	5,001,463	-	5,011,695
Shares repurchased			(163,200)	(163)	(24,317)	-	(24,480)
Resale of purchased shares			163,200	163	130,397	-	130,560
Stock based compensation, consulting services			6,712,502	6,712	1,000,163	-	1,006,875
Stock Option Non-Cash Compensation			-	-	2,845	-	2,845
Contribution from shareholder			-	-	736	-	736
Net Loss			-	-	-	(4,970,207)	(4,970,207)
Balance at December 31, 2021	10,000,000	10	137,224,433	137,224	19,082,122	(17,152,127)	2,067,229

Stock based compensation, consulting services			2,346,667	2,347	1,874,987	-	1,877,334
Shares issued for cash (net of offering costs $980,535)			15,401,742	15,402	3,214,528	-	3,229,930
Shares repurchased			(105,497)	(106)	(68,341)	-	(68,447)
Resale of purchased shares			105,497	106	84,292	-	84,398
Stock Option Non-Cash Compensation			-	-	7,533	-	7,533
Contribution from Shareholder			-	-	736	-	736
Net Loss			-	-	-	(7,339,165)	(7,339,165)
Balance at December 31, 2022	10,000,000	10	154,972,842	$154,973	$24,195,857	$(24,491,292)	$(140,452)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

MED-X, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AUDITED)

	Year Ended December 31,
	2022	Restated 2021

Cash flows (used in) operating activities:
Net (loss)	$(7,339,165)	$(4,970,207)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Stock issued for consulting services	1,877,334	1,006,875
Stock option expense	7,533	2,845
Depreciation and amortization	29,042	39,887
Contribution from shareholder	736	736
Non cash operating lease	34,130	61,582
PPP forgiveness	-	(305,000)
(Gain) on disposal of property and equipment	-	(14,605)
Changes in operating assets and liabilities:
Trade receivables	(36,678)	122,233
Prepaid expenses and other current assets	69,536	(167,890)
Inventory	162,116	(203,836)
Accounts payable and accrued liabilities	232,037	(32,103)
Accounts payable and accrued liabilities, related party	84,398	-
Net cash (used in) operating activities	(4,878,981)	(4,459,483)

Cash flows from investing activities:
Proceeds from sale of property and equipment	-	36,000
Cash payments for the purchase of property	(48,710)	(1,667)
Net cash (used in) investing activities	(48,710)	34,333

Cash flows from financing activities:
Common stock issued for cash net of offering costs	3,261,832	5,223,855
Payments for repurchased shares	(15,951)	(106,080)
Borrowing of promissory note, related party	502,744	-
Principal payments on debt	(9,695)	(7,595)
Borrowing (repayment) of promissory note	30,945	(70,568)
Net cash provided by financing activities	3,769,875	5,039,612

Net (decrease) increase in cash and equivalents	(1,157,816)	614,462
Cash and equivalents at beginning of year	1,367,286	752,824
Cash and equivalents at end of year	$209,470	$1,367,286

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$319	$2,417
Income Tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-23

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Nature of Operations

Organization and Description of Business

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014 and is engaged in product development, distribution, and marketing. In April 2018, the Company through a merger acquired Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”).

The Company and PSH developed a series of natural “green” branded products under our product names: Nature-Cide®, Thermal-Aid®, and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, Turf, janitorial, hospitality, transportation and agriculture, and the Cannabis and Hemp cultivation and products industries. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national and international distribution outlets positioned around the United States (US) and Asia.

Malibu Brands are all-natural essential oils, including Hemp and CBD oil products, designed to treat a variety of ailments and while we are marketing certain formats of these products, other formulations are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes Cannabis media content to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and publishes a daily news video through social and news applications. As these core businesses evolve, we will seek to develop and monetize techniques for the recognition and extraction of Cannabis compounds for the medical industry, and a cost-effective pharmacy automation system for the pharmaceutical and cannabis industries.

Our Board of Directors (“Board”) has approved a 1-for-60 reverse stock split of our outstanding common stock. The Company will implement the reverse stock split immediately following the effective time of the registration statement on Form S-1 that has been filed with the Securities and Exchange Commission but has not yet been declared effective and prior to the listing of our common stock on the Nasdaq Stock Market LLC (“Nasdaq”).  The share and per share information included in these financial statements does not reflect the impact of the aforementioned reverse-split and are reported on a pre-split basis. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 300,000,000 shares.

Going Concern

The company’s consolidated financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company has an accumulated deficit as of $24,195,867, a net loss of $7,339,165 and a working capital deficit of $355,977 at December 31, 2022.  While the Company has recurring revenues, gross profits are not presently sufficient to support the Company’s daily operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2022, the Company received gross proceeds of approximately $3,800,000 from the issuance and sales of share of our common stock and loans in order to meet theses shortfalls.  Management plans to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy and its ability to generate sufficient revenue and to raise additional funds, there can be no assurances to that effect. Should the Company fail to raise additional capital, it may be compelled to reduce the scope of its planned future business activities.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan, to generate sufficient revenue and to raise additional capital.

The consolidated audited financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

F-24

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Nature of Operations (Continued)

COVID-19 Pandemic and other factors

While it appears the COVID-19 pandemic has subsided and the global economy is focused on recovery, the impact of COVID-19 could continue to have an adverse impact on the Company going forward. COVID-19 caused significant disruptions to the global financial markets and supply chain, which may continue to impact the Company’s ability to raise additional capital. Additional factors which may impact the Company’s ongoing operations include inflation, ongoing supply chain issues as a result of the aforementioned recovery from the COVID-19 pandemic, the recent war in the Ukraine, climate change and others. These events may have serious adverse impact on domestic and foreign economies which may impact the Company’s operations as a result of a variety of factors including the potential for reduced consumer spending.  The Company is unable to predict the ongoing impact of these factors on the Company’s consolidated financial operations. There are no assurances that the Company will be able to meet its obligations or raise additional capital as required.

NOTE 2 - Summary of Significant Accounting Policies

This summary of significant accounting policies of Med-X, Inc. is presented to assist in understanding the consolidated financial statements. The financial statements and notes are representations of the Company’s management which is responsible for the integrity and objectivity of the financial statements.

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Principles of Consolidation

The audited consolidated financial statements include the accounts of Med-X Inc., and its 100% controlled subsidiary, Pacific Shore. All significant intercompany balances and transactions have been eliminated.

Year End

The Company has selected December 31 as its year end.

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The Company’s actual results may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

F-25

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Updated (“ASU”) ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). The Company recognizes revenue in accordance with ASC 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligations in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

Through the years ended December 31, 2022 and 2021, the Company generated revenues from selling its products to customers and distributors using (i) the Amazon eCommerce portal; (ii) its owned and operated eCommerce website; (iii) third party distributors; and (iv) on occasion, direct to end user. The Company considers its performance obligations satisfied upon shipment of the purchased products to the customer with respect to sales processed by third party fulfilment centers and delivery of the product for sales made to distributors or direct to end user. Returns of products from customer purchases using the Amazon resale portal are refunded by Amazon to the customer and products are returned to the Company’s warehouse inventory with no restocking fees incurred by the customer. The Company evaluates returns from customers purchasing product using its eCommerce site on a case-by-case basis and generally will issue replacement product in the limited cases of product returns. Returns by distributors or direct to end user customers are also reviewed on a case-by-case basis for product replacement if the Company determines it is warranted. The Company has no policy requiring cash refunds. Revenue also includes immaterial advertising sales from our online media platform.

Disaggregated Revenues

Total revenues, consisting of disaggregated net sales across each of our product lines for the years ended December 31, 2021 and 2022 is set out below:

Revenue by Product
	Year ended December 31,
	2022 $	2022%	2021 $	2021%

Nature-Cide	$790,348	42.7%	$572,332	56.6%
Thermal-Aid	885,554	47.8%	410,840	40.7%
Malibu Brands	174,980	9.4%	22,041	2.2%
Advertising	1,539	0.1%	5,280	0.5%
TOTAL	$1,852,537	100.0%	$1,010,493	100.0%

The following table reflects disaggregated revenue by sales channel on December 31, 2021 and 2022:

Revenue by Channel
	Year ended December 31,
	2022 $	2021 $

Ecommerce/Online	$1,128,081	$442,117
Distributors	722,917	563,096
Digital Advertising	1,539	5,280
TOTAL	$1,852,537	$1,010,493

F-26

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies (continued)

Cost of Sales

Cost of sales includes actual product cost, shipping to distribution centers and reseller warehouses, labor, cost of warehousing and allocated overheard, which is applied on a per unit basis.

Segment Reporting

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The Company is organized primarily by product line and has determined it has a single operating segment which includes online sales via our managed ecommerce site, distributor sales and reseller sales via Amazon, of a like line of products, which have an intertwined production and distribution model and are distributed from one operating location. The Company derives immaterial revenue from advertising sales from our online media platform “MJT Network®”.

Cash and Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be considered cash equivalents. The carrying value of any such investments approximate fair value. The Company had $209,470 and $1,367,286 in cash only on December 31, 2022 and 2021, respectively.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2022 and 2021, the Company had $0 and $1,067,154 in excess of the FDIC insured limit, respectively.

Inventory

Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value. Inventories are periodically evaluated to identify obsolete or otherwise impaired products and are written off when management determines usage is not probable. The Company estimates the balance of excess and obsolete inventory by analyzing inventory by age using last used and original purchase date and existing sales pipeline for which the inventory could be used.  Inventory consists of both raw materials and finished goods. As of December 31, 2022, inventory consisted of $425,529 in raw materials and $344,760 in finished goods which are valued at using the weighted average cost method compared to $700,373 in raw materials and $233,032 in finished goods as of December 31, 2021.

Property and Equipment

On December 31, 2022 and 2021, property and equipment consists of software, laboratory building improvements on leased land and related furniture and equipment and are stated at cost. The Company depreciates the cost of property and equipment using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Software and Website	5
Furniture and Equipment	3
Building Improvements	Lease term
Capital Leases – Vehicle	Lease term

Expenditures for maintenance and repairs are expensed as incurred.

F-27

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies (continued)

Accounts Receivable

All accounts receivable is trade related. The Company’s management has established an allowance for bad debt based upon accounts receivable that are more than one (1) year past due. There was no allowance for doubtful accounts on December 31, 2022 and 2021, as any adjustments were considered immaterial.

Stock Based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation. Under the fair value recognition provision of this guidance, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period and reduced for actual forfeitures in the period they occur. stock-based compensation is included in general and administrative expenses in our consolidated statements of operations. Stock based compensation for years ended December 31, 2022 and 2021 was $7,533 and $2,845, respectively.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock under our Regulation A+ offering and Rule 506(c) private placements have been recorded as contra equity and deducted from the capital raised. Costs associated with the proceeds from an Initial Public Offering (IPO) on Form S-1 are capitalized under prepaid expenses and other current assets until such time as the success or failure of the IPO can be determined, at which time the costs will be recorded as contra equity or expensed. Offering costs include legal, accounting, investment banking, underwriting, printing, and regulatory and filing fees.

Impairment of Long-Lived Assets

FASB ASC Topic 360, “Property, Plant, and Equipment,” requires long-lived assets be reviewed annually or for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value (“FV”). The Company did not record any impairment to long-lived assets as of December 31, 2022, or December 31, 2021.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which establishes a Right of Use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. Effective January 1, 2019, the Company adopted the provisions of Topic 842 using the alternative modified transition method, with a cumulative effect adjustment to the opening balance of accumulated deficit on the date of adoption, and prior periods not restated, as allowed under the provisions of Topic 842. The Company also elected to use the practical expedients permitted under the transition guidance of Topic 842, which provides for the following: the carryforward of the Company’s historical lease classification, no requirement for reassessment of whether an expired or existing contract contains an embedded lease, no reassessment of initial direct costs for any leases that exist prior to the adoption of the new standard, and the election to consolidate lease and non-lease components. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

F-28

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies (continued)

Basic and Diluted Net Loss Per Share

Basic and diluted earnings or loss per share (“EPS”) amounts in the consolidated financial statements are computed in accordance ASC 260- 10 “earnings per share”, which establishes the requirements for presenting EPS. Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income or loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Potentially dilutive securities were excluded from the calculation of diluted loss per share because their effect would be anti-dilutive. During the years ended December 31, 2022 and 2021 there were 4,032,638 and 3,936,388 potentially dilutive shares as a result of certain outstanding, exercisable stock options and share purchase warrants.

Income Taxes

The Company follows ASC 740 – Income Taxes, which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. the company is currently evaluating the impact this standard will have on its consolidated financial statements.

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) — “Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”)”, to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024, and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is does not believe this standard will have a material impact on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following.

	December 31, 2022	December 31, 2021
Prepaid expenses for financing	$-	$62,500
Short term advances to suppliers	87,782	106,982
Prepaid expenses for vehicles	44,623	32,256
Prepaid rent	13,472	11,975
Lease deposit	54,624	56,324
Total	$200,501	$270,037

F-29

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – Property and Equipment

Property and equipment are summarized by major classifications as follows:

	December 31, 2022	December 31, 2021
Buildings & improvements	$337,806	$337,806
Furniture & equipment	320,218	320,218
Software	166,513	166,513
Vehicles	164,485	115,775
Total Assets	989,022	940,312
Less: Accumulated depreciation	(944,141)	(916,528)
	$44,881	$23,784

The Company recognized depreciation and amortization expense of $27,613, and $38,458 for the years ended December 31, 2022 and 2021, respectively, as a component of general and administrative expenses on the consolidated statements of operations, all of which represented depreciation of furniture, equipment, and leasehold improvements.

NOTE 5 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following.

	December 31, 2022	December 31, 2021
Accounts payable	$478,550	$336,518
Accrued employee compensation	143,641	52,550
Payroll liabilities	66,926	68,012
Total	$689,117	$457,080

NOTE 6 – Lease

The Company conducts its operations from facilities in Canoga Park, California that initially leased under a five-year lease which expired September 14, 2020. The Company renewed its lease for an additional five-year term which expires October 14, 2025. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area.

The table below presents the Company’s right-of-use assets and lease liabilities:

	December 31, 2022	December 31, 2021
Operating leases
Right-of-use assets:	$804,142	$1,064,042

Lease liabilities:
Lease liabilities	$919,365	$1,145,135

The aggregate future lease payments for the Company’s operating leases as of December 31, 2022, are as follows:

F-30

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – Lease (continued)

Year	Amount

2023	$332,312
2024	372,728
2025	309,858
Total lease payment	1,014,898
Less: imputed interest	(95,533)
Present value of lease liabilities	919,365
Current option of lease liabilities	278,563
Lease liabilities, long term	$640,802

The weighted average remaining lease term for the Company’s operating leases was 2.75 years as of December 31, 2022, and the discount rate for those leases was 6.75%, which is the Company’s incremental borrowing rate. The Company’s operating lease expenses are recorded within general and administrative expenses.

The Company also entered into a five-year lease for approximately 600 square feet of land from one of its Executives on which the Company constructed its test facility. The Company is currently leasing 600 square feet of land on a month-to-month basis under the same terms as the original lease. The Company’s cost for the use of the land is that it pays the utilities for the property.

Cash paid for rent for years ended December 31, 2022 and 2021 was $296,397 and $273,933.

NOTE 7 – Related Party Transactions

The Company’s subsidiary, PSH, has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, our CEO and one of the founders of the Company to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by PSH or its insolvency. Upon the closing of the Merger on April 16, 2018, a Nature-Cide sublicense agreement between PSH, as sub licensor, and the Company, as sublicensee, was merged and terminated. Accordingly, PSH can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2012 the Company’s subsidiary, PSH, entered into a licensing agreement with Dr, Morton I Hyson, MD, PC, a director of the Company, dba Hyson Medical Products whereunder PSH was granted an exclusive license to utilize patents for certain branded products in consideration of a fee of 5% of the net sales of associated PSH branded products thirty days after each calendar quarter for five (5) years from commencement of sales, or the term of the agreement, whichever is longer. The agreement carried an initial term of five (5) years and is automatically extended thereafter for additional 12-month terms unless either party notifies the other party of the termination of the agreement, with at least six (6) months prior written notice.

The Company, as disclosed in Note 6 – Leases above, leases approximately 600 square feet of land from one of its Executives and has imputed annual rental fees of $736 per year which is reflected as additional paid in capital.

Mark Richardson of the law firm Richardson & Associates, a shareholder of the Company, provides legal services for the Company’s SEC reporting and compliance activities. During the years ended December 31, 2022 and 2021, Mr. Richardson invoiced the Company $11,000 and $60,705, respectively.

During the years ended December 31, 2022 and 2021, the Company purchased and resold 105,497 and 163,200 shares of its common stock from its CEO, Matthew Mills, respectively for cash of $84,398 and $130,560, or $0.80 per share. In year 2022, the fair market value of 24,541 shares was $0.15, as determined by an independent valuation report; the fair market value of 80,956 shares was $0.80 per share.

F-31

MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – Related Party Transactions (Continued)

In year 2021, the fair market value of 163,200 shares was $0.15, as determined by an independent valuation report. The Company recorded share-based compensation in consideration of the purchase price of the shares in excess of fair market value of $15,952 and $106,080 in the years ended December 31, 2022 and 2021.

On August 6, 2022, the Company entered into the Line of Credit Agreement with two of its executive officers. The Line of Credit Agreement provides for advances as needed up to a maximum of $500,000 for working capital. The amount outstanding on the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) event of default or (b) the effective date the Company lists on a public stock exchange or one year from the execution date.  Events of default under the terms of the agreement include nonpayment of principal or interest, when due, subject to a five (5) day cure period; voluntary or involuntary bankruptcy or receivership or declaration of insolvency; misrepresentation in the Line of Credit Agreement or documentation; material defaults under any term of the Line of Credit Agreement which has been noticed and remains uncured for thirty (30) days.

 As of December 31, 2022, the Company has drawn $500,000 against the Line of Credit Agreement and reflects accrued interest payable of $2,744.

NOTE 8 – Concentration of Credit Risks

Concentration of Major Customers

As of December 31, 2022, the Company’s trade accounts receivable was $65,374 from 79 customers. For the year ended December 31, 2022, the Company received 32% of its revenue from two customers; specifically 19% from Target Specialty Products 13% from Veseris.

As of December 31, 2021, the Company’s trade accounts receivable was $28,616 from 77 customers. For the year ended December 31, 2021, the Company received 45% of its revenue from two customers; specifically 25% from Veseris and 20% from Target Specialty Products.

Concentration of Supplier Risk

The Company uses single supplier relationships for its raw materials purchases and filling capacity due to the unique formulation and components of each product line, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected.

The Company had two vendors that accounted for 77% of purchases during the year ended December 31, 2022. Specific concentration for the two vendors were Berje with approximately 57% and Actions & Company 20%.

The Company had three vendors that accounted for 77% of purchases during the year ended December 31, 2021. Specific concentration for the three vendors were Berje with approximately 40%, Actions & Company 23% and K-1 Packaging, Inc. at approximately 14%.

If significant suppliers become unable or unwilling to provide inventory in a timely manner, the Company believes that other suppliers are available to provide similar inventory at comparable prices.

F-32

 MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – Debt

	December 31, 2022	December 31, 2021	Interest Rate Terms	Interest Rate	Maturity
Description
Crestmark Bank – Promissory note	45,587	14,642	Variable	2% + Prime Rate	N/A
Financing Agreement 1	2,202	11,896	Fixed	5.49% compound monthly	Monthly payment $743.51, due on April 13, 2023

Total	$47,789	$26,538
Current portion	47,789	23,564
Long term debt	$-	$2,974

The Company entered into a Loan and Security Agreement (the “Loan Agreement”) and a promissory note (the “Note”) with Crestmark Bank. The maximum amount that can be borrowed under the Promissory Note is $1,500,000. The Loan Agreement establishes the collateral and required terms for establishing a factoring of Accounts Receivable. Accounts Receivable are collected 87% up-front from Crestmark Bank, 13% collected upon customer payment, and deduction of fees by Crestmark Bank are paid as a deduction against factored amounts remitted to the Company. Interest on the outstanding balance is calculated at two (2%) percent above Prime Rate. At no time will the rate be lower than five and one quarter (5.25%) percent per annum. As of December 31, 2022 and 2021 the outstanding balance was $45,587 and $14,642 respectively.

The Loan Agreement calls for a security interest in the assets of the Company such as Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing.

The Company also agreed to certain fees such as loan fees, late reporting fees, lockbox fees, documentation fees, maintenance fees and an exit fee.

NOTE 10 – Common Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, of which 154,972,842 and 137,224,433 shares were issued and outstanding as of December 31, 2022 and 2021, respectively. Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of voting capital stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the Board on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

During the year ended December 31, 2022, the Company issued 1,213,209 shares of common stock at $0.80 per share under its second Regulation A+ Offering and resold 105,497 shares of common stock at $0.80 per share which had been previously issued to one of its Executive Officers.

The Company also sold 3,473,533 shares of common stock at $0.60 per share under a private placement.

F-33

 MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – Common Stock (Continued)

The Company also sold 10,715,000 shares of common stock at $0.10 per share under a private placement.

The Company received net proceeds of $3,229,930 from these offerings.

During the year ended December 31, 2022, the Company issued 2,346,667 shares for consulting services which were valued at $1,877,334.

During the year ended December 31, 2021, the Company issued 1,893,293 shares of common stock at $0.80 per share under its second Regulation A+ Offering and resold 163,200 shares of common stock at $0.80 per share which had been previously issued to one of its Executive Officers.

The Company also sold 8,338,498 shares of common stock at $0.60 per share under a private placement.

The Company received net proceeds of $5,011,695 from these offerings.

During the year ended December 31, 2021, the Company issued 6,712,502 shares for consulting services which were valued at $1,006,875.

NOTE 11 – Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock of which 10,000 shares have been designated Series A Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board. We currently have 10,000 shares of Series A Preferred Stock issued and outstanding held by Matthew Mills, our Chairman and President, issued as part of a merger transaction in fiscal 2018, which allows our President to maintain 51% voting control. Effectively conferring on Mr. Mills control over all matters subject to a shareholder vote, including the election of directors.

Holders of Series A Preferred Stock have no conversion rights and are not entitled to dividends and have no liquidation preferences. Holders of the Series A Preferred Stock shall vote separately as a class and have the right to votes equal to 51% of the total vote with respect to any matter submitted for a vote to shareholders of the Company. In addition, the shares of Series A Preferred stock shall be automatically redeemed without any required action by the Company at their par value upon certain triggering events, which include, among other terms and conditions (i) listing on a national securities exchange provided the rules of such exchange prohibit preferential voting rights of a class of securities of the Company or such listing is conditioned upon elimination of the preferential voting rights of the Series A Preferred stock; (ii) cessation of Mr. Mills, the holder of the shares, as an officer and director.

NOTE 12 – Stock Options and Warrants

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The plan allows the Company to offer an option or a share purchase right to employees, consultants or members of the Board of Directors. Under the Plan, the maximum number of shares that may be issued shall not exceeded 10,000,000. The term of the option shall not exceed 10 years from the date of grant.

During the year ended December 31, 2021, cumulative grants of 285,000 stock options at an exercise price of $0.80 per share were made to 6 employees and three directors under the Plan.  The options vest ratably over a 4 year term as to 25% each year.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period.

F-34

 MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – Stock Options and Warrants (Continued)

2021

Risk-free interest rate	1.56%
Expected life of options	10 years
Expected annualized volatility	87.70%
Dividend	Nil
Forfeiture rate	0%

The following is a summary of the Company’s stock option activity for the years ended December 31, 2022 and 2021:

		Weighted
		Average
	Options	Exercise
	Outstanding	Price

Outstanding at December 31, 2020	3,680,000	$0.61
Granted	285,000	$0.80
Canceled	-	-
Exercised	-	-
Outstanding at December 31, 2021	3,965,000	$0.62
Exercisable at December 31, 2021	3,667,500	$0.61
Granted	-	-
Canceled	-	-
Exercised	-	-
Outstanding at December 31, 2022	3,965,000	$0.62
Exercisable at December 31, 2022	3,751,250	$0.62

The number and weighted average exercise prices of all options outstanding as of December 31, 2022 are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	December 31, 2022	Price	(Years)
$0.80	285,000	$0.80	8.66
$0.66	1,000,000	$0.66	3.34
$0.60	2,680,000	$0.60	3.38
	3,965,000	$0.62	3.75

F-35

 MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – Stock Options and Warrants (Continued)

The number and weighted average exercise prices of all options outstanding as of December 31, 2021 are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	December 31, 2021	Price	(Years)
$0.80	285,000	$0.80	9.83
$0.66	1,000,000	$0.66	4.34
$0.60	2,680,000	$0.60	4.38
	3,965,000	$0.62	4.76

Unamortized compensation expense associated with unvested options is $20,532 as of December 31, 2022. The weighted average period over which these costs are expected to be recognized is approximately 3 years.

The aggregate intrinsic value of the options as of December 31, 2022 and 2021 is $0 and $779,000, respectively.

Common Stock Purchase Warrants

As of December 31, 2022 and 2021, the following common stock purchase warrants were outstanding:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding –December 31, 2021	281,388	$0.60	4.7
Outstanding –December 31, 2022	281,388	$0.60	3.7

The aggregate intrinsic value of the warrants as of December 31, 2022 and 2021 is $0 and $52,278, respectively.

NOTE 13 – Restatement

During the audit of our December 31, 2021 year end, the Company identified certain errors in its previously reported accounts for the following: 1) inconsistent application of our inventory valuation methodology, 2) certain production costs including an allocation of operating overhead such as rent and utilities; 3) certain additional costs of labor such as workers compensation, vacation benefits, payroll expenses and medical insurance, which previously had been incorrectly included in General and Administrative expense and Personnel & Outside Services, respectively, and 4) right of use assets and associated liabilities were incorrectly reported. In addition, the Company determined that there had been an immaterial error in its accounting for certain vehicle acquisition costs and expenses. As a result, in our original filing the company overstated total assets by $120,202, overstated total liabilities by $33,421 and understated our accumulated deficit by $86,781.

F-36

 MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – Restatement (Continued)

Details of the impact of the restatement at the year ended December 31, 2021 are included below:

	December 31, 2021
	As Reported	Adjustment	As Restated
ASSETS
Current Assets
Cash and equivalents	$1,367,366	$(80)	$1,367,286
Trade receivables	28,616	80	28,696
Inventory	1,020,186	(86,781)	933,405
Prepaid expenses and other current assets	237,781	32,256	270,037
Total Current Assets	2,653,949	(54,525)	2,599,424

Property and Equipment, Net	89,461	(65,677)	23,784
Right of use asset, net	1,064,042	-	1,064,042
Trademark, net	8,732	-	8,732
TOTAL ASSETS	$3,816,184	$(120,202)	$3,695,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$457,080	$-	$457,080
Debt, current portion	30,927	(7,363)	23,564
Lease liability, current portion	225,763	-	225,763
Total Current Liabilities	713,770	(7,363)	706,407

Lease liability, net of current portion	919,372	-	919,372
Debt, net of current portion	29,032	(26,058)	2,974
Total Liabilities	1,662,174	(33,421)	1,628,753

Stockholders’ Equity
Preferred stock	-	-	-
Common stock	137,224	-	137,224
Additional paid in capital	19,082,132	-	19,082,132
Accumulated deficit	(17,065,346)	(86,781)	(17,152,127)
Total Stockholders’ Equity	2,154,010	(86,781)	2,067,229

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,816,184	$(120,202)	$3,695,982

F-37

 MED-X, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 – Restatement (Continued)

	Year ended December 31, 2021
	As Reported	Adjustment	As Restated

Sales	$1,010,431	$62	$1,010,493
Cost of Goods Sold	879,662	55,364	935,026
Gross Profit	130,769	(55,302)	75,467

Operating Expenses

Selling & Marketing	1,185,580	(9)	1,185,571
Personnel & Outside Services	3,212,347	49,894	3,262,241
General and Administrative	961,510	(46,460)	915,050
Total Operating Expenses	5,359,437	3,425	5,362,862

(Loss) from Operations	(5,228,668)	(58,727)	(5,287,395)

Other Income/(Expense)
PPP loan forgiveness	305,000	-	305,000
Gain on sale of assets	14,605	(4,048)	14,605
Interest income (expense)	1,631		(2,417)
Total Other Income (Expense)	321,236	(4,048)	317,188

(Loss) Before Income Taxes	(4,907,432)	(62,775)	(4,970,207)

Net (Loss)	$(4,907,432)	$(62,775)	$(4,970,207)

	Year ended December 31, 2021
	As Reported	Adjustment	As Restated
Consolidated Statements of stockholders’ equity
Accumulated deficit as of December 31, 2020	$(12,157,914)	$(24,006)	$(12,181,920)
Net (loss)	$(4,907,432)	(62,775)	$(4,970,207)
Accumulated deficit	$(17,065,346)	$(86,781)	$(17,152,127)

F-38

NOTE 14 – Income Taxes

The provision (benefit) for income taxes consists of the following components for the years ended December 31, 2022 and 2021:

	2022	2021
Current	$-0-	$-0-
Deferred	-0-	-0-
	$-0-	$-0-

The effective income tax rate for the years ended December 31, 2022 and 2021 consisted of the following:

	2022	2021
Federal statutory income tax rate	(21.00)%	(21.00)%
State income taxes-net	(6.90)%	(6.90)%
Valuation allowance	27.90%	27.90%
Permanent difference	0.00%	0.00%
Net effective income tax rate	0.00%	0.00%

The Company’s total deferred tax asset, deferred tax liabilities, and deferred tax asset valuation allowance as of December 31, 2022 and 2021 were as follows:

	2022	2021
Net operating loss carryforward	$12,418,907	$10,381,690
Less: valuation allowance	(12,408,907)	(10,381,690)

Net Deferred tax assets	-	-

The deferred tax asset was based upon a net operating loss (NOL) carryforward of approximately $40,577,000 and $33,275,000 as of December 31, 2022 and 2021, respectively, as we will file a consolidated return for 2022. The consolidated return for 2022 has been filed. These NOLs are subject to separate return limitations. Realization of the future tax benefits related to the deferred tax asset is dependent upon many factors, including the Company’s ability to generate future taxable income. Due to the uncertainty of future earnings, management is unable to predict whether the deferred tax asset will be realized and, accordingly, has recorded a full valuation allowance against this asset. The Company can utilize its NOL carryforward in the future. The NOL carryforward indefinitely.

The federal and state income tax returns of the Company for 2022 and 2021 are subject to examination by the Internal Revenue Service, generally for three years and California Franchise Tax Board for four years after they were filed. The Company's tax returns for the period from December 31, 2018 to December 31, 2021 are open for assessment.

The Company took no uncertain tax positions at December 31, 2022 or 2021.

NOTE 15 – Subsequent Events

Between January 1, 2023 and April 25, 2023, the Company sold 20,960,000 shares of common stock at $0.10 per share in a private placement. The Company received net proceeds of $1,719,500 from this offering.

The Company has evaluated events for the period from December 31, 2022 through April 28, 2023, the date of the issuance of these financial statements and determined that there are no additional events requiring disclosure.

F-39

1,150,000 Shares of

Common Stock

MED-X, INC.

PRELIMINARY PROSPECTUS

Maxim Group LLC

, 2023

Through and including , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the common stock being registered other than estimated fees and commissions in connection with our public offering. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

Amount
SEC registration fee	$1,144.54
FINRA filing fee	$3,280.47
Accounting fees and expenses	$165,000.00
Legal fees and expenses	$235,000.00
Transfer agent fees and expenses	$5,000.00
Printing and mailing expenses	$7,000.00
Miscellaneous fees and expenses	$2,712.50
Total expenses	$419,137.51

ITEM 14. Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the Nevada Business Corporation Act and, together with the Company’s bylaws, provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. Recent Sales of Unregistered Securities.

The numbers in this table reflect the reverse stock split to be implemented immediately following the effective time of this registration statement, but prior to the listing of Company’s common stock on Nasdaq and the closing of this offering. As of October 3, 2023, the Company has issued a total of 1,793,322 post-split shares of its common stock, of which 1,159,485 were sold post-split and 633,837 issued post-split for services provided, within the past three years which were not registered under the Securities Act. All of the sales were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act or Rule 506 under Regulation D under the Securities Act.

As of October 3, 2023, we had a total of 4,690 post-split warrants outstanding, all of which were issued in 2017 and 2018 under an agreement with a third-party platform owner as part of its compensation for handling the Regulation A+ investor activity. The number of warrants was calculated based upon the number of investors during each period. The exercise price of the warrants is $0.60 per share.

The warrants are exercisable for a period of 10 years from the date of this issuance. The post-split warrants issued were 1,199 in 2017 and 3,491 in 2018.

II-1

ITEM 16. Exhibits and Financial Statement Schedules.

(a)	The exhibits listed under the caption “Exhibit Index” following the signature page are filed herewith or incorporated by reference herein.

(b)	Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)

for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)

for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Exhibit Number	Description
1.1	Form of Underwriting Agreement***
2.1	Agreement of Merger and Plan of Reorganization by and among Med-X Acquisition Corp. and Pacific Shore Holdings, Inc. and Matthew Mills*
3.1	Bylaws of the Registrant*
3.2	Articles of Incorporation*
3.3	Certificate of Designation of Series A Preferred Stock*
4.1	Form of Common Stock Certificate of the Registrant*
4.2	Form of Representative’s Warrant (included as Exhibit B to Underwriting Agreement)***
5.1	Opinion of Sichenzia Ross Ference LLP***
10.1	Form of Subscription Documents*
10.2	Share Purchase Agreement between Med-X, Inc., Gem Global Yield LLC SCS and Gem Yield Bahamas Limited*
10.3	Registration Rights Agreement between MED-X, Inc., GEM GLOBAL YIELD LLC SCS, and GEM Yield Bahamas Limited*
10.4	Broker-Dealer Agreement between Med-X, Inc. and the Dalmore Group.*
10.5	Lease between S&R Properties, Corp. and Pacific Shore Holdings, Inc. dated August 1, 2015*
10.6	Amendment to Lease with S&R Properties dated July 21, 2020*
10.7	Loan and Security Agreement between Crestmark Bank and Pacific Shore Holdings, Inc. dated November 27, 2012*
10.8	Security Agreement Crestmark Bank and Pacific Shore Holdings, Inc.*
10.9	Promissory Note issued to Crestmark Bank dated November 27, 2021*
10.10	License Agreement between Matthew Mills and Pacific Shore Holdings, Inc. dated July 1, 2012*
10.11	Med-X, Inc. 2016 Stock Incentive Plan++*
10.12	Licensing Agreement between Dr. Morton I. Hyson, M.D., PC. D.b.a. Hyson Medical Products and Pacific Shore Holdings, Inc. dated June 22, 2012*
10.13	License Agreement between Matthew Mills and Pacific Shore Holdings, Inc. dated January 15, 2010*
10.14

Line of Credit Agreement between Matthew Mills, Jennifer Mills, and Med-X, Inc., dated August 6, 2022 (incorporated by reference to the Current Report on Form 1-U filed with the SEC on August 11, 2022)*.

10.15	Amendment to Promissory Note**
10.16	Agreement for the Purchase and Sale of Capital Stock, dated September 14, 2023, between Med-X, Inc. and Joseph Winograde**
10.17	Convertible Promissory Note, dated September 15, 2023**
10.18	Form of Lock-Up Agreement (included as Exhibit A to Underwriting Agreement)***
10.19	Purchaser’s Rights Agreement, dated September 15, 2023**
10.20	Distribution Agreement, dated September 25, 2023, between Med-X, Inc. and Ensystex Australasia Pty Ltd**
16.1	Letter from Prager Metis CPAs *
21.1	List of Subsidiaries*
23.1	Consent of BF Borgers CPA PC**
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)***
24.1	Power of Attorney (included on signature page of the initial filing of this Registration Statement)*
107	Filing Fee Table**

*  previously filed

** filed herewith

*** to be filed by amendment

++ Indicates a management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canoga Park, California, on the 3rd day of October, 2023.

MED-X, INC.

By:	/s/ Matthew Mills
Matthew Mills
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew A. Mills	Chief Executive Officer and Chairman of the Board
Matthew A. Mills	(Principal Executive Officer)	October 3, 2023

*	Chief Financial Officer and Director
Ronald J. Tchorzewski	(Principal Financial and Accounting Officer)	October 3, 2023

*	President, Corporate Secretary, and Director
Jennifer J. Mills		October 3, 2023

*	Director
Morton I. Hyson		October 3, 2023

*	Director
Allan Kurtz		October 3, 2023

*	Director
Fred Dashiell Jr.		October 3, 2023

*	Director
Michael Kuntz		October 3, 2023

By:	/s/ Matthew Mills
Matthew Mills
Attorney-in-fact

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